EXHIBIT 10.6

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of September 20, 2005 among American International Ventures, Inc., a Delaware corporation (the “Company”), and Electrum Resources LLC (the “Purchaser”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 promulgated thereunder, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

ARTICLE I.

DEFINITIONS

1.1

Definitions.  In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Securities have been satisfied or waived.

 “Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.00001, and any securities into which such common stock shall hereinafter have been reclassified into.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means Daniel H. Luciano, Esq.

“Disclosure Schedules” shall have the meaning ascribed to such term in Section 3.1 hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h) hereof.

“Investor Rights Agreement” means the Investor Rights Agreement, dated the date hereof, among the Company and the Purchaser, in the form of Exhibit A attached hereto.

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b) hereof.

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(m).

 “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Registration Statement” means a registration statement meeting the requirements set forth in the Investor Rights Agreement and covering the resale of the Shares and the Warrant Stock by the Purchaser as provided for in the Investor Rights Agreement.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h) hereof.

“Securities” means the Shares and the Warrant Stock.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” has the meaning set forth in Section 2.1.

 “Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1(a).

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq SmallCap Market, the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market or the OTC Bulletin Board.

 “Transaction Documents” means this Agreement, Warrants and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Warrant Stock” means the shares of Common Stock issuable upon exercise of the Warrants.

 “Warrant A” means the two-year warrant to purchase 1,000,000 shares of Common Stock at an exercise price of $0.20, in the form of Exhibit B attached hereto.

“Warrant B” means the four-year warrant to purchase 1,000,000 shares of Common Stock at an exercise price of $0.20, in the form of Exhibit C attached hereto.

“Warrants” means Warrant A and Warrant B.

ARTICLE II.

PURCHASE AND SALE

2.1

Closing.  On the Closing Date, upon the terms and subject to the conditions set forth herein, concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchaser agrees to purchase, 2,000,000 shares of Common Stock (the “Shares”).  In addition, the Company will sell and the Purchaser will purchase at the Closing the Warrants.  The aggregate purchase price (the “Subscription Amount”) to be paid by the Purchaser to the Company to acquire the Shares and Warrants shall be $200,000.  The Purchaser shall deliver to the Company via wire transfer or a certified check immediately available funds equal to the Subscription Amount, and the Company shall deliver to the Purchaser a certificate representing the Shares pursuant to Section 2.2(a) and the other items set forth in Section 2.2 issuable at the Closing.  Upon satisfaction of the conditions set forth in Section 2.2, the Closing shall occur at the offices of the Company, or such other location as the parties shall mutually agree.

2.2

Deliveries

.

a)

On the Closing Date, the Company shall deliver to the Purchaser the following:

(i)

this Agreement duly executed by the Company;

(ii)

One or more certificates evidencing the Shares, duly authorized, issued, fully paid and non-assessable, registered in the name of the Purchaser;

(iii)

Certificates evidencing the Warrants, registered in the name of the Purchaser.

(iv)

the Investor Rights Agreement, duly executed by the Company; and

(v)

A certificate of the Secretary of the Company (the “Secretary’s Certificate”), in form and substance satisfactory to the Purchaser, certifying as follows:

i.

that a true copy of the Bylaws of the Company, as amended to the Closing Date, is attached to the Secretary’s Certificate;

ii.

that attached thereto are true and complete copies of the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of the Transaction Documents, instruments and certificates required to be executed by it in connection herewith and approving the consummation of the transactions in the manner contemplated hereby including, but not limited to, the authorization and issuance of the Shares and Warrants; and expressing the determination of the Company’s board of directors to exempt the transactions contemplated hereby from the application of Section 203 of the Delaware General Corporation Law;

iii.

the names and true signatures of the officers of the Company signing this Agreement and all other documents to be delivered in connection with this Agreement;

iv.

such other matters as required by this Agreement; and

v.

such other matters as the Purchaser may reasonably request.

(vi)

a legal opinion of Company Counsel, in form and substance satisfactory to the Purchaser.

b)

On the Closing Date, the Purchaser shall deliver or cause to be delivered to Company Counsel the following:

(i)

this Agreement duly executed by such Purchaser; and

(ii)

the Subscription Amount.

1.2

Closing Conditions.

a)

The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)

the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Purchaser contained herein;

(ii)

all obligations, covenants and agreements of the Purchasers required to be performed at or prior to the Closing Date shall have been performed; and

(iii)

the delivery by the Purchaser of the items set forth in Section 2.2(b) of this Agreement.

a)

The obligations of the Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

(i)

the accuracy in all material respects on the Closing Date of the representations and warranties of the Company contained herein;

(ii)

all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii)

the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv)

there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

(v)

from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg Financial Markets shall not have been suspended or limited, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Purchaser, makes it impracticable or inadvisable to purchase the Shares and Warrants at the Closing.

ARTICLE II.

REPRESENTATIONS AND WARRANTIES

2.1

Representations and Warranties of the Company.  Except as set forth in Schedule 3.1 (the “Disclosure Schedule”) which Disclosure Schedule shall be deemed a part hereof, the Company hereby makes, as of the date hereof and at Closing, the representations and warranties set forth below to the Purchaser.

(a)

Subsidiaries.  All of the direct and indirect subsidiaries of the Company are set forth in Schedule 3.1(a) of the Disclosure Schedule.  The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.  If the Company has no subsidiaries, then references in the Transaction Documents to the Subsidiaries will be disregarded.

(b)

Organization and Qualification.  Each of the Company and the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or financial condition of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)

Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder.  The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith other than in connection with the Required Approvals.  Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(d)

No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the other transactions contemplated thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e)

Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing with the Commission of the Registration Statement, (ii) the notice and/or application(s) to each applicable Trading Market for the issuance and listing of the Shares and Warrant Stock for trading thereon in the time and manner if required thereby and (iv) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(f)

Issuance of the Securities.  The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.  The Warrant Stock, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company.  The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Warrant Stock at least equal to the number of shares of Common Stock underlying the Warrants (the “Required Minimum”) on the date hereof.  The Company has not, and to the knowledge of the Company, no Affiliate of the Company has sold, offered for sale or solicited offers to buy or otherwise negotiated in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers, or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market.

(g)

Capitalization.  The capitalization of the Company is as set forth in Schedule 3.1(g) of the Disclosure Schedule under the caption Description of Securities.  The Company has not issued any capital stock since ____________.  No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  Except as set forth in Schedule 3.1(g) of the Disclosure Schedule, as a result of the purchase and sale of the Securities, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchaser) and will not result in a right of any Stockholder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  No further approval or authorization of any Stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Securities.  There are no Stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s Stockholders.

(h)

SEC Reports; Financial Statements.  The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials, including the exhibits thereto, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Company included comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i)

Material Changes.  Since the date of the latest audited financial statements and except as set forth in the Company’s Form 10-QSB’s for the interim periods from the latest audited financial statements (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its Stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information.

(j)

Litigation.  Other than as set forth in the Disclosure Schedule under the caption “Legal Proceedings,” there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k)

Labor Relations.  No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect.

(l)

Compliance.  Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business except in each case as could not have a Material Adverse Effect.

(m)

Regulatory Permits.  The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such permits could not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(n)

Title to Assets.  The Company and the Subsidiaries have good and marketable title in fee simple to all patented mill sites and mining claims included in the  real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties.  With respect to the unpatented mining claims owned by the Company or the Subsidiaries that are material to the business of the Company which were located by the Company or its Subsidiaries, (a) the unpatented mining claims were properly laid out and monumented; (b) location notices and certificates were properly recorded and filed with appropriate governmental agencies; (c) if required to have been performed under applicable law, the work believed in good faith by the Company and the Subsidiaries to comply with the annual assessment work requirements under applicable laws and regulations has been performed; (d) all affidavits of assessment work and other filings required to maintain the claims in good standing have been properly and timely recorded or filed with appropriate governmental agencies; (e) the claims are free and clear of defects, liens and encumbrances arising by, through or under the Company or the Subsidiaries; (f) the Federal annual mining claim maintenance and rental fees necessary to assure the uninterrupted and continued validity of unpatented mining claims until September 1, 2006, have been paid timely to the Bureau of Land Management; (g) all assessment work, fees and filings required by the laws of the State of Nevada have been timely and properly paid or made to hold the unpatented mining claims through September 1, 2006; and (h) the Company and the Subsidiaries have no knowledge of conflicting mining claims.  With respect to those unpatented mining claims owned by the Company that are material to the business of the Company that were not located by the Company or a Subsidiary the foregoing representations and warranties in (a) and (c) (with the foregoing exceptions) are made to the best knowledge and belief of the Company and the Subsidiaries.  Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance.

(o)

Patents and Trademarks.  The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights necessary or material for use in connection with their respective businesses and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”).  Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights of others.

(p)

[Intentionally left blank].

(q)

Transactions With Affiliates and Employees.  Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $50,000 other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) for other employee benefits, including stock option agreements under any stock option plan of the Company.

(r)

Sarbanes-Oxley; Internal Accounting Controls.  The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date.  Except as set forth in the SEC Reports, the Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company's most recently filed periodic report under the Exchange Act, as the case may be, is being prepared.  The Company's certifying officers have evaluated the effectiveness of the Company's controls and procedures as of the date prior to the filing date of the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”).  Except as set forth in the SEC Reports, since the Evaluation Date, there have been no significant changes in the Company's internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act) or, to the Company's knowledge, in other factors that could significantly affect the Company's internal controls.

(s)

Certain Fees.  Except as set forth in the Disclosure Schedule under the caption “Recent Sales of Unregistered Securities; Use of Proceeds from Registered Securities,” no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.  The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

(t)

Private Placement.  Assuming the accuracy of the Purchasers representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

(u)

Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

(v)

Registration Rights.  No Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

(w)

Listing and Maintenance Requirements.  The Company’s Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration.  The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(x)

Application of Takeover Protections.  The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchaser as a result of the Purchaser and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company's issuance of the Securities and the Purchaser’s ownership of the Securities.

(y)

Disclosure.  The Company confirms that neither it nor any other Person acting on its behalf has provided the Purchaser or its agents or counsel with any information that constitutes or might constitute material, nonpublic information, except to the extent the Purchaser has entered into a written agreement regarding the confidentiality and use of such information.  The Company understands and confirms that the Purchaser will rely on the foregoing representations and covenants in effecting transactions in securities of the Company.  All disclosure provided to the Purchaser regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, furnished by or on behalf of the Company with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that the Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(z)

No Integrated Offering. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable Stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.

(aa)

Solvency.  Based on the financial condition of the Company as of the Closing Date after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, the Company's fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company's existing debts and other liabilities as they mature.  The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).  The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date.  The Disclosure Schedule sets forth all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments.  For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $25,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company's balance sheet, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $25,000 due under leases required to be capitalized in accordance with GAAP.  Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(bb)

Tax Status.

 Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and each Subsidiary has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary.

(cc)

No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising.  The Company has offered the Securities for sale only to the Purchasers.

(dd)

Foreign Corrupt Practices.  Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any corrupt funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is  in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended

(ee)

Accountants.  The Company’s accountants are Robert G. Jeffrey.  To the Company’s knowledge, such accountants, who the Company expects will express their opinion with respect to the financial statements for the year ending December 31, 2005, are a registered public accounting firm as required by the Securities Act.

(ff)

No Disagreements with Accountants and Lawyers.  There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers.  By making this representation the Company does not, in any manner, waive the attorney/client privilege or the confidentiality of the communications between the Company and its lawyers.

(gg)

Acknowledgment Regarding Purchaser’s Purchase of Securities.  The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby.  The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Purchaser’s purchase of the Securities.  The Company further represents to the Purchaser that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.  The Company further acknowledges that in addition to purchasing Securities, the Purchaser or its affiliates may directly or indirectly own Common Stock in the Company and that such parties, exercising their rights hereunder may adversely impact their other holdings as well as the other equity Stockholders in the Company.

2.2

Representations and Warranties of the Purchasers.    The Purchaser hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a)

Organization; Authority.  The Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by the Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of the Purchaser.  Each Transaction Document to which it is a party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)

Purchaser Representation.  The Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof, has no present intention of distributing any of such Securities and has no arrangement or understanding with any other persons regarding the distribution of such Securities (this representation and warranty not limiting the Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws).  The Purchaser is acquiring the Securities hereunder in the ordinary course of its business. The Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(c)

Purchaser Status.  At the time the Purchaser was offered the Securities, it was, and at the date hereof it is, and on each date it exercises any Warrants it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.  The Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(d)

Experience of the Purchaser.  The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.  The Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.  The Purchaser confirms that it has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Securities to be purchased by it under this Agreement.  The Purchaser further confirms that it has had an opportunity to ask questions and receive answers from the Company regarding the Company’s business, management and financial affairs.

(e)

General Solicitation.  The Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f)

No Shorting.

The Purchaser or any of its affiliates has not, will not and will not cause any person or entity, directly or indirectly, to engage in “short sales” of the Company’s Common Stock for a period of two (2) years following the date of this agreement.

The Company acknowledges and agrees that the Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

ARTICLE III.

OTHER AGREEMENTS OF THE PARTIES

3.1

Transfer Restrictions.

(a)

The Securities may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an affiliate of the Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.  As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of the Purchaser under this Agreement and the Investor Rights Agreement.

(b)

The Purchaser agrees to the imprinting, so long as is required by this Section 4.1(b), of a legend on any of the Securities in the following form:

[NEITHER] THESE SECURITIES [NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [EXERCISABLE] [CONVERTIBLE]] HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that the Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and the Investor Rights Agreement and, if required under the terms of such arrangement, the Purchaser may transfer pledged or secured Securities to the pledgees or secured parties.  Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith.  Further, no notice shall be required of such pledge.  At the Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are subject to registration pursuant to the Investor Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder.

3.2

Acknowledgment of Dilution.  The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions.  The Company further acknowledges that its obligations under the Transaction Documents, including without limitation its obligation to issue the Warrant Stock pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against the Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other Stockholders of the Company.

3.3

Furnishing of Information.  As long as the Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.  As long as the Purchaser owns Securities, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchaser and make publicly available in accordance with Rule 144(c) such information as is required for the Purchaser to sell the Securities under Rule 144.  The Company further covenants that it will take such further action as any Stockholder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

3.4

Integration.  The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchaser or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market.

3.5

Securities Laws Disclosure; Publicity.  The Company and the Purchaser shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby, and neither the Company nor the Purchaser shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any press release of the Purchaser, or without the prior consent of the Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.  Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Purchaser, or include the name of the Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of the Purchaser, except (i) as required by federal securities law in connection with a registration statement and (ii) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchaser with prior notice of such disclosure permitted under subclause (i) or (ii).

3.6

Stockholder Rights Plan.  No claim will be made or enforced by the Company or, to the knowledge of the Company, any other Person that the Purchaser is an “Acquiring Person” under any Stockholder rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that the Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchaser. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

3.7

Non-Public Information.  The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide the Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto the Purchaser shall have executed a written agreement regarding the confidentiality and use of such information.  The Company understands and confirms that the Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

3.8

Use of Proceeds.  The Company covenants and agrees that the proceeds of the Subscription Amount shall be used by the Company for working capital and general corporate purposes; under no circumstances shall any portion of the proceeds be applied to:

(a)

accelerated repayment of debt existing on the date hereof;

(b)

the payment of dividends or other distributions on any capital stock of the Company;

(c)

increased executive compensation or loans to officers, employees, stockholders or directors, unless approved by a disinterested majority of the Company’s board of directors;

(d)

the purchase of debt or equity securities of any person, including the Company and its Subsidiaries, except in connection with investment of excess cash in high quality (A1/P1 or better) money market instruments having maturities of one year or less; or

(e)

any expenditure not directly related to the business of the Company.

3.9

Indemnification of Purchasers.   Subject to the provisions of this Section 4.9, the Company will indemnify and hold the Purchaser and its members, managers, directors, officers, stockholders, partners, employees and agents (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser, or its respective Affiliates, by any stockholder of the Company who is not an Affiliate of the Purchaser, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of the Purchaser’s representation, warranties or covenants under the Transaction Documents or any agreements or understandings the Purchaser may have with any such stockholder or any violations by the Purchaser of state or federal securities laws or any conduct by the Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance).  If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing.  Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party.  The Company will not be liable to any Purchaser Party under this Agreement (i) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by the Purchaser in this Agreement or in the other Transaction Documents.

3.10

Reservation and Listing of Securities.

(a)

The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents.

(b)

If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than the Required Minimum on such date, then the Board of Directors of the Company shall use commercially reasonable efforts to amend the Company's certificate or articles of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum at such time, as soon as possible and in any event not later than the 75th day after such date.

(c)

The Company shall, if applicable: (i) in the time and manner required by the Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to the Required Minimum on the date of such application, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing on the Trading Market as soon as possible thereafter, (iii) provide to the Purchaser evidence of such listing, and (iv) maintain the listing of such Common Stock on any date at least equal to the Required Minimum on such date on such Trading Market or another Trading Market.

3.11

Subsequent Equity Sales.  In addition to the limitations set forth herein, from the date hereof until such time as the Purchaser holds no Securities, the Company shall be prohibited from effecting or entering into an agreement to effect any subsequent financing involving a “Variable Rate Transaction” (each as defined below) without the prior written approval of Purchaser.  The term “Variable Rate Transaction” shall mean a transaction in which the Company issues or sells (i) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock.  The Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

ARTICLE IV.

MISCELLANEOUS

4.1

Termination.  This Agreement may be terminated by the Purchaser, by written notice to the Company, if the Closing has not been consummated on or before September 30, 2005; provided that no such termination will affect the right of any party to sue for any breach by the other party (or parties).

4.2

Entire Agreement.  The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

4.3

Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth on the signature pages attached hereto.

4.4

Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

4.5

Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

4.6

Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser.  The Purchaser may assign any or all of its rights under this Agreement to any Person to whom the Purchaser assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the “Purchaser”.

4.7

No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Sections 4.11 and 4.12.

4.8

Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  The parties hereby waive all rights to a trial by jury.  If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

4.9

Survival.  The representations and warranties contained herein shall survive the Closing and the delivery, exercise and/or conversion of the Securities, as applicable for the applicable statue of limitations.

4.10

Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or electronic mail, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

4.11

Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

4.12

Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever the Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

4.13

Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested.  The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

4.14

Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchaser and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

(Signature Pages Follow)

Error! Bookmark not defined.

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

AMERICAN INTERNATIONAL VENTURES, INC.	Address for Notice:
By: /s/ Myron Goldstein Name: Myron Goldstein Title: Chairman	American International Ventures, Inc. 6 Glory Lane Sussex, New Jersey 07461-0326
With a copy to (which shall not constitute notice):	242A West Valley Brook Road Califon, New Jersey 07830

ELECTRUM RESOURCES LLC	Address for Notice:
By: /s/ Larry Buchanan Name: Larry Buchanan Title: President	Larry Buchanan 720 Faith Avenue Ashland, Oregon 97520
With a copy to (which shall not constitute notice):	Katten Muchin Rosenman LLP 575 Madison Avenue New York, NY 10022 Attn: William Natbony, Esq.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

Error! Bookmark not defined.

DISCLOSURE SCHEDULE

3.1(g). Description of Securities

(i) Class of stock: Common, $0.00001 par value.

(ii) Issued: 19,896,710 shares

(iii) Authorized: 50,000,000 shares

3.1(i) Material Changes.

During the period from November 2004 through February 2005, the Company effected  a private placement of 779,000 shares of its common stock to four officers and/or directors and an affiliate of an officer at a price per share of $0.07.

In January 2005, the Board of Directors of the Company approved a stock option grant to its officers and directors. Each officer and director received a stock option of 300,000 shares of common stock of the Company. The exercise price is $0.10 per share. The options expire five years from the grant date. The aggregate options issued under this grant total 1,800,000. These options replace the options granted under the 2003 Stock Option Plan of the Company which had expired.

3.1(j) Legal Proceedings.

On July 3, 2003, the Company filed an action against the Robert Carrington and Samuel Nunnemaker, former officers and directors of the Company, in Superior Court of New Jersey asserting fraud, breach of fiduciary duties to the Company, and seeking the placement of a constructive trust on a mineral property acquired by their affiliate and the sale proceeds thereof, among other claims.  On April 15, 2004, the court dismissed the case for lack of personal jurisdiction in New Jersey. The Board of Directors removed Mr. Nunnemaker as an officer and Mr. Carrington as Chairman on May 6, 2003, and Messrs. Carrington and Nunnemaker were subsequently removed as Directors of the Company on December 15, 2003 by a majority vote of its shareholders.   On April 20, 2004 Mr. Carrington and Mr. Nunnemaker filed a complaint against the Company in the Nevada Second District Court in Washoe County, Nevada asserting breach of contract and contending that the company fraudulently caused them to enter into certain agreements with the Company.   The Company's counterclaim alleges that, among other things, the defendants breached the conditions of their engagement agreement with the Company, they wrongfully maintained possession of geological data pertaining to the Bruner property, they fraudulently obtained certain mining properties for their own benefit and unjustly enriched themselves while serving as officers and directors of the Company in violation of their fiduciary duty to the Company, and they withheld or misrepresented material facts and information from the Board of Directors.  On August 19, 2004, the plaintiffs filed a notice of lis pendens on the Bruner property, contenting that they maintained certain rights to the Bruner property. The Company disputed plaintiff’s claims and requested a hearing on the matter. In November 2004, the court ruled in favor of the Company and dismissed the lis pendens, stating that the Company is the”…owner of the Bruner Property and entitled to possession of the Bruner Property  free from interference by the Plaintiffs…” A trial on the merits is set for June 12, 2006.

3.1 (n) Title to Assets

i.

The title of the Company and the Subsidiaries to unpatented mining claims is subject to the paramount title of the United States.

ii.

The Company has disclosed to the Purchaser that conflicts exist among certain of the unpatented mining claims held by the Company and unpatented mining claims held by third parties in the southeastern portion of the Bruner Property claim block.

iii.

The Company makes no representation or a warranty that any of the unpatented mining claims contains a discovery of minerals.

- # -

EXHIBIT 10.7

INVESTOR RIGHTS AGREEMENT

This INVESTOR RIGHTS AGREEMENT (this “Agreement”), dated as of September 20, 2005, by and between American International Ventures, Inc., a Delaware corporation (the “Company”), and  Electrum Resources LLC (the “Purchaser”).

RECITALS

A.

The Company and the Purchaser have entered into the Securities Purchase Agreement (the “Purchase Agreement”) dated as of the date hereof, pursuant to which the Company has agreed to issue to the Purchaser 2,000,000 shares of Common Stock, par value $0.00001 per share (“Common Stock”) and warrants to purchase 2,000,000 shares of Common Stock.

B.

It is a condition to the obligations of the Purchaser under the Purchase Agreement that the parties enter into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants contained herein, the parties hereto agree as follows:

1.

Definitions.  For purposes of this Agreement:

(a)

“Business Day” means a day other than a Saturday, a Sunday or other day that commercial banks located in New York are authorized or obligated to be closed.

(b)

“Common Stock” shall have the meaning set forth in the Recitals.

(c)

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute.

(d)

“Investors” means (i) the Purchaser and (ii) any persons or entities that acquire Registrable Securities directly or indirectly from the Purchaser in a transaction not involving an offering of Registrable Securities pursuant to an effective Registration Statement.

(e)

“Person” means any individual, corporation, partnership (general or limited), limited liability company, limited liability partnership, firm, trust, association or other entity.

(f)

“Prospectus” means the prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

(g)

“Register,” “registered,” and “registration” refer to a registration by the Company of its securities effected by preparing and filing with the Securities and Exchange Commission (the “Commission”) a Registration Statement or similar document in compliance with the Securities Act.

(h)

“Registration Expenses” means all expenses in connection with the Company’s performance of or compliance with its obligations under this Agreement, including, without limitation, all (i) registration, qualification and filing fees and expenses (including filings made with the National Association of Securities Dealers); (ii) fees, costs and expenses of compliance with securities or blue sky laws (including reasonable fees, expenses and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities under the laws of such jurisdictions as the managing underwriter or underwriters in a registration may designate); (iii) printing expenses; (iv) messenger, telephone and delivery expenses; (v) fees, expenses and disbursements of counsel for the Company and of all independent certified public accountants retained by the Company (including the expenses of any special audit and “cold comfort” letters required by or incident to such performance); (vi) Securities Act liability insurance if the Company so desires; (vii) fees, expenses and disbursements of any other individuals or entities retained by the Company in connection with the registration of the Registrable Securities (including the fees, expenses and disbursements of independent certified accountants of the Company (including the expenses of any special audit and “cold comfort” letters required by or incident to such performance)); (viii) fees, costs and expenses incurred in connection with the listing of the Registrable Securities on each national securities exchange or automated quotation system; (ix) internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties and expenses of any annual audit); and (x) reasonable fees and disbursements of one counsel, and one local counsel for each local jurisdiction where it is reasonably necessary, for the Investors selling Registrable Securities in the applicable transaction.  Registration Expenses shall not include selling commissions, discounts or other compensation paid to underwriters or other agents or brokers to effect the sale of Registrable Securities.

(i)

“Registrable Securities” means the shares of Common Stock  issued pursuant to the Purchase Agreement and any shares of Common Stock underlying the Warrants.  As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (1) they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force), (2) they have been repurchased by the Company or any affiliate or (3) they become freely sellable under Rule 144(k) of the Securities Act or may otherwise be sold in their entirety under Rule 144 within a single three-month period.

(j)

“Registration Statement” means a registration statement of the Company, filed with the Commission on an appropriate form, including any Registration Statement filed pursuant to the provisions of this Agreement, including the Prospectus contained therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

(k)

“Requestor” means the Purchaser when requesting the registration in question.

(l)

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute.

(m)

“Underwritten Registration or Underwritten Offering” means a registration in connection with which securities of the Company are sold or proposed to be sold to an underwriter for re-offering to the public pursuant to an effective Registration Statement.

 (n)

“Warrants” means the two-year warrant to purchase 1,000,000 shares of Common Stock at an exercise price of $0.20 and the four-year warrant to purchase 1,000,000 shares of Common Stock at an exercise price of $0.20, each issued  pursuant to the Purchase Agreement, and any warrants issued in replacement or upon transfer of such warrants.

ARTICLE I.2.

Demand Registrations.

(a)

Request for Registration.  Subject to Section 9 hereof, if Investors holding not less than 50% of the Registrable Securities submits a written request (a “Demand Notice”) to the Company that the Company register Registrable Securities under and in accordance with the Securities Act (a “Demand Registration”), then, the Company shall (i) within 5 business days after the date of receipt of such notice (the “Demand Filing Date”), give written notice of the proposed registration to all other Investors; and (ii) as soon as practicable, use its reasonable efforts to effect such registration as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Investors joining in such request as are specified in written requests received by the Company within 20 days after the date the Company mails the written notice referred to in clause (i) above.  If a Demand Registration is an Underwritten Offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold in an orderly manner in such offering within a price range acceptable to the Investors holding a majority of the Registrable Securities initially requesting registration, the Company will include in such registration prior to the inclusion of any securities which are not Registrable Securities the number of Registrable Securities requested to be included which in the opinion of such underwriters can be sold in an orderly manner within the price range of such offering, pro rata among the respective Investors thereof on the basis of the amount of Registrable Securities owned by each such Investor.  Without the written consent of Investors holding a majority of the Registrable Securities at the time of a Demand Registration, no securities may be registered pursuant to such Demand Registration other than Registrable Securities.

(b)

Limitations on Demand Rights.  Notwithstanding any other provision set forth in this Section 2, no Investor shall be entitled to deliver a Demand Notice within 90 days after the effectiveness of any Registration Statement filed (i) by the Company pursuant to an Underwritten Offering by the Company or (ii) on behalf of any other Investor or any other holder of demand registration rights with respect to the Common Stock.

(c)

Deferral.  Notwithstanding the foregoing, the Company may defer the filing (but not the preparation) of a Registration Statement required to be filed by this Section 2 until a date not later than 90 days after the Demand Filing Date if:

(x)

at the time the Company receives the Demand Notice, there is (A) material non-public information regarding the Company which the Board of Directors of the Company (the “Board”) reasonably determines not to be in the Company’s interest to disclose and which the Company is not otherwise required to disclose, or (B) there is a significant business opportunity (including but not limited to the acquisition or disposition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other similar transaction) available to the Company which the Board reasonably determines not to be in the Company’s best interest to disclose; or

(y)

prior to receiving the Demand Notice, the Board had determined to effect an Underwritten Offering.

A deferral of the filing of a Registration Statement pursuant to this Section 2(c) shall be lifted, and the requested Registration Statement shall be filed forthwith, if, (1) in the case of a deferral pursuant to clause (x)(A), the material non-public information is made public by the Company or becomes no longer material, (2) in the case of a deferral pursuant to clause (x)(B), the significant business opportunity is disclosed by the Company or is terminated, or (3) in the case of a deferral pursuant to clause (y), the proposed registration for the Company’s account is abandoned.  In order to defer the filing of a Registration Statement pursuant to this Section 2(c), the Company shall promptly (but in any event within 20 days), upon determining to seek such deferral, deliver to each Investor who has requested that its Registrable Securities be included in such transaction a certificate signed by an executive officer of the Company stating that the Company is deferring such filing pursuant to this Section 2(c) and containing an approximation of the anticipated delay.  Within 20 days after receiving such certificate, the Investors holding a majority of the Registrable Securities held by such Investors and for which registration was previously requested may withdraw such Demand Notice by giving written notice to the Company.

(d)

Underwriting.  In connection with any registration under this Section 2, if so requested by the Requestor, the Company shall enter into an underwriting agreement with one or more underwriters selected by the Requestor and approved by the Company, which approval will not be unreasonably withheld, having terms and conditions customary for such agreements.

(e)

Shelf Registration.  If at the time the Company registers the Registrable Securities under the Securities Act pursuant to Section 2(a) the sale or other disposition of such Registrable Securities by the Investors may be made pursuant to a Registration Statement on Form S-3 (or any other applicable form that permits the incorporation by reference of future filings by the Company under the Exchange Act), then such Registration Statement, unless otherwise directed by the Requestor, shall be filed as a “shelf” Registration Statement pursuant to Rule 415 under the Securities Act (or any successor rule).  Any such shelf registration shall cover the disposition of all Registrable Securities in one or more underwritten offerings, block transactions, broker transactions, at-market transactions and in such other manner or manners as may be specified by the Requestor.  The Company shall use its best efforts to keep such “shelf” registration continuously effective as long as the delivery of a Prospectus is required under the Securities Act in connection with the disposition of the Registrable Securities registered thereby and in furtherance of such obligation, shall supplement or amend such Registration Statement if, as and when required by the rules, regulations and instructions applicable to the form used by the Company for such registration or by the Securities Act or by any other rules and regulations thereunder applicable to shelf registrations.

3.

Company Registration.

(a)

Notice of Registration.  If at any time or from time to time, the Company shall determine to register or shall be required to register any of its Common Stock, whether or not for its own account, other than a registration relating to employee benefit plans (whether effected on Form S-8 or its successor) or a registration effected on Form S-4 (or its successor), the Company shall:

(i)

provide to each Investor written notice thereof at least ten days prior to the filing of the Registration Statement by the Company in connection with such registration; and

(ii)

include in such registration, and in any underwriting involved therein, all those Registrable Securities specified in a written request by each Investor received by the Company within ten days after the Company mails the written notice referred to above, subject to the provisions of this sub-paragraph (ii) and Section 3(b) below.  If a registration covered by this Section 3 is an Underwritten Registration on behalf of the Company, and the underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company shall include in such registration:  (1) first, the securities the Company proposes to sell, (2) second, the Registrable Securities and other securities requested to be included in such registration, pro rata among the selling Investors and any other selling security holders on the basis of the number of shares owned by each such Investor and other selling security holder.

(b)

Right to Terminate Registration.  The Company shall have the right to terminate or withdraw any Registration initiated by it under this Section 3 prior to the effectiveness of such Registration whether or not any Investor has elected to include Registrable Securities in such Registration.

4.

Registration Procedures.

Whenever any Investor has requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use its best efforts to effect the registration of such Registrable Securities and in furtherance thereof the Company shall:

(a)

prepare and file with the Commission on any appropriate form under the Securities Act with respect to such Registrable Securities and use its best efforts to cause such Registration Statement to become effective;

(b)

(i) prepare and file with the Commission such amendments, including post-effective amendments and supplements to the Registration Statement as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities for a period of not less than 180 days (or (1) such lesser period as is necessary for the underwriters in an Underwritten Offering to sell unsold allotments or (2) such longer period as may be commercially reasonable if such Registration Statement is for a shelf registration conducted pursuant to the provisions of Rule 415 (or any similar provisions then in force) promulgated under the Securities Act); (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and, as so supplemented or amended, to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; (iii) respond as promptly as reasonably possible to any comments received from the Commission with respect to the Registration Statement or any amendment thereto and, as promptly as reasonably possible, provide the Investors true and complete copies of all correspondence from and to the Commission relating to the Registration Statement; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition set forth in the Registration Statement as so amended or in such Prospectus as so supplemented;

(c)

(i) furnish to the selling Investors, their counsel and any managing underwriters, copies of all such documents proposed to be filed, which documents (other than those incorporated by reference) will be subject to the review of such Investors, their counsel and such managing underwriters, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to such Investors and such underwriters, to conduct a reasonable investigation within the meaning of the Securities Act;

(d)

notify the selling Investors, their counsel and any managing underwriters as promptly as reasonably possible and confirm such notice in writing no later than five Business Days following the day:

(i)

when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement is proposed to be filed;

(ii)

when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement;

(iii)

when the Registration Statement or any post-effective amendment thereto has become effective;

(iv)

of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information;

(v)

of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any proceedings for that purpose;

(vi)

when the Company has knowledge that any of the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated hereby shall cease to be true and correct in all material respects;

(vii)

of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and

(viii)

when the Company has knowledge of the occurrence of any event that makes any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(e)

use best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of the Registration Statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment;

(f)

if reasonably requested by any managing underwriter, if any Registrable Securities are to be sold in connection with an Underwritten Offering, (i) promptly incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information as the Company reasonably agrees should be included therein and (ii) thereafter make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(g)

furnish to each selling Investor, their counsel and any managing underwriters, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by such person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission;

(h)

promptly deliver to each selling Investor, their counsel, and any underwriters, without charge, as many copies of the Prospectus or Prospectuses (including each form of Prospectus) and each amendment or supplement thereto as such persons may reasonably request; and the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Investors and any underwriters in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto;

(i)

prior to any public offering of Registrable Securities, use its best efforts to register or qualify or cooperate with the selling Investors, any underwriters and their counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Investor or underwriter requests in writing, to keep each such registration or qualification (or exemption therefrom) effective for at least 180 days (or such shorter period as the applicable Registration Statement shall be effective) and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any material tax in any such jurisdiction where it is not then so subject;

(j)

cooperate with the selling Investors and any managing underwriters to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by applicable law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such managing underwriters or Investors may request at least two Business Days prior to any sale of Registrable Securities;

(k)

upon the occurrence of any event contemplated by Section 4(d)(viii) of this Agreement, as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file all other required documents so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(l)

cause all Registrable Securities relating to such Registration Statement to be listed on the securities exchange, quotation system, market or over-the-counter bulletin board on which similar securities issued by the Company are then listed;

(m)

enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in Underwritten Offerings) as may be reasonably available to the Company and take all such other actions in connection therewith (including those reasonably requested by any managing underwriters in order to expedite or facilitate the disposition of such Registrable Securities, and those reasonably requested by the selling Investors whether or not an underwriting agreement is entered into):

(i)

to make such representations and warranties to such selling Investors and such underwriters as are customarily made by issuers to underwriters in underwritten public offerings, and confirm the same if and when requested;

(ii)

in the case of an Underwritten Offering, obtain and deliver copies thereof to the managing underwriters, if any, of opinions of counsel to the Company and updates thereof addressed to each such underwriter, in form, scope and substance reasonably satisfactory to any such managing underwriters and counsel to the selling Investors covering the matters customarily covered in opinions requested in Underwritten Offerings and such other matters as may be reasonably requested by such counsel and underwriters;

(iii)

immediately prior to the effectiveness of the Registration Statement, and, in the case of an Underwritten Offering, at the time of delivery of any Registrable Securities sold pursuant thereto, obtain and deliver copies to the selling Investors and the managing underwriters, if any, of “cold comfort” letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data is, or is required to be, included in the Registration Statement), addressed to each selling Investor and each of the underwriters, if any, in form and substance as are customary in connection with Underwritten Offerings; and

(iv)

deliver such documents and certificates as may be reasonably requested by the selling Investors, their counsel and any managing underwriters to evidence the continued validity of the representations and warranties made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company;

(n)

make available for inspection by the selling Investors, any representative of such Investors, any underwriter participating in any disposition of Registrable Securities, and any attorney or accountant retained by such selling Investor or underwriters, at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the officers, directors, agents and employees of the Company and its subsidiaries to supply all information in each case reasonably requested by any such Investor, representative, underwriter, attorney or accountant in connection with the Registration Statement; provided, however, that any information that is determined in good faith by the Company to be of a confidential nature at the time of delivery of such information (A) shall be kept confidential by such persons, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities; (ii) disclosure of such information, in the opinion of counsel to such person, is required by law; (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by such person; or (iv) such information becomes available to such person from a source other than the Company and such source is not known by such person to be bound by a confidentiality agreement with the Company; provided that in the case of clauses (i) and (ii) above, the Company shall be notified in writing prior to any such disclosure being made, to the extent legally permissible; and (B) shall not be required to be disclosed to any representative or agent of an Investor with respect to which the Company has a good faith basis to request, and does so request, that disclosure of such confidential information not be made to such representative or agent;

(o)

[intentionally omitted];

(p)

require each selling Investor to furnish to the Company information regarding such Investor and the distribution of such Registrable Securities as is required by law to be disclosed in the Registration Statement, and the Company may exclude from such registration the Registrable Securities of any such selling Investor who unreasonably fails to furnish such information within a reasonable time after receiving such request.  If the Registration Statement refers to any such Investor by name or otherwise as the Investor of any securities of the Company, then such Investor shall have the right to require (if such reference to such Investor by name or otherwise is not required by the Securities Act or any similar federal statute then in force) the deletion of the reference to such Investor in any amendment or supplement to the Registration Statement filed or prepared subsequent to the time that such reference ceases to be required; and

(q)

not file a Registration Statement pursuant to Section 2(a) hereof if Investors holding a majority of the Registrable Securities covered thereby or their counsel or any managing underwriter of the Registrable Securities covered thereby shall reasonably object in writing within three (3) Business Days of their receipt of such Registration Statement for review pursuant to Section 4(c)(i) hereof.

5.

Expense of Registration.  If a registration is effected pursuant to Section 3, all Registration Expenses incurred in connection with the registration and other obligations of the Company pursuant to Sections 3 and 4 shall be borne by the Company, whether or not pursuant to an underwritten offering and whether or not any Registration Statement is filed or becomes effective and whether or not any Registrable Securities are sold pursuant to such Registration Statement.  Each Investor whose Registrable Securities are included in a registration pursuant to Section 2 shall bear a portion of the Registration Expenses incurred in connection with such registration and other obligations of the Company pursuant to Section 4 equal to a fraction, (x) the numerator of which is the number of shares of Common Stock registered pursuant to the registration statement on behalf of such Investor and (y) the denominator of which is the aggregate number of shares of Common Stock registered pursuant to such registration.  Notwithstanding anything to the contrary contained herein, in the case of a registration effected pursuant to Section 2, the obligations of the Company herein are subject to Investor and Company counsel (or substitute counsel) agreeing in writing as to the amount and payment of all legal fees payable by the Investor in connection with the immediately preceding sentence.

6.

Indemnification.  In the event any of the Registrable Securities are included in a Registration Statement under this Agreement:

(a)

the Company will indemnify each Investor who participates in such registration, each of its officers and directors and partners and such Investor’s separate legal counsel and independent accountants, and each person who controls such Investor within the meaning of Section 15 of the Securities Act, and each underwriter, if any, and each Person who controls any underwriter within the meaning of Section 15 of the Securities Act, from and against all expenses, claims, losses, damages or liabilities or actions in respect thereof, including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act in connection with any such registration, qualification or compliance, and the Company will reimburse each such Investor, each of its officers and directors and partners and such Investor’s separate legal counsel and independent accountants and  each person controlling such Investor, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, except to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Investor or underwriter and stated to be specially for use therein.

(b)

Each Investor will, if Registrable Securities held by such Investor are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and its legal counsel and independent accountants, each underwriter, if any, of the Company’s securities covered by such Registration Statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Investor, each of its officers and directors and each person controlling such Investor within the meaning of  Section 15 of the Securities Act, against all claims, losses, damages and liabilities or actions in respect thereof arising out of or based on any untrue statement or alleged untrue statement of a material fact contained in any such Registration Statement, Prospectus, offering circular or other document, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, and will reimburse the Company, such Investors, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission is made in such Registration Statement, Prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Investor and stated to be specifically for use therein.

(c)

Each party entitled to indemnification under this Section 6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought provided that failure to give such prompt notice shall not relieve the Indemnifying Party of its obligations hereunder unless it is materially prejudiced thereby, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld or delayed).  Such Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be that of such Indemnified Party unless (i) the Indemnifying Party has agreed to pay such fees and expenses or (ii) the Indemnifying Party shall have failed to assume the defense of such action or proceeding and employ counsel reasonably satisfactory to such Indemnified Party in any such action or proceeding or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to such Indemnified Party which are different  from or additional to those available to the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing of an election to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party then shall have the right to employ separate counsel at its own expense and to participate in the defense thereof, and shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties, which firm shall be designated in writing by a majority of the Indemnified Parties who are eligible to select such counsel).  No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.  No Indemnified Party may consent to entry of any judgment or enter into any settlement without the prior written consent of the Indemnifying Party.

(d)

If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying the Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party with respect to such loss, liability, claim, damage or expenses in the proportion that is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense, as well as any other relevant equitable considerations.  The relative fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

7.

Information by Investor.  Investors whose Registrable Securities are included in any registration shall furnish to the Company such information regarding themselves and the distribution proposed by them as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

8.

Rule 144 Reporting.  With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Common Stock and until five years from the date thereof, the Company shall use best efforts to:

(a)

Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, beginning 90 days after the Company registers a class of securities under Section 12 of the Exchange Act or completes a registered offering under the Securities Act; or

(b)

File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements);

(c)

Furnish to any Investor promptly upon request a written statement as to its compliance with the reporting requirements of Rule 144 (at any time after 90 days after the Company completes a registered offering under the Securities Act), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as an Investor may reasonably request in availing itself of any rule or regulation of the Commission allowing an Investor to sell Registrable Securities without registration.

9.

Termination of Registration Rights.  No Investor shall be entitled to exercise any right provided for in this Agreement at any time that there are no Registrable Securities outstanding.

10.

Agreements With Respect to Underwritten Offering.  In the event that Registrable Securities are sold pursuant to a Registration Statement in an Underwritten Offering, the Company and each Investor participating in such sale shall enter into an underwriting agreement with the lead underwriters for such offering containing customary representations, warranties and covenants; provided, that no Investor shall be required to make any representation or warranty other than with respect to customary corporate matters relating to itself and its intended method of distribution of its Registrable Securities to be sold in the offering, and no Investor shall be required to provide any indemnity other than with respect to representations and warranties it makes with respect to the foregoing matters.

11.

Holdback Agreement.

(a)

Each Investor, if requested by the managing underwriter of a registered public offering of securities by the Company (other than a registration on Form S-4 or Form S-8), shall agree not to sell or otherwise transfer or dispose of any Registrable Securities or other securities of the Company then held by such Investor for a specified period of time that is customary under the circumstances (not to exceed 180 days) following the effective date of the Registration Statement for such offering, provided that (a) no such agreement shall be required unless the directors, officers and other principal stockholders of the Company enter into a similar agreement covering at least the same period of time and (b) such agreement shall contain terms customary for such agreements.  The Company may impose stop transfer instructions to enforce any required agreement of the Investors under this Section 11(a).

(b)

The Company (i) shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 180-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Company registration (except as part of such underwritten registration or pursuant to registrations on Forms S-4 or S-8 or any successor forms or any analogous forms under applicable securities laws if the Company does not register its securities under United States securities laws), unless the underwriters managing the registered public offering otherwise agree, and (ii) shall use its best efforts to cause each holder of at least five percent (on a fully-diluted basis) of its Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock, purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144 of the Securities Act) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree.

12.

Intentionally deleted.

13.

Miscellaneous.

(a)

Amendments and Waivers.  The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to depart from the provisions hereof may not be given unless the Company has obtained the written consent of the Purchaser.  Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof with respect to a matter which relates exclusively to the rights of Investors whose Registrable Securities are being sold pursuant to a Registration Statement and which does not directly or indirectly affect the rights of other Investors may be given by the Investors of a majority of the Registrable Securities being sold by such Investors.

(b)

Notices.  All communications provided for hereunder shall be sent by registered or certified mail, reputable overnight delivery service or facsimile transmission.  Communications to an Investor shall be sent to such Investor at its address set forth in the Investor Rights Agreement or, if the Investor is not a party to such agreement, in the security register or other records of the Company.  Communications to the Company shall be sent to the Company as provided in the Investor Rights Agreement.

(c)

Descriptive Headings.  The descriptive headings of the several Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

(d)

Governing Law.  This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York as applied to agreements entered into and wholly performed in New York, without giving effect to the choice of law or conflicts principles thereof.  In the event of any dispute arising out of the terms of this Agreement, the parties hereby consent to the non-exclusive jurisdiction of the federal and state courts located in the State of New York for resolution of such dispute, and agree not to contest such exclusive jurisdiction or seek to transfer any action relating to such dispute to any other jurisdiction.

(e)

Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(f)

Successors.  This Agreement and all the provisions hereof shall be binding and inure to the benefit of the parties and their respective successors, heirs, estates, executors, administrators and personal representatives.

(g)

Transfer and Assignment.  This Agreement is not transferable or assignable by the Purchaser other than (a) to one or more of its affiliates or (b) to an acquiror of Registrable Securities from the Purchaser.

(h)

Entire Agreement.  This Agreement contains the entire agreement of the parties with respect to the subject matter hereof.

[signatures follow on next page]

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DRAFT

November 19, 2004

Page #

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

AMERICAN INTERNATIONAL VENTURES, INC.	Address for Notice:
By: /s/ Myron Goldstein Name: Myron Goldstein Title: Chairman	American International Ventures, Inc. 6 Glory Lane Sussex, New Jersey 07461-0326
With a copy to (which shall not constitute notice):	242A West Valley Brook Road Califon, New Jersey 07830

ELECTRUM RESOURCES LLC	Address for Notice:
By: /s/ Larry Buchanan Name: Larry Buchanan Title: President	720 Faith Avenue Ashland, Oregon 97520
With a copy to (which shall not constitute notice):	Katten Muchin Rosenman LLP 575 Madison Avenue New York, NY 10022 Attn: William Natbony, Esq.

89327.002 Trend Exploration Agr2 111904

#

EXHIBIT 10.8

THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD, ASSIGNED OR TRANSFERRED, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION UNDER SAID ACT IS NOT REQUIRED.

Warrant No. A-1

COMMON STOCK PURCHASE WARRANT

A Warrant

To Purchase 1,000,000 Shares of Common Stock of

AMERICAN INTERNATIONAL VENTURES, INC.

THIS IS TO CERTIFY THAT ELECTRUM RESOURCES, LLC, or registered assigns (the “Holder”), is entitled, during the Exercise Period (as hereinafter defined), to purchase from American International Ventures, Inc., a Delaware corporation (the “Company”), the Warrant Stock (as hereinafter defined and subject to adjustment as provided herein), in whole or in part, at a purchase price of $0.20 per share, all on and subject to the terms and conditions hereinafter set forth.

1.

Definitions.  As used in this Warrant, the following terms have the respective meanings set forth below:

“Affiliate” means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act.

“Appraised Value” means, in respect of any share of Common Stock on any date herein specified, the fair saleable value of such share of Common Stock (determined without giving effect to the discount for (i) a minority interest or (ii) any lack of liquidity of the Common Stock or to the fact that the Company may have no class of equity registered under the Exchange Act) as of the last day of the most recent fiscal month ending prior to such date specified, based on the value of the Company on a fully-diluted basis, as determined by a nationally recognized investment banking firm selected by the Company’s Board of Directors and having no prior relationship with the Company.

“Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York generally are authorized or required by law or other government actions to close.

“Change of Control” means the (i) acquisition by an individual or legal entity or group (as set forth in Section 13(d) of the Exchange Act) of more than one-half of the voting rights or equity interests in the Company; or (ii) sale, conveyance, or other disposition of all or substantially all of the assets, property or business of the Company or the merger into or consolidation with any other corporation (other than a wholly owned subsidiary corporation) or effectuation of any transaction or series of related transactions where holders of the Company’s voting securities prior to such transaction or series of transactions fail to continue to hold at least 50% of the voting power of the Company (or, if other than the Company, the successor or acquiring entity) immediately following such transaction.

“Closing Date” means September 20, 2005.

“Commission” means the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

“Common Stock” means (except where the context otherwise indicates) the Common Stock, $0.00001 par value per share, of the Company as constituted on the Closing Date, and any capital stock into which such Common Stock may thereafter be changed or converted, and shall also include (i) capital stock of the Company of any other class (regardless of how denominated) issued to the holders of shares of Common Stock upon any reclassification thereof which is also not preferred as to dividends or assets on liquidation over any other class of stock of the Company and which is not subject to redemption and (ii) shares of common stock of any successor or acquiring corporation received by or distributed to the holders of Common Stock of the Company in the circumstances contemplated by Section 4.5.

“Current Market Price” means, in respect of any share of Common Stock on any date herein specified,

(1)

if there shall not then be a public market for the Common Stock, the higher of

(a) the book value per share of Common Stock at such date, and

(b) the Appraised Value per share of Common Stock at such date,

or

(2)

if there shall then be a public market for the Common Stock, the higher of (x) the book value per share of Common Stock at such date, and (y) the average of the daily market prices for the five (5) consecutive Trading Days immediately before such date. The daily market price for each such Trading Day shall be (i) the closing bid price on such day on the principal stock exchange (including Nasdaq) on which such Common Stock is then listed or admitted to trading, or quoted, as applicable, (ii) if no sale takes place on such day on any such exchange, the last reported closing bid price on such day as officially quoted on any such exchange (including Nasdaq), (iii) if the Common Stock is not then listed or admitted to trading on any stock exchange, the last reported closing bid price on such day in the over-the-counter market, as furnished by the National Association of Securities Dealers Automatic Quotation System or the National Quotation Bureau, Inc., (iv) if neither such corporation at the time is engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business, or (v) if there is no such firm, as furnished by any member of the NASD selected mutually by the holder of this Warrant and the Company or, if they cannot agree upon such selection, as selected by two such members of the NASD, one of which shall be selected by holder of this Warrant and one of which shall be selected by the Company.

“Current Warrant Price” means, in respect of a share of Common Stock at any date herein specified, the price at which a share of Common Stock may be purchased pursuant to this Warrant on such date. Unless and until the Current Warrant Price is adjusted pursuant to the terms herein, the initial Current Warrant Price shall be $0.20 per share of Common Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

“Exercise Period” means the period during which this Warrant is exercisable pursuant to Section 2.1.

“Exempt Issuances” means issuances by the Company during the 12-month period following the Closing Date of up to an aggregate number of shares of Common Stock or shares of Common Stock underlying Convertible Securities, not exceeding 2,300,000.

“Expiration Date” means the earliest of (i) September 20,  2007, (ii) the effective date of the termination by the Holder of the Exploration and Option to Enter Joint Venture Agreement between the Company and the Holder, dated as of September 20, 2005 (the “JV Agreement”), other than by the Holder’s option to enter the Joint Venture as provided in Section 8 of such agreement, and (iii) the effective date of the resignation by the Holder from the Operating Agreement (as defined in the JV Agreement).

“GAAP” means generally accepted accounting principles in the United States of America as from time to time in effect.

“NASD” means the National Association of Securities Dealers, Inc., or any successor corporation thereto.

“Other Property” has the meaning set forth in Section 4.5.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, incorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

“Purchase Agreement” means that certain Securities Purchase Agreement dated as of September 20, 2005 between the Company and Electrum Resources LLC, pursuant to which this Warrant was originally issued.

“Restricted Common Stock” means shares of Common Stock which are, or which upon their issuance upon the exercise of any Warrant would be required to be, evidenced by a certificate bearing the restrictive legend set forth in Section 3.2.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Trading Day” means any day on which the primary market on which shares of Common Stock are listed is open for trading.

“Transfer” means any disposition of any Warrant or Warrant Stock or of any interest in either thereof, which would constitute a sale thereof within the meaning of the Securities Act.

“Warrants” means this Warrant and all warrants issued upon transfer, division or combination of, or in substitution for, any thereof. All Warrants shall at all times be identical as to terms and conditions and date, except as to the number of shares of Common Stock for which they may be exercised.

“Warrant Price” means an amount equal to (i) the number of shares of Common Stock being purchased upon exercise of this Warrant pursuant to Section 2.1, multiplied by (ii) the Current Warrant Price.

“Warrant Stock” means the 1,000,000 shares of Common Stock to be purchased upon the exercise hereof, subject to adjustment as provided herein.

2.

Exercise of Warrant.

2.1.

Manner of Exercise. Until 5:00 P.M., New York time, on the Expiration Date (the “Exercise Period”), the Holder may exercise this Warrant, on any Business Day, for all or any part of the number of shares of Warrant Stock purchasable hereunder.

In order to exercise this Warrant, in whole or in part, the Holder shall deliver to the Company at its principal office or at the office or agency designated by the Company pursuant to Section 12, (i) a written notice of Holder’s election to exercise this Warrant, which notice shall specify the number of shares of Warrant Stock to be purchased, (ii) payment of the Warrant Price as provided herein, and (iii) this Warrant. Such notice shall be substantially in the form of the subscription form appearing at the end of this Warrant as Exhibit A, duly executed by the Holder or its agent or attorney. Upon receipt thereof, the Company shall, as promptly as practicable, and in any event within five Business Days thereafter, execute or cause to be executed and deliver or cause to be delivered to the Holder a certificate or certificates representing the aggregate number of full shares of Warrant Stock issuable upon such exercise, together with cash in lieu of any fraction of a share, as hereinafter provided. The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as the Holder shall request in the notice and shall be registered in the name of the Holder or such other name as shall be designated in the notice. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and the Holder or any other Person so designated to be named therein shall be deemed to have become a Holder of record of such shares for all purposes, as of the date when the notice, together with the payment of the Warrant Price and this Warrant, is received by the Company as described above. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Stock, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or at the request of the Holder, appropriate notation may be made on this Warrant and the same returned to the Holder.

Payment of the Warrant Price may be made at the option of the Holder by: (i) certified or official bank check payable to the order of the Company, (ii) wire transfer to the account of the Company or (iii) the surrender and cancellation of a portion of shares of Common Stock then held by the Holder or issuable upon such exercise of this Warrant, which shall be valued and credited toward the total Warrant Price due the Company for the exercise of the Warrant based upon the Current Market Price of the Common Stock. All shares of Common Stock issuable upon the exercise of this Warrant pursuant to the terms hereof shall be validly issued and, upon payment of the Warrant Price, shall be fully paid and nonassessable and not subject to any preemptive rights.

2.2.

Fractional Shares. The Company shall not be required to issue a fractional share of Common Stock upon exercise of any Warrant. As to any fraction of a share which the Holder of one or more Warrants, the rights under which are exercised in the same transaction, would otherwise be entitled to purchase upon such exercise, the Company shall pay an amount in cash equal to the Current Market Price per share of Common Stock on the date of exercise multiplied by such fraction.

2.3.

Continued Validity. A Holder of shares of Common Stock issued upon the exercise of this Warrant, in whole or in part (other than a Holder who acquires such shares after the same have been publicly sold pursuant to a Registration Statement under the Securities Act or sold pursuant to Rule 144 thereunder), shall continue to be entitled with respect to such shares to all rights to which it would have been entitled as the Holder under Sections 10 and 13 of this Warrant.

2.4.

Restrictions on Exercise Amount.

(i)

Unless a Holder delivers to the Company irrevocable written notice prior to the date of issuance hereof or sixty-one days prior to the effective date of such notice that this Section 2.4(i) shall not apply to such Holder, the Company shall not issue to the Holder, and the Holder may not acquire, a number of shares of Warrant Stock to the extent that, upon such exercise, the number of shares of Common Stock then beneficially owned by such holder and its Affiliates and any other persons or entities whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act (including shares held by any “group” of which the holder is a member, but excluding shares beneficially owned by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) would exceed 9.9% of the total number of shares of Common Stock of the Company then issued and outstanding. For purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and applicable regulations of the Commission, and the percentage held by the holder shall be determined in a manner consistent with the provisions of Section 13(d) of the Exchange Act. Each delivery of a notice of exercise by a Holder will constitute a representation by such Holder that it has evaluated the limitation set forth in this paragraph and determined, based on the most recent public filings by the Company with the Commission, that the issuance of the full number of shares of Warrant Stock requested in such notice of exercise is permitted under this paragraph.

(ii)

In the event the Company is prohibited from issuing shares of Warrant Stock as a result of any restrictions or prohibitions under applicable law or the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization, the Company shall as soon as possible seek the approval of its stockholders and take such other action to authorize the issuance of the full number of shares of Common Stock issuable upon exercise of this Warrant.

3.

Transfer, Division and Combination.

3.1.

Transfer. The Warrants and the Warrant Stock shall be freely transferable, subject to compliance with all applicable laws, including, but not limited to the Securities Act. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant or the resale of the Warrant Stock, this Warrant or the Warrant Stock, as applicable, shall not be registered under the Securities Act, the Company may require, as a condition of allowing such transfer (i) that the Holder or transferee of this Warrant or the Warrant Stock as the case may be, furnish to the Company a written opinion of counsel that is reasonably acceptable to the Company to the effect that such transfer may be made without registration under the Securities Act, (ii) that the Holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and substantially in the form attached as Exhibit C hereto and (iii) that the transferee be an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act. Transfer of this Warrant and all rights hereunder, in whole or in part, in accordance with the foregoing provisions, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company referred to in Section 2.1 or the office or agency designated by the Company pursuant to Section 12, together with a written assignment of this Warrant substantially in the form of Exhibit B hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Following a transfer that complies with the requirements of this Section 3.1, the Warrant may be exercised by a new Holder for the purchase of shares of Common Stock regardless of whether the Company issued or registered a new Warrant on the books of the Company. In connection with any transfer of this Warrant after the Registration Statement (as defined in the Investor Rights Agreement) is declared effective under the Securities Act, the Holder or transferee of this Warrant shall reimburse the Company for its reasonable out of pocket costs in connection with such transfer (including without limitation the reasonable attorneys fees for preparing and filing a prospectus supplement with the SEC and/or delivering an updated opinion letter to the Seller’s transfer agent).

3.2.

Restrictive Legends. Each certificate for Warrant Stock initially issued upon the exercise of this Warrant, and each certificate for Warrant Stock issued to any subsequent transferee of any such certificate, unless, in each case, such Warrant Stock is eligible for resale without registration pursuant to Rule 144(k) under the Exchange Act, shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED, AND MAY NOT BE OFFERED, SOLD, ASSIGNED OR TRANSFERRED, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION UNDER SAID ACT IS NOT REQUIRED.”

“THE SALE, TRANSFER OR ASSIGNMENT OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN INVESTOR RIGHTS AGREEMENT DATED AS OF SEPTEMBER 20, 2005, AS AMENDED FROM TIME TO TIME, AMONG THE COMPANY AND CERTAIN HOLDERS OF ITS OUTSTANDING SECURITIES. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY.”

3.3.

Division and Combination; Expenses; Books. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office or agency of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 3.1 as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. The Company shall prepare, issue and deliver at its own expense the new Warrant or Warrants under this Section 3. The Company agrees to maintain, at its aforesaid office or agency, books for the registration and the registration of transfer of the Warrants.

4.

Adjustments. The number of shares of Common Stock for which this Warrant is exercisable, and the price at which such shares may be purchased upon exercise of this Warrant, shall be subject to adjustment from time to time as set forth in this Section 4. The Company shall give the Holder notice of any event described below which requires an adjustment pursuant to this Section 4 in accordance with Sections 5.1 and 5.2.

4.1.

Stock Dividends, Subdivisions and Combinations. If at any time while this Warrant is outstanding the Company shall:

(i)

declare a dividend or make a distribution on all of its outstanding shares of Common Stock in shares of Common Stock,

(ii)

subdivide all of its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

(iii)

combine all of its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then:

(1)

the number of shares of Common Stock acquirable upon exercise of this Warrant immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock that would have been acquirable under this Warrant immediately prior to the record date for such dividend or distribution or the effective date of such subdivision or combination would own or be entitled to receive after such record date or the effective date of such subdivision or combination, as applicable, and

(2)

the Current Warrant Price shall be adjusted to equal:

(A)

the Current Warrant Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision or combination, multiplied by the number of shares of Common Stock into which this Warrant is exercisable immediately prior to the adjustment, divided by

(B)

the number of shares of Common Stock into which this Warrant is exercisable immediately after such adjustment.

Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clauses (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

4.2.

Certain Other Distributions. If at any time while this Warrant is outstanding the Company shall cause all of the holders of its Common Stock to be entitled to receive any dividend or other distribution of:

(i)

cash,

(ii)

any evidences of its indebtedness, any shares of stock of any class or any other securities or property or assets of any nature whatsoever (other than cash or additional shares of Common Stock as provided in Section 4.1 hereof), or

(iii)

any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property or assets of any nature whatsoever, then:

(1)

the number of shares of Common Stock acquirable upon exercise of this Warrant shall be adjusted to equal the product of the number of shares of Common Stock acquirable upon exercise of this Warrant immediately prior to the record date for such dividend or distribution, multiplied by a fraction (x) the numerator of which shall be the Current Warrant Price per share of Common Stock at the date of taking such record and (y) the denominator of which shall be such Current Warrant Price minus the amount allocable to one share of Common Stock of any such cash so distributable and of the fair value (as determined in good faith by the Board of Directors of the Company) of any and all such evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights so distributable; and

(2)

the Current Warrant Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution shall be adjusted to equal (x) the Current Warrant Price multiplied by the number of shares of Common Stock acquirable upon exercise of this Warrant immediately prior to the adjustment, divided by (y) the number of shares of Common Stock acquirable upon exercise of this Warrant immediately after such adjustment. A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Company to the holders of its Common Stock of such shares of such other class of stock within the meaning of this Section 4.2 and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 4.1.

4.3.

Securities Issuances.  Iin the event that the Company or any of its subsidiaries, other than in an Exempt Issuance, (A) issues or sells after the Closing (as defined in the Purchase Agreement) any Common Stock or convertible securities, warrants, options or other rights to subscribe for or to purchase or exchange for, shares of Common Stock (“Convertible Securities”) or (B) directly or indirectly effectively reduces the conversion, exercise or exchange price for any Convertible Securities which are currently outstanding, at or to an effective Per Share Selling Price (as defined below) which is less than the greater of (I) 75% of the closing sale price per share of the Common Stock on the principal market on which the Common Stock is traded the Trading Day next preceding such issue or sale or, in the case of issuances to holders of its Common Stock, the date fixed for the determination of stockholders entitled to receive such warrants, rights, or options (“Fair Market Price”), or (II) the Current Warrant Price, then in each such case the Current Warrant Price in effect immediately prior to such issue or sale or record date, as applicable, shall be automatically reduced effective concurrently with such issue or sale to an amount determined by multiplying the Current Warrant Price then in effect by a fraction, (x) the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale, plus (2) the number of shares of Common Stock which the aggregate consideration received by the Company for such additional shares would purchase at such Fair Market Price or Current Warrant Price (or, in the case of a reduction in the exercise price of Insider Options (as defined below), the Fair Market Price or Current Warrant Price, as applicable, less $0.10 (but not less than the reduced exercise price of such Insider Options), as the case may be, and (y) the denominator of which shall be the number of shares of Common Stock of the Company outstanding immediately after such issue or sale.  The Company shall give to the Warrantholder written notice of any such sale of Common Stock within 24 hours of the closing of any such sale and shall within such 24 hour period issue a press release announcing such sale if such sale is a material event for, or otherwise material to, the Company.

For the purposes of the foregoing adjustments, in the case of the issuance of any Convertible Securities, the maximum number of shares of Common Stock issuable upon exercise, exchange or conversion of such Convertible Securities shall be deemed to be outstanding, provided that no further adjustment shall be made upon the actual issuance of Common Stock upon exercise, exchange or conversion of such Convertible Securities.

For purposes of this Section 4.3, if an event occurs that triggers more than one of the above adjustment provisions, then only one adjustment shall be made and the calculation method which yields the greatest downward adjustment in the Current Warrant Price shall be used.

“Insider Options” means the 1,800,000 options to purchase shares of Common Stock for $0.10 per share, to the five directors and former officer named, and in the amounts set forth, on Schedule A to this Warrant.

“Per Share Selling Price” shall include the amount actually paid by third parties for each share of Common Stock in a sale or issuance by the Company.  In the event a fee is paid by the Company in connection with such transaction directly or indirectly to such third party or its affiliates, any such fee shall be deducted from the selling price pro rata to all shares sold in the transaction to arrive at the Per Share Selling Price.  A sale of shares of Common Stock shall include the sale or issuance of Convertible Securities, and in such circumstances the Per Share Selling Price of the Common Stock covered thereby shall also include the exercise, exchange or conversion price thereof (in addition to the consideration received by the Company upon such sale or issuance less the fee amount as provided above).  In case of any such security issued in a transaction in which the purchase price or the conversion, exchange or exercise price is directly or indirectly subject to adjustment or reset based on a future date, future trading prices of the Common Stock, specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock, or otherwise (but excluding standard stock split anti-dilution provisions or weighted-average anti-dilution provisions similar to that set forth herein, provided that any actual reduction of such price under any such security pursuant to such weighted-average anti-dilution provision shall be included and cause an adjustment hereunder), the Per Share Selling Price shall be deemed to be the lowest conversion, exchange, exercise or reset price at which such securities are converted, exchanged, exercised or reset or might have been converted, exchanged, exercised or reset, or the lowest adjustment, as the case may be, over the life of such securities.  If shares are issued for a consideration other than cash, the Per Share Selling Price shall be the fair value of such consideration as determined in good faith by independent certified public accountants mutually acceptable to the Company and the Holder.  In the event the Company directly or indirectly effectively reduces the conversion, exercise or exchange price for any Convertible Securities which are currently outstanding, then the Per Share Selling Price shall equal such effectively reduced conversion, exercise or exchange price.

4.4.

Other Provisions Applicable to Adjustments. The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock into which this Warrant is exercisable and the Current Warrant Price provided for in Section 4:

(a) When Adjustments to Be Made. The adjustments required by Section 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any that would otherwise be required may be postponed (except in the case of a subdivision or combination of shares of the Common Stock, as provided for in Section 4.1) up to, but not beyond the date of exercise if such adjustment either by itself or with other adjustments not previously made adds or subtracts less than 1% of the shares of Common Stock into which this Warrant is exercisable immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 4 and not previously made, would result in a minimum adjustment or on the date of exercise. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

(b)  Fractional Interests. In computing adjustments under this Section 4, fractional interests in Common Stock shall be taken into account to the nearest 1/100th of a share.

(c)  When Adjustment Not Required. If the Company undertakes a transaction contemplated under this Section 4 and as a result takes a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights or other benefits contemplated under this Section 4 and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights or other benefits contemplated under this Section 4, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

(d)  Escrow of Stock. If after any property becomes distributable pursuant to Section 4 by reason of the taking of any record of the holders of Common Stock, but prior to the occurrence of the event for which such record is taken, a holder of this Warrant exercises the Warrant during such time, then such holder shall continue to be entitled to receive any shares of Common Stock issuable upon exercise hereunder by reason of such adjustment and such shares or other property shall be held in escrow for the holder of this Warrant by the Company to be issued to holder of this Warrant upon and to the extent that the event actually takes place. Notwithstanding any other provision to the contrary herein, if the event for which such record was taken fails to occur or is rescinded, then such escrowed shares shall be canceled by the Company and escrowed property returned to the Company.

4.5.

Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets.

(a)  If there shall occur a Change of Control and, pursuant to the terms of such Change of Control, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation (“Other Property”), are to be received by or distributed to the holders of Common Stock of the Company, then the Holder of this Warrant shall have the right thereafter to receive, upon the exercise of the Warrant, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and the Other Property receivable upon or as a result of such Change of Control by a holder of the number of shares of Common Stock into which this Warrant is exercisable immediately prior to such event.

(b)  In case of any such Change of Control described in Section 4.5(a) above, the resulting, successor or acquiring entity (if other than the Company) and, if an entity different from the successor or acquiring entity, the entity whose capital stock or assets the holders of the Common Stock are entitled to receive as a result of such Change of Control, shall expressly assume the due and punctual observance and performance of each and every covenant and condition contained in this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board of Directors of the Company) in order to provide for adjustments of shares of the Common Stock into which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in Section 4. For purposes of Section 4, common stock of the successor or acquiring corporation shall include stock of such corporation of any class which is not preferred as to dividends or assets on liquidation over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 4 shall similarly apply to successive Change of Control transactions.

4.6.

Other Action Affecting Common Stock. In case at any time or from time to time the Company shall take any action in respect of its Common Stock, other than the payment of dividends permitted by Section 4 or any other action described in Section 4, then, unless such action will not have a materially adverse effect upon the rights of the holder of this Warrant, the number of shares of Common Stock or other stock into which this Warrant is exercisable and/or the purchase price thereof shall be adjusted in such manner as may be equitable in the circumstances.

4.7.

Certain Limitations. Notwithstanding anything herein to the contrary, the Company agrees not to enter into any transaction which, by reason of any adjustment hereunder, would cause the Current Warrant Price to be less than the par value per share of Common Stock.

4.8.

Stock Transfer Taxes. The issue of stock certificates upon exercise of this Warrant shall be made without charge to the holder for any tax in respect of such issue. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares in any name other than that of the holder of this Warrant, and the Company shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

5.

Notices to Warrant Holders.

5.1.

Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Current Warrant Price, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to the Holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of the Holder of this Warrant, furnish or cause to be furnished to such Holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Current Warrant Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, or other property which at the time would be received upon the exercise of Warrants owned by such Holder.

5.2.

Notice of Corporate Action. If at any time:

(a)

the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend (other than a cash dividend payable out of earnings or earned surplus legally available for the payment of dividends under the laws of the jurisdiction of incorporation of the Company) or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

(b)

there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation,

(c)

there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company, or

(d)

the Company shall cause the holders of its Common Stock to be entitled to receive (i) any dividend or other distribution of cash, (ii) any evidences of its indebtedness, or (iii) any shares of stock of any class or any other securities or property or assets of any nature whatsoever (other than cash or additional shares of Common Stock as provided in Section 4.1 hereof); or (iv) any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property or assets of any nature whatsoever; then, in any one or more of such cases, the Company shall give to the Holder (i) at least 20 days’ prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 20 days’ prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to the Holder at the last address of the Holder appearing on the books of the Company and delivered in accordance with Section 16.2.

5.3.

No Rights as Stockholder. This Warrant does not entitle the Holder to any voting or other rights as a stockholder of the Company prior to exercise and payment for the Warrant Price in accordance with the terms hereof.

6.

No Impairment. The Company shall not by any action, including, without limitation, amending its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (c) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant. Upon the request of the Holder, the Company will at any time during the period this Warrant is outstanding acknowledge in writing, in form satisfactory to the Holder, the continuing validity of this Warrant and the obligations of the Company hereunder.

7.

Reservation and Authorization of Common Stock; Registration With Approval of Any Governmental Authority. From and after the Closing Date, the Company shall at all times reserve and keep available for issue upon the exercise of Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants (without regard to any ownership limitations provided in Section 2.4(i)). All shares of Common Stock which shall be so issuable, when issued upon exercise of any Warrant and payment therefor in accordance with the terms of such Warrant, shall be duly and validly issued and fully paid and nonassessable, and not subject to preemptive rights. Before taking any action which would cause an adjustment reducing the Current Warrant Price below the then par value, if any, of the shares of Common Stock issuable upon exercise of the Warrants, the Company shall take any corporate action which may be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of such Common Stock at such adjusted Current Warrant Price. Before taking any action which would result in an adjustment in the number of shares of Common Stock for which this Warrant is exercisable or in the Current Warrant Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof. If any shares of Common Stock required to be reserved for issuance upon exercise of Warrants require registration or qualification with any governmental authority under any federal or state law before such shares may be so issued (other than as a result of a prior or contemplated distribution by the Holder of this Warrant), the Company will in good faith and as expeditiously as possible and at its expense endeavor to cause such shares to be duly registered.

8.

Taking of Record; Stock and Warrant Transfer Books. In the case of all dividends or other distributions by the Company to the holders of its Common Stock with respect to which any provision of Section 4 refers to the taking of a record of such holders, the Company will in each such case take such a record and will take such record as of the close of business on a Business Day. The Company will not at any time, except upon dissolution, liquidation or winding up of the Company, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

9.

Registration Rights. The resale of the Warrant Stock shall be registered in accordance with the terms and conditions contained in that certain Investor Rights Agreement dated of even date hereof, among the Holder, the Company and the other parties named therein (the “Investor Rights Agreement”). The Holder acknowledges that pursuant to the Investor Rights Agreement, the Company has the right to request that the Holder furnish information regarding such Holder and the distribution of the Warrant Stock as is required by law or the Commission to be disclosed in the Registration Statement (as such term is defined in the Investor Rights Agreement), and the Company may exclude from such registration the shares of Warrant Stock acquirable hereunder if Holder fails to furnish such information within a reasonable time prior to the filing of each Registration Statement, supplemented prospectus included therein and/or amended Registration Statement.

10.

Supplying Information. Upon any default by the Company of its obligations hereunder or under the Investor Rights Agreement, the Company shall cooperate with the Holder in supplying such information as may be reasonably necessary for such Holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Warrant or Restricted Common Stock.

11.

Loss or Mutilation. Upon receipt by the Company from the Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and indemnity or security reasonably satisfactory to it and reimbursement to the Company of all reasonable expenses incidental thereto and in case of mutilation upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant of like tenor to the Holder; provided, however, that in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

12.

Office of the Company. As long as any of the Warrants remain outstanding, the Company shall maintain an office or agency (which may be the principal executive offices of the Company) where the Warrants may be presented for exercise, registration of transfer, division or combination as provided in this Warrant.

13.

Financial and Business Information.

13.1.

Quarterly Information. The Company will deliver to the Holder, as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, one copy of an unaudited consolidated balance sheet of the Company and its subsidiaries as at the end of such quarter, and the related unaudited consolidated statements of income, retained earnings and cash flow of the Company and its subsidiaries for such quarter and, in the case of the second and third quarters, for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year. Such financial statements shall be prepared by the Company in accordance with GAAP and accompanied by the certification of the Company’s chief executive officer or chief financial officer that such financial statements present fairly the consolidated financial position, results of operations and cash flow of the Company and its subsidiaries as at the end of such quarter and for such year-to-date period, as the case may be; provided, however, that the Company shall have no obligation to deliver such quarterly information under this Section 13.1 to the extent it is publicly available; and provided further, that if such information contains material non-public information, the Company shall so notify the Holder prior to delivery thereof and the Holder shall have the right to refuse delivery of such information.

13.2.

Annual Information. The Company will deliver to the Holder as soon as available and in any event within 90 days after the end of each fiscal year of the Company, one copy of an audited consolidated balance sheet of the Company and its subsidiaries as at the end of such year, and audited consolidated statements of income, retained earnings and cash flow of the Company and its subsidiaries for such year; setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year; all prepared in accordance with GAAP, and which audited financial statements shall be accompanied by an opinion thereon of the independent certified public accountants regularly retained by the Company, or any other firm of independent certified public accountants of recognized national standing selected by the Company; provided, however, that the Company shall have no obligation to deliver such annual information under this Section 13.2 to the extent it is publicly available; and provided further, that if such information contains material non-public information, the Company shall so notify the Holder prior to delivery thereof and the Holder shall have the right to refuse delivery of such information.

13.3.

Filings. The Company will file on or before the required date all regular or periodic reports (pursuant to the Exchange Act) with the Commission and will deliver to Holder promptly upon their becoming available one copy of each report, notice or proxy statement sent by the Company to its stockholders generally.

14.

Limitation of Liability. No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of the Holder for the purchase price of any Common Stock, whether such liability is asserted by the Company or by creditors of the Company.

15.

Intentionally omitted.

16.

Miscellaneous.

16.1

Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Holder shall operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies. If the Company fails to make, when due, any payments provided for hereunder, or fails to comply with any other provision of this Warrant, the Company shall pay to the Holder such amounts as shall be sufficient to cover any third party costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

16.2

Notice Generally. All notices, requests, demands or other communications provided for herein shall be in writing and shall be given in the manner and to the addresses set forth in the Purchase Agreement.

16.3

Successors and Assigns. Subject to compliance with the provisions of Section 3.1, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and assigns of the Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant, and shall be enforceable by any such Holder.

16.4

Amendment. This Warrant may be modified or amended or the provisions of this Warrant waived with the written consent of both the Company and the Holder.

16.5

Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be modified to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

16.6

Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

16.7

Governing Law. This Warrant and the transactions contemplated hereby shall be deemed to be consummated in the State of New York and shall be governed by and interpreted in accordance with the local laws of the State of New York without regard to the provisions thereof relating to conflicts of laws. The Company hereby irrevocably consents to the exclusive jurisdiction of the State and Federal courts located in New York City, New York in connection with any action or proceeding arising out of or relating to this Warrant. In any such litigation the Company agrees that the service thereof may be made by certified or registered mail directed to the Company pursuant to Section 16.2.

[Signature Page Follows]

IN WITNESS WHEREOF, American International Ventures, Inc. has caused this Warrant to be executed by its duly authorized officer and attested by its Secretary.

Dated: September __, 2005

By: /s/ Myron Goldstein

Name: Myron Goldstein

Title: Chairman

Attest:

By: /s/Jack Wagenti

Name: Jack Wagenti

Title: Secretary

EXHIBIT A

SUBSCRIPTION FORM

[To be executed only upon exercise of Warrant]

American International Ventures, Inc.

[Address]

[Transfer Agent]

1.

The undersigned registered owner hereby elects to purchase               shares of the Common Stock of American International Ventures, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

2.

The undersigned registered owner hereby elects to convert the attached Warrant into Common Stock of American International Ventures, Inc. through “cashless exercise” in the manner specified in the Warrant.  This conversion is exercised with respect to _____________________ of the shares  of Warrant Stock covered by the Warrant.

3.

Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

(Name)
(Address)

and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned.

 (Delete following paragraph if not applicable:)

[Holder hereby represents to you that it has sold or has current plans to resell all of such Common Shares received upon this exercise of this Warrant, solely in accordance with the terms of the Registration Statement filed with the U.S. Securities and Exchange Commission by the Company covering such Common Shares as described under the section entitled "Plan of Distribution" therein.]

_____________________________________

(Name of Registered Owner)

_____________________________________

(Signature of Registered Owner)

_____________________________________

(Street Address)

_____________________________________

(State) (Zip Code)

NOTICE: The signature on this subscription must correspond with the name as written upon the face of the Warrant in every particular, without alteration or enlargement or any change whatsoever.

EXHIBIT B

ASSIGNMENT FORM

FOR VALUE RECEIVED the undersigned registered owner of this Warrant for the purchase of shares of common stock of American International Ventures, Inc. hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of common stock set forth below:

_______________________________________

_______________________________________

_______________________________________

(Name and Address of Assignee)

_______________________________________

(Number of Shares of Common Stock)

and does hereby irrevocably constitute and appoint ____________ attorney-in-fact to register such transfer on the books of the Company, maintained for the purpose, with full power of substitution in the premises.

Dated:_________________________________

______________________________________

(Print Name and Title)

______________________________________

(Signature)

______________________________________

(Witness)

NOTICE: The signature on this assignment must correspond with the name as written upon the face of the Warrant in every particular, without alteration or enlargement or any change whatsoever.

EXHIBIT C

FORM OF INVESTMENT REPRESENTATION LETTER

Re:

Common Stock, par value $0.00001 per share (“Common Stock”), of American International Ventures, Inc., a Delaware corporation (“Company”).

In connection with the acquisition by the undersigned (“Transferee”) of:

□

warrants (“Warrants”) to purchase _______ shares of Common Stock, or

□

_______ shares of Common Stock issued upon the exercise of Warrants,

the Transferee hereby represents and warrants to the Company as follows:

The Transferee (i) is an “Accredited Investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”); and (ii) has the ability to bear the economic risks of such Transferee’s prospective investment, including a complete loss of Transferee’s investment in the Warrants and/or the shares of Common Stock issuable upon the exercise thereof (collectively, the “Securities”).

The Transferee, by acceptance of the Securities, represents and warrants to the Company that the Securities and all other securities acquired upon any and all exercises of the Warrants are purchased for the Transferee’s own account, and not with view to distribution of either the Securities or any other securities purchasable upon exercise of the Warrants in violation of applicable securities laws.

The Transferee acknowledges that (i) the Securities have not been registered under the Act, (ii) the Securities are “restricted securities” and the certificate(s) representing the Securities shall bear the following legend, or a similar legend to the same effect, until (i) in the case of the shares of Common Stock underlying the Warrants, such shares shall have been registered for resale by the Transferee under the Act and effectively been disposed of in accordance with a registration statement that has been declared effective; or (ii) in the opinion of counsel for the Company such Securities may be sold without registration under the Act:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”), and all such securities are subject to restrictions on transferability as set forth in this certificate.  The securities represented hereby may not be sold, transferred, or otherwise disposed of in the absence of an effective registration statement under the Act or an opinion of counsel, reasonably acceptable to counsel for the company, to the effect that the proposed sale, transfer, or disposition may be effectuated without registration under the Act.”

IN WITNESS WHEREOF, the Transferee has caused this Investment Representation Letter to be duly executed this __ day of __________ 2___.

Transferee Name:

__________________________

By: _______________________

Name:

Title:

Schedule A

Insider Options

The following represent the currently outstanding Insider Options exercisable at $0.10 per share.

Myron Goldstein

300,000 shares of common stock

James Duff

300,000 shares of common stock

Jack Wagenti

300,000 shares of common stock

Arthur deWitt Ackerman

300,000 shares of common stock

Walter Salvadore, Jr.

300,000 shares of common stock

Brian G. Russell

300,000 shares of common stock

EXHIBIT 10.9

THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD, ASSIGNED OR TRANSFERRED, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION UNDER SAID ACT IS NOT REQUIRED.

Warrant No. B-1

COMMON STOCK PURCHASE WARRANT

B Warrant

To Purchase 1,000,000 Shares of Common Stock of

AMERICAN INTERNATIONAL VENTURES, INC.

THIS IS TO CERTIFY THAT ELECTRUM RESOURCES, LLC, or registered assigns (the “Holder”), is entitled, during the Exercise Period (as hereinafter defined), to purchase from American International Ventures, Inc., a Delaware corporation (the “Company”), the Warrant Stock (as hereinafter defined and subject to adjustment as provided herein), in whole or in part, at a purchase price of $0.20 per share, all on and subject to the terms and conditions hereinafter set forth.

1.

Definitions.  As used in this Warrant, the following terms have the respective meanings set forth below:

“Affiliate” means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act.

“Appraised Value” means, in respect of any share of Common Stock on any date herein specified, the fair saleable value of such share of Common Stock (determined without giving effect to the discount for (i) a minority interest or (ii) any lack of liquidity of the Common Stock or to the fact that the Company may have no class of equity registered under the Exchange Act) as of the last day of the most recent fiscal month ending prior to such date specified, based on the value of the Company on a fully-diluted basis, as determined by a nationally recognized investment banking firm selected by the Company’s Board of Directors and having no prior relationship with the Company.

“Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York generally are authorized or required by law or other government actions to close.

“Change of Control” means the (i) acquisition by an individual or legal entity or group (as set forth in Section 13(d) of the Exchange Act) of more than one-half of the voting rights or equity interests in the Company; or (ii) sale, conveyance, or other disposition of all or substantially all of the assets, property or business of the Company or the merger into or consolidation with any other corporation (other than a wholly owned subsidiary corporation) or effectuation of any transaction or series of related transactions where holders of the Company’s voting securities prior to such transaction or series of transactions fail to continue to hold at least 50% of the voting power of the Company (or, if other than the Company, the successor or acquiring entity) immediately following such transaction.

“Closing Date” means September 20, 2005.

“Commission” means the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

“Common Stock” means (except where the context otherwise indicates) the Common Stock, $0.00001 par value per share, of the Company as constituted on the Closing Date, and any capital stock into which such Common Stock may thereafter be changed or converted, and shall also include (i) capital stock of the Company of any other class (regardless of how denominated) issued to the holders of shares of Common Stock upon any reclassification thereof which is also not preferred as to dividends or assets on liquidation over any other class of stock of the Company and which is not subject to redemption and (ii) shares of common stock of any successor or acquiring corporation received by or distributed to the holders of Common Stock of the Company in the circumstances contemplated by Section 4.5.

“Current Market Price” means, in respect of any share of Common Stock on any date herein specified,

(1)

if there shall not then be a public market for the Common Stock, the higher of

(a) the book value per share of Common Stock at such date, and

(b) the Appraised Value per share of Common Stock at such date,

or

(2)

if there shall then be a public market for the Common Stock, the higher of (x) the book value per share of Common Stock at such date, and (y) the average of the daily market prices for the five (5) consecutive Trading Days immediately before such date. The daily market price for each such Trading Day shall be (i) the closing bid price on such day on the principal stock exchange (including Nasdaq) on which such Common Stock is then listed or admitted to trading, or quoted, as applicable, (ii) if no sale takes place on such day on any such exchange, the last reported closing bid price on such day as officially quoted on any such exchange (including Nasdaq), (iii) if the Common Stock is not then listed or admitted to trading on any stock exchange, the last reported closing bid price on such day in the over-the-counter market, as furnished by the National Association of Securities Dealers Automatic Quotation System or the National Quotation Bureau, Inc., (iv) if neither such corporation at the time is engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business, or (v) if there is no such firm, as furnished by any member of the NASD selected mutually by the holder of this Warrant and the Company or, if they cannot agree upon such selection, as selected by two such members of the NASD, one of which shall be selected by holder of this Warrant and one of which shall be selected by the Company.

“Current Warrant Price” means, in respect of a share of Common Stock at any date herein specified, the price at which a share of Common Stock may be purchased pursuant to this Warrant on such date. Unless and until the Current Warrant Price is adjusted pursuant to the terms herein, the initial Current Warrant Price shall be $0.20 per share of Common Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

“Exercise Period” means the period during which this Warrant is exercisable pursuant to Section 2.1.

“Exempt Issuances” means issuances by the Company during the 12-month period following the Closing Date of up to an aggregate number of shares of Common Stock or shares of Common Stock underlying Convertible Securities, not exceeding 2,300,000.

“Expiration Date” means the earliest of (i) September 20,  2009, (ii) the effective date of the termination by the Holder of the Exploration and Option to Enter Joint Venture Agreement between the Company and the Holder, dated as of September 20, 2005 (the “JV Agreement”), other than by the Holder’s option to enter the Joint Venture as provided in Section 8 of such agreement, and (iii) the effective date of the resignation by the Holder from the Operating Agreement (as defined in the JV Agreement).

“GAAP” means generally accepted accounting principles in the United States of America as from time to time in effect.

“NASD” means the National Association of Securities Dealers, Inc., or any successor corporation thereto.

“Other Property” has the meaning set forth in Section 4.5.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, incorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

“Purchase Agreement” means that certain Securities Purchase Agreement dated as of September 20, 2005 between the Company and Electrum Resources LLC, pursuant to which this Warrant was originally issued.

“Restricted Common Stock” means shares of Common Stock which are, or which upon their issuance upon the exercise of any Warrant would be required to be, evidenced by a certificate bearing the restrictive legend set forth in Section 3.2.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Trading Day” means any day on which the primary market on which shares of Common Stock are listed is open for trading.

“Transfer” means any disposition of any Warrant or Warrant Stock or of any interest in either thereof, which would constitute a sale thereof within the meaning of the Securities Act.

“Warrants” means this Warrant and all warrants issued upon transfer, division or combination of, or in substitution for, any thereof. All Warrants shall at all times be identical as to terms and conditions and date, except as to the number of shares of Common Stock for which they may be exercised.

“Warrant Price” means an amount equal to (i) the number of shares of Common Stock being purchased upon exercise of this Warrant pursuant to Section 2.1, multiplied by (ii) the Current Warrant Price.

“Warrant Stock” means the 1,000,000 shares of Common Stock to be purchased upon the exercise hereof, subject to adjustment as provided herein.

2.

Exercise of Warrant.

2.1.

Manner of Exercise. Until 5:00 P.M., New York time, on the Expiration Date (the “Exercise Period”), the Holder may exercise this Warrant, on any Business Day, for all or any part of the number of shares of Warrant Stock purchasable hereunder.

In order to exercise this Warrant, in whole or in part, the Holder shall deliver to the Company at its principal office or at the office or agency designated by the Company pursuant to Section 12, (i) a written notice of Holder’s election to exercise this Warrant, which notice shall specify the number of shares of Warrant Stock to be purchased, (ii) payment of the Warrant Price as provided herein, and (iii) this Warrant. Such notice shall be substantially in the form of the subscription form appearing at the end of this Warrant as Exhibit A, duly executed by the Holder or its agent or attorney. Upon receipt thereof, the Company shall, as promptly as practicable, and in any event within five Business Days thereafter, execute or cause to be executed and deliver or cause to be delivered to the Holder a certificate or certificates representing the aggregate number of full shares of Warrant Stock issuable upon such exercise, together with cash in lieu of any fraction of a share, as hereinafter provided. The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as the Holder shall request in the notice and shall be registered in the name of the Holder or such other name as shall be designated in the notice. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and the Holder or any other Person so designated to be named therein shall be deemed to have become a Holder of record of such shares for all purposes, as of the date when the notice, together with the payment of the Warrant Price and this Warrant, is received by the Company as described above. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Stock, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or at the request of the Holder, appropriate notation may be made on this Warrant and the same returned to the Holder.

Payment of the Warrant Price may be made at the option of the Holder by: (i) certified or official bank check payable to the order of the Company, (ii) wire transfer to the account of the Company or (iii) the surrender and cancellation of a portion of shares of Common Stock then held by the Holder or issuable upon such exercise of this Warrant, which shall be valued and credited toward the total Warrant Price due the Company for the exercise of the Warrant based upon the Current Market Price of the Common Stock. All shares of Common Stock issuable upon the exercise of this Warrant pursuant to the terms hereof shall be validly issued and, upon payment of the Warrant Price, shall be fully paid and nonassessable and not subject to any preemptive rights.

2.2.

Fractional Shares. The Company shall not be required to issue a fractional share of Common Stock upon exercise of any Warrant. As to any fraction of a share which the Holder of one or more Warrants, the rights under which are exercised in the same transaction, would otherwise be entitled to purchase upon such exercise, the Company shall pay an amount in cash equal to the Current Market Price per share of Common Stock on the date of exercise multiplied by such fraction.

2.3.

Continued Validity. A Holder of shares of Common Stock issued upon the exercise of this Warrant, in whole or in part (other than a Holder who acquires such shares after the same have been publicly sold pursuant to a Registration Statement under the Securities Act or sold pursuant to Rule 144 thereunder), shall continue to be entitled with respect to such shares to all rights to which it would have been entitled as the Holder under Sections 10 and 13 of this Warrant.

2.4.

Restrictions on Exercise Amount.

(i)

Unless a Holder delivers to the Company irrevocable written notice prior to the date of issuance hereof or sixty-one days prior to the effective date of such notice that this Section 2.4(i) shall not apply to such Holder, the Company shall not issue to the Holder, and the Holder may not acquire, a number of shares of Warrant Stock to the extent that, upon such exercise, the number of shares of Common Stock then beneficially owned by such holder and its Affiliates and any other persons or entities whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act (including shares held by any “group” of which the holder is a member, but excluding shares beneficially owned by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) would exceed 9.9% of the total number of shares of Common Stock of the Company then issued and outstanding. For purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and applicable regulations of the Commission, and the percentage held by the holder shall be determined in a manner consistent with the provisions of Section 13(d) of the Exchange Act. Each delivery of a notice of exercise by a Holder will constitute a representation by such Holder that it has evaluated the limitation set forth in this paragraph and determined, based on the most recent public filings by the Company with the Commission, that the issuance of the full number of shares of Warrant Stock requested in such notice of exercise is permitted under this paragraph.

(ii)

In the event the Company is prohibited from issuing shares of Warrant Stock as a result of any restrictions or prohibitions under applicable law or the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization, the Company shall as soon as possible seek the approval of its stockholders and take such other action to authorize the issuance of the full number of shares of Common Stock issuable upon exercise of this Warrant.

3.

Transfer, Division and Combination.

3.1.

Transfer. The Warrants and the Warrant Stock shall be freely transferable, subject to compliance with all applicable laws, including, but not limited to the Securities Act. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant or the resale of the Warrant Stock, this Warrant or the Warrant Stock, as applicable, shall not be registered under the Securities Act, the Company may require, as a condition of allowing such transfer (i) that the Holder or transferee of this Warrant or the Warrant Stock as the case may be, furnish to the Company a written opinion of counsel that is reasonably acceptable to the Company to the effect that such transfer may be made without registration under the Securities Act, (ii) that the Holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and substantially in the form attached as Exhibit C hereto and (iii) that the transferee be an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act. Transfer of this Warrant and all rights hereunder, in whole or in part, in accordance with the foregoing provisions, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company referred to in Section 2.1 or the office or agency designated by the Company pursuant to Section 12, together with a written assignment of this Warrant substantially in the form of Exhibit B hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Following a transfer that complies with the requirements of this Section 3.1, the Warrant may be exercised by a new Holder for the purchase of shares of Common Stock regardless of whether the Company issued or registered a new Warrant on the books of the Company. In connection with any transfer of this Warrant after the Registration Statement (as defined in the Investor Rights Agreement) is declared effective under the Securities Act, the Holder or transferee of this Warrant shall reimburse the Company for its reasonable out of pocket costs in connection with such transfer (including without limitation the reasonable attorneys fees for preparing and filing a prospectus supplement with the SEC and/or delivering an updated opinion letter to the Seller’s transfer agent).

3.2.

Restrictive Legends. Each certificate for Warrant Stock initially issued upon the exercise of this Warrant, and each certificate for Warrant Stock issued to any subsequent transferee of any such certificate, unless, in each case, such Warrant Stock is eligible for resale without registration pursuant to Rule 144(k) under the Exchange Act, shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED, AND MAY NOT BE OFFERED, SOLD, ASSIGNED OR TRANSFERRED, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION UNDER SAID ACT IS NOT REQUIRED.”

“THE SALE, TRANSFER OR ASSIGNMENT OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN INVESTOR RIGHTS AGREEMENT DATED AS OF SEPTEMBER 20, 2005, AS AMENDED FROM TIME TO TIME, AMONG THE COMPANY AND CERTAIN HOLDERS OF ITS OUTSTANDING SECURITIES. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY.”

3.3.

Division and Combination; Expenses; Books. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office or agency of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 3.1 as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. The Company shall prepare, issue and deliver at its own expense the new Warrant or Warrants under this Section 3. The Company agrees to maintain, at its aforesaid office or agency, books for the registration and the registration of transfer of the Warrants.

4.

Adjustments. The number of shares of Common Stock for which this Warrant is exercisable, and the price at which such shares may be purchased upon exercise of this Warrant, shall be subject to adjustment from time to time as set forth in this Section 4. The Company shall give the Holder notice of any event described below which requires an adjustment pursuant to this Section 4 in accordance with Sections 5.1 and 5.2.

4.1.

Stock Dividends, Subdivisions and Combinations. If at any time while this Warrant is outstanding the Company shall:

(i)

declare a dividend or make a distribution on all of its outstanding shares of Common Stock in shares of Common Stock,

(ii)

subdivide all of its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

(iii)

combine all of its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then:

(1)

the number of shares of Common Stock acquirable upon exercise of this Warrant immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock that would have been acquirable under this Warrant immediately prior to the record date for such dividend or distribution or the effective date of such subdivision or combination would own or be entitled to receive after such record date or the effective date of such subdivision or combination, as applicable, and

(2)

the Current Warrant Price shall be adjusted to equal:

(A)

the Current Warrant Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision or combination, multiplied by the number of shares of Common Stock into which this Warrant is exercisable immediately prior to the adjustment, divided by

(B)

the number of shares of Common Stock into which this Warrant is exercisable immediately after such adjustment.

Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clauses (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

4.2.

Certain Other Distributions. If at any time while this Warrant is outstanding the Company shall cause all of the holders of its Common Stock to be entitled to receive any dividend or other distribution of:

(i)

cash,

(ii)

any evidences of its indebtedness, any shares of stock of any class or any other securities or property or assets of any nature whatsoever (other than cash or additional shares of Common Stock as provided in Section 4.1 hereof), or

(iii)

any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property or assets of any nature whatsoever, then:

(1)

the number of shares of Common Stock acquirable upon exercise of this Warrant shall be adjusted to equal the product of the number of shares of Common Stock acquirable upon exercise of this Warrant immediately prior to the record date for such dividend or distribution, multiplied by a fraction (x) the numerator of which shall be the Current Warrant Price per share of Common Stock at the date of taking such record and (y) the denominator of which shall be such Current Warrant Price minus the amount allocable to one share of Common Stock of any such cash so distributable and of the fair value (as determined in good faith by the Board of Directors of the Company) of any and all such evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights so distributable; and

(2)

the Current Warrant Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution shall be adjusted to equal (x) the Current Warrant Price multiplied by the number of shares of Common Stock acquirable upon exercise of this Warrant immediately prior to the adjustment, divided by (y) the number of shares of Common Stock acquirable upon exercise of this Warrant immediately after such adjustment. A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Company to the holders of its Common Stock of such shares of such other class of stock within the meaning of this Section 4.2 and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 4.1.

4.3.

Securities Issuances.  Iin the event that the Company or any of its subsidiaries, other than in an Exempt Issuance, (A) issues or sells after the Closing (as defined in the Purchase Agreement) any Common Stock or convertible securities, warrants, options or other rights to subscribe for or to purchase or exchange for, shares of Common Stock (“Convertible Securities”) or (B) directly or indirectly effectively reduces the conversion, exercise or exchange price for any Convertible Securities which are currently outstanding, at or to an effective Per Share Selling Price (as defined below) which is less than the greater of (I) 75% of the closing sale price per share of the Common Stock on the principal market on which the Common Stock is traded the Trading Day next preceding such issue or sale or, in the case of issuances to holders of its Common Stock, the date fixed for the determination of stockholders entitled to receive such warrants, rights, or options (“Fair Market Price”), or (II) the Current Warrant Price, then in each such case the Current Warrant Price in effect immediately prior to such issue or sale or record date, as applicable, shall be automatically reduced effective concurrently with such issue or sale to an amount determined by multiplying the Current Warrant Price then in effect by a fraction, (x) the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale, plus (2) the number of shares of Common Stock which the aggregate consideration received by the Company for such additional shares would purchase at such Fair Market Price or Current Warrant Price (or, in the case of a reduction in the exercise price of Insider Options (as defined below), the Fair Market Price or Current Warrant Price, as applicable, less $0.10 (but not less than the reduced exercise price of such Insider Options), as the case may be, and (y) the denominator of which shall be the number of shares of Common Stock of the Company outstanding immediately after such issue or sale.  The Company shall give to the Warrantholder written notice of any such sale of Common Stock within 24 hours of the closing of any such sale and shall within such 24 hour period issue a press release announcing such sale if such sale is a material event for, or otherwise material to, the Company.

For the purposes of the foregoing adjustments, in the case of the issuance of any Convertible Securities, the maximum number of shares of Common Stock issuable upon exercise, exchange or conversion of such Convertible Securities shall be deemed to be outstanding, provided that no further adjustment shall be made upon the actual issuance of Common Stock upon exercise, exchange or conversion of such Convertible Securities.

For purposes of this Section 4.3, if an event occurs that triggers more than one of the above adjustment provisions, then only one adjustment shall be made and the calculation method which yields the greatest downward adjustment in the Current Warrant Price shall be used.

“Insider Options” means the 1,800,000 options to purchase shares of Common Stock for $0.10 per share, to the five directors and former officer named, and in the amounts set forth, on Schedule A to this Warrant.

“Per Share Selling Price” shall include the amount actually paid by third parties for each share of Common Stock in a sale or issuance by the Company.  In the event a fee is paid by the Company in connection with such transaction directly or indirectly to such third party or its affiliates, any such fee shall be deducted from the selling price pro rata to all shares sold in the transaction to arrive at the Per Share Selling Price.  A sale of shares of Common Stock shall include the sale or issuance of Convertible Securities, and in such circumstances the Per Share Selling Price of the Common Stock covered thereby shall also include the exercise, exchange or conversion price thereof (in addition to the consideration received by the Company upon such sale or issuance less the fee amount as provided above).  In case of any such security issued in a transaction in which the purchase price or the conversion, exchange or exercise price is directly or indirectly subject to adjustment or reset based on a future date, future trading prices of the Common Stock, specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock, or otherwise (but excluding standard stock split anti-dilution provisions or weighted-average anti-dilution provisions similar to that set forth herein, provided that any actual reduction of such price under any such security pursuant to such weighted-average anti-dilution provision shall be included and cause an adjustment hereunder), the Per Share Selling Price shall be deemed to be the lowest conversion, exchange, exercise or reset price at which such securities are converted, exchanged, exercised or reset or might have been converted, exchanged, exercised or reset, or the lowest adjustment, as the case may be, over the life of such securities.  If shares are issued for a consideration other than cash, the Per Share Selling Price shall be the fair value of such consideration as determined in good faith by independent certified public accountants mutually acceptable to the Company and the Holder.  In the event the Company directly or indirectly effectively reduces the conversion, exercise or exchange price for any Convertible Securities which are currently outstanding, then the Per Share Selling Price shall equal such effectively reduced conversion, exercise or exchange price.

4.4.

Other Provisions Applicable to Adjustments. The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock into which this Warrant is exercisable and the Current Warrant Price provided for in Section 4:

(a) When Adjustments to Be Made. The adjustments required by Section 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any that would otherwise be required may be postponed (except in the case of a subdivision or combination of shares of the Common Stock, as provided for in Section 4.1) up to, but not beyond the date of exercise if such adjustment either by itself or with other adjustments not previously made adds or subtracts less than 1% of the shares of Common Stock into which this Warrant is exercisable immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 4 and not previously made, would result in a minimum adjustment or on the date of exercise. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

(b)  Fractional Interests. In computing adjustments under this Section 4, fractional interests in Common Stock shall be taken into account to the nearest 1/100th of a share.

(c)  When Adjustment Not Required. If the Company undertakes a transaction contemplated under this Section 4 and as a result takes a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights or other benefits contemplated under this Section 4 and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights or other benefits contemplated under this Section 4, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

(d)  Escrow of Stock. If after any property becomes distributable pursuant to Section 4 by reason of the taking of any record of the holders of Common Stock, but prior to the occurrence of the event for which such record is taken, a holder of this Warrant exercises the Warrant during such time, then such holder shall continue to be entitled to receive any shares of Common Stock issuable upon exercise hereunder by reason of such adjustment and such shares or other property shall be held in escrow for the holder of this Warrant by the Company to be issued to holder of this Warrant upon and to the extent that the event actually takes place. Notwithstanding any other provision to the contrary herein, if the event for which such record was taken fails to occur or is rescinded, then such escrowed shares shall be canceled by the Company and escrowed property returned to the Company.

4.5.

Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets.

(a)  If there shall occur a Change of Control and, pursuant to the terms of such Change of Control, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation (“Other Property”), are to be received by or distributed to the holders of Common Stock of the Company, then the Holder of this Warrant shall have the right thereafter to receive, upon the exercise of the Warrant, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and the Other Property receivable upon or as a result of such Change of Control by a holder of the number of shares of Common Stock into which this Warrant is exercisable immediately prior to such event.

(b)  In case of any such Change of Control described in Section 4.5(a) above, the resulting, successor or acquiring entity (if other than the Company) and, if an entity different from the successor or acquiring entity, the entity whose capital stock or assets the holders of the Common Stock are entitled to receive as a result of such Change of Control, shall expressly assume the due and punctual observance and performance of each and every covenant and condition contained in this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board of Directors of the Company) in order to provide for adjustments of shares of the Common Stock into which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in Section 4. For purposes of Section 4, common stock of the successor or acquiring corporation shall include stock of such corporation of any class which is not preferred as to dividends or assets on liquidation over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 4 shall similarly apply to successive Change of Control transactions.

4.6.

Other Action Affecting Common Stock. In case at any time or from time to time the Company shall take any action in respect of its Common Stock, other than the payment of dividends permitted by Section 4 or any other action described in Section 4, then, unless such action will not have a materially adverse effect upon the rights of the holder of this Warrant, the number of shares of Common Stock or other stock into which this Warrant is exercisable and/or the purchase price thereof shall be adjusted in such manner as may be equitable in the circumstances.

4.7.

Certain Limitations. Notwithstanding anything herein to the contrary, the Company agrees not to enter into any transaction which, by reason of any adjustment hereunder, would cause the Current Warrant Price to be less than the par value per share of Common Stock.

4.8.

Stock Transfer Taxes. The issue of stock certificates upon exercise of this Warrant shall be made without charge to the holder for any tax in respect of such issue. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares in any name other than that of the holder of this Warrant, and the Company shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

5.

Notices to Warrant Holders.

5.1.

Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Current Warrant Price, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to the Holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of the Holder of this Warrant, furnish or cause to be furnished to such Holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Current Warrant Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, or other property which at the time would be received upon the exercise of Warrants owned by such Holder.

5.2.

Notice of Corporate Action. If at any time:

(a)

the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend (other than a cash dividend payable out of earnings or earned surplus legally available for the payment of dividends under the laws of the jurisdiction of incorporation of the Company) or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

(b)

there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation,

(c)

there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company, or

(d)

the Company shall cause the holders of its Common Stock to be entitled to receive (i) any dividend or other distribution of cash, (ii) any evidences of its indebtedness, or (iii) any shares of stock of any class or any other securities or property or assets of any nature whatsoever (other than cash or additional shares of Common Stock as provided in Section 4.1 hereof); or (iv) any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property or assets of any nature whatsoever; then, in any one or more of such cases, the Company shall give to the Holder (i) at least 20 days’ prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 20 days’ prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to the Holder at the last address of the Holder appearing on the books of the Company and delivered in accordance with Section 16.2.

5.3.

No Rights as Stockholder. This Warrant does not entitle the Holder to any voting or other rights as a stockholder of the Company prior to exercise and payment for the Warrant Price in accordance with the terms hereof.

6.

No Impairment. The Company shall not by any action, including, without limitation, amending its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (c) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant. Upon the request of the Holder, the Company will at any time during the period this Warrant is outstanding acknowledge in writing, in form satisfactory to the Holder, the continuing validity of this Warrant and the obligations of the Company hereunder.

7.

Reservation and Authorization of Common Stock; Registration With Approval of Any Governmental Authority. From and after the Closing Date, the Company shall at all times reserve and keep available for issue upon the exercise of Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants (without regard to any ownership limitations provided in Section 2.4(i)). All shares of Common Stock which shall be so issuable, when issued upon exercise of any Warrant and payment therefor in accordance with the terms of such Warrant, shall be duly and validly issued and fully paid and nonassessable, and not subject to preemptive rights. Before taking any action which would cause an adjustment reducing the Current Warrant Price below the then par value, if any, of the shares of Common Stock issuable upon exercise of the Warrants, the Company shall take any corporate action which may be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of such Common Stock at such adjusted Current Warrant Price. Before taking any action which would result in an adjustment in the number of shares of Common Stock for which this Warrant is exercisable or in the Current Warrant Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof. If any shares of Common Stock required to be reserved for issuance upon exercise of Warrants require registration or qualification with any governmental authority under any federal or state law before such shares may be so issued (other than as a result of a prior or contemplated distribution by the Holder of this Warrant), the Company will in good faith and as expeditiously as possible and at its expense endeavor to cause such shares to be duly registered.

8.

Taking of Record; Stock and Warrant Transfer Books. In the case of all dividends or other distributions by the Company to the holders of its Common Stock with respect to which any provision of Section 4 refers to the taking of a record of such holders, the Company will in each such case take such a record and will take such record as of the close of business on a Business Day. The Company will not at any time, except upon dissolution, liquidation or winding up of the Company, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

9.

Registration Rights. The resale of the Warrant Stock shall be registered in accordance with the terms and conditions contained in that certain Investor Rights Agreement dated of even date hereof, among the Holder, the Company and the other parties named therein (the “Investor Rights Agreement”). The Holder acknowledges that pursuant to the Investor Rights Agreement, the Company has the right to request that the Holder furnish information regarding such Holder and the distribution of the Warrant Stock as is required by law or the Commission to be disclosed in the Registration Statement (as such term is defined in the Investor Rights Agreement), and the Company may exclude from such registration the shares of Warrant Stock acquirable hereunder if Holder fails to furnish such information within a reasonable time prior to the filing of each Registration Statement, supplemented prospectus included therein and/or amended Registration Statement.

10.

Supplying Information. Upon any default by the Company of its obligations hereunder or under the Investor Rights Agreement, the Company shall cooperate with the Holder in supplying such information as may be reasonably necessary for such Holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Warrant or Restricted Common Stock.

11.

Loss or Mutilation. Upon receipt by the Company from the Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and indemnity or security reasonably satisfactory to it and reimbursement to the Company of all reasonable expenses incidental thereto and in case of mutilation upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant of like tenor to the Holder; provided, however, that in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

12.

Office of the Company. As long as any of the Warrants remain outstanding, the Company shall maintain an office or agency (which may be the principal executive offices of the Company) where the Warrants may be presented for exercise, registration of transfer, division or combination as provided in this Warrant.

13.

Financial and Business Information.

13.1.

Quarterly Information. The Company will deliver to the Holder, as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, one copy of an unaudited consolidated balance sheet of the Company and its subsidiaries as at the end of such quarter, and the related unaudited consolidated statements of income, retained earnings and cash flow of the Company and its subsidiaries for such quarter and, in the case of the second and third quarters, for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year. Such financial statements shall be prepared by the Company in accordance with GAAP and accompanied by the certification of the Company’s chief executive officer or chief financial officer that such financial statements present fairly the consolidated financial position, results of operations and cash flow of the Company and its subsidiaries as at the end of such quarter and for such year-to-date period, as the case may be; provided, however, that the Company shall have no obligation to deliver such quarterly information under this Section 13.1 to the extent it is publicly available; and provided further, that if such information contains material non-public information, the Company shall so notify the Holder prior to delivery thereof and the Holder shall have the right to refuse delivery of such information.

13.2.

Annual Information. The Company will deliver to the Holder as soon as available and in any event within 90 days after the end of each fiscal year of the Company, one copy of an audited consolidated balance sheet of the Company and its subsidiaries as at the end of such year, and audited consolidated statements of income, retained earnings and cash flow of the Company and its subsidiaries for such year; setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year; all prepared in accordance with GAAP, and which audited financial statements shall be accompanied by an opinion thereon of the independent certified public accountants regularly retained by the Company, or any other firm of independent certified public accountants of recognized national standing selected by the Company; provided, however, that the Company shall have no obligation to deliver such annual information under this Section 13.2 to the extent it is publicly available; and provided further, that if such information contains material non-public information, the Company shall so notify the Holder prior to delivery thereof and the Holder shall have the right to refuse delivery of such information.

13.3.

Filings. The Company will file on or before the required date all regular or periodic reports (pursuant to the Exchange Act) with the Commission and will deliver to Holder promptly upon their becoming available one copy of each report, notice or proxy statement sent by the Company to its stockholders generally.

14.

Limitation of Liability. No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of the Holder for the purchase price of any Common Stock, whether such liability is asserted by the Company or by creditors of the Company.

15.

Intentionally omitted.

16.

Miscellaneous.

16.1

Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Holder shall operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies. If the Company fails to make, when due, any payments provided for hereunder, or fails to comply with any other provision of this Warrant, the Company shall pay to the Holder such amounts as shall be sufficient to cover any third party costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

16.2

Notice Generally. All notices, requests, demands or other communications provided for herein shall be in writing and shall be given in the manner and to the addresses set forth in the Purchase Agreement.

16.3

Successors and Assigns. Subject to compliance with the provisions of Section 3.1, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and assigns of the Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant, and shall be enforceable by any such Holder.

16.4

Amendment. This Warrant may be modified or amended or the provisions of this Warrant waived with the written consent of both the Company and the Holder.

16.5

Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be modified to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

16.6

Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

16.7

Governing Law. This Warrant and the transactions contemplated hereby shall be deemed to be consummated in the State of New York and shall be governed by and interpreted in accordance with the local laws of the State of New York without regard to the provisions thereof relating to conflicts of laws. The Company hereby irrevocably consents to the exclusive jurisdiction of the State and Federal courts located in New York City, New York in connection with any action or proceeding arising out of or relating to this Warrant. In any such litigation the Company agrees that the service thereof may be made by certified or registered mail directed to the Company pursuant to Section 16.2.

[Signature Page Follows]

IN WITNESS WHEREOF, American International Ventures, Inc. has caused this Warrant to be executed by its duly authorized officer and attested by its Secretary.

Dated: September __, 2005

By /s/ Myron Goldstein

Name: Myron Goldstein

Title: Chairman

Attest:

By: /s Jack Wagenti

Name: Jack Wagenti

Title: Secretary

EXHIBIT A

SUBSCRIPTION FORM

[To be executed only upon exercise of Warrant]

American International Ventures, Inc.

[Address]

[Transfer Agent]

1.

The undersigned registered owner hereby elects to purchase               shares of the Common Stock of American International Ventures, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

2.

The undersigned registered owner hereby elects to convert the attached Warrant into Common Stock of American International Ventures, Inc. through “cashless exercise” in the manner specified in the Warrant.  This conversion is exercised with respect to _____________________ of the shares  of Warrant Stock covered by the Warrant.

3.

Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

(Name)
(Address)

and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned.

 (Delete following paragraph if not applicable:)

[Holder hereby represents to you that it has sold or has current plans to resell all of such Common Shares received upon this exercise of this Warrant, solely in accordance with the terms of the Registration Statement filed with the U.S. Securities and Exchange Commission by the Company covering such Common Shares as described under the section entitled "Plan of Distribution" therein.]

_____________________________________

(Name of Registered Owner)

_____________________________________

(Signature of Registered Owner)

_____________________________________

(Street Address)

_____________________________________

(State) (Zip Code)

NOTICE: The signature on this subscription must correspond with the name as written upon the face of the Warrant in every particular, without alteration or enlargement or any change whatsoever.

EXHIBIT B

ASSIGNMENT FORM

FOR VALUE RECEIVED the undersigned registered owner of this Warrant for the purchase of shares of common stock of American International Ventures, Inc. hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of common stock set forth below:

_______________________________________

_______________________________________

_______________________________________

(Name and Address of Assignee)

_______________________________________

(Number of Shares of Common Stock)

and does hereby irrevocably constitute and appoint ____________ attorney-in-fact to register such transfer on the books of the Company, maintained for the purpose, with full power of substitution in the premises.

Dated:_________________________________

______________________________________

(Print Name and Title)

______________________________________

(Signature)

______________________________________

(Witness)

NOTICE: The signature on this assignment must correspond with the name as written upon the face of the Warrant in every particular, without alteration or enlargement or any change whatsoever.

EXHIBIT C

FORM OF INVESTMENT REPRESENTATION LETTER

Re:

Common Stock, par value $0.00001 per share (“Common Stock”), of American International Ventures, Inc., a Delaware corporation (“Company”).

In connection with the acquisition by the undersigned (“Transferee”) of:

□

warrants (“Warrants”) to purchase _______ shares of Common Stock, or

□

_______ shares of Common Stock issued upon the exercise of Warrants,

the Transferee hereby represents and warrants to the Company as follows:

The Transferee (i) is an “Accredited Investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”); and (ii) has the ability to bear the economic risks of such Transferee’s prospective investment, including a complete loss of Transferee’s investment in the Warrants and/or the shares of Common Stock issuable upon the exercise thereof (collectively, the “Securities”).

The Transferee, by acceptance of the Securities, represents and warrants to the Company that the Securities and all other securities acquired upon any and all exercises of the Warrants are purchased for the Transferee’s own account, and not with view to distribution of either the Securities or any other securities purchasable upon exercise of the Warrants in violation of applicable securities laws.

The Transferee acknowledges that (i) the Securities have not been registered under the Act, (ii) the Securities are “restricted securities” and the certificate(s) representing the Securities shall bear the following legend, or a similar legend to the same effect, until (i) in the case of the shares of Common Stock underlying the Warrants, such shares shall have been registered for resale by the Transferee under the Act and effectively been disposed of in accordance with a registration statement that has been declared effective; or (ii) in the opinion of counsel for the Company such Securities may be sold without registration under the Act:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”), and all such securities are subject to restrictions on transferability as set forth in this certificate.  The securities represented hereby may not be sold, transferred, or otherwise disposed of in the absence of an effective registration statement under the Act or an opinion of counsel, reasonably acceptable to counsel for the company, to the effect that the proposed sale, transfer, or disposition may be effectuated without registration under the Act.”

IN WITNESS WHEREOF, the Transferee has caused this Investment Representation Letter to be duly executed this __ day of __________ 2___.

Transferee Name:

__________________________

By: _______________________

Name:

Title:

Schedule A

Insider Options

The following represent the currently outstanding Insider Options exercisable at $0.10 per share.

Myron Goldstein

300,000 shares of common stock

James Duff

300,000 shares of common stock

Jack Wagenti

300,000 shares of common stock

Arthur deWitt Ackerman

300,000 shares of common stock

Walter Salvadore, Jr.

300,000 shares of common stock

Brian G. Russell

300,000 shares of common stock

EXHIBIT 10.10

Exploration and Option to Enter

Joint Venture Agreement

Bruner Project

This Exploration and Option to Enter Joint Venture Agreement (“Agreement”) is made effective as of September 1, 2005 (the “Effective Date”), by and between American International Ventures, Inc., a Delaware corporation (“AIVN”), and Electrum Resources LLC, a Cayman Islands limited liability company (“Electrum”).

Recitals

A.

AIVN owns certain mill sites, patented mining claims and unpatented mining claims which are located in Nye County, Nevada, and which are more particularly described in Exhibit A attached to and by this reference incorporated in this Agreement.

B.

AIVN and Electrum desire to enter into and formalize an agreement pursuant to which Electrum will earn an ownership interest in the Property, as described below.

Now, therefore, in consideration of their covenants and promises in this Agreement, AIVN and Electrum agree:

1.

Definitions.  The following defined terms, wherever used in this Agreement, shall have the meanings described below:

1.1

“AIVN” means American International Ventures, Inc., a Delaware corporation, and its successors and assigns.

1.2

“Area of Interest” means the lands within the exterior boundaries of the mill sites, patented mining claims and unpatented mining claims which constitute the Property as of the Effective Date and all mining claims acquired or located by the parties and all mineral rights or other property interests and rights acquired by the parties within four (4) miles of the exterior boundaries of the Property on the Effective Date.

1.3

“Electrum” means Electrum Resources LLC, a Cayman Islands limited liability company, and its successors and assigns.

1.4

“Expenditures” means all costs incurred on or for the benefit of the Property for Exploration and Development Work pursuant to this Agreement, including but not limited to:  (a) salaries, wages and costs of benefits, labor overhead expenses and travel and living expenses for Electrum's employees employed directly on or for the benefit of the Property; (b) costs and expenses of equipment, machinery, materials and supplies; (c) all payments to contractors for work on or for the benefit of the Property; (d) costs of sampling, assays, metallurgical testing and analyses and other costs incurred to determine the quantity and quality of minerals on the Property; (e) costs incurred to apply for and obtain approvals, consents, licenses, permits and rights-of-way and other similar rights in connection with activities on the Property; (f) expenses and payments of rentals, bonuses, minimum advance royalties and other payments pursuant to the Underlying Agreements, if any; (g) costs and expenses of performance of annual assessment work and the filing and recording of proof of performance of annual assessment work, if required to be performed; (h) costs and expenses of payment of federal annual mining claim maintenance fees and the filing and recording of proof of payment of federal annual mining claim maintenance fees; (i) all costs and expenses of performance of all obligations under the Underlying Agreements, if any; (j) all taxes and assessments levied against the Property; (k) costs incurred in the examination of and curative actions taken concerning title to the Property; (l) costs incurred to acquire new Property in the area governed by this Agreement; (m) a management fee equal to five percent (5%) of qualified Expenditures incurred during exploration for minerals on the Property; and (n) a management fee equal to three percent (3%) of qualified Expenditures incurred during construction, development or operation of a mine on the Property.

1.5

“Exploration and Development Work” means all activities directed toward ascertaining the existence, location, quantity, quality, or commercial value of deposits of minerals on the Property.

1.6

“Property” means the minerals, mining claims, millsites and tunnel sites, lands, real property and interests (including all appurtenances) described in Exhibit A, or on any exhibit or schedule which is part of Exhibit A, including all interests acquired in and under any Underlying Agreement, and all other easements, licenses, mineral interests, mineral royalty interests, rights-of-way, surface use rights and interests in real property which are acquired and held subject to this Agreement, including any of the same acquired in the Area of Interest in accordance with Article 11.

1.7

“Underlying Agreement” means singly each of and “Underlying Agreements” means collectively any agreements, conveyances and instruments of mining claims, mineral rights or other property interests and rights entered into or acquired by the parties in accordance with or subject to the terms of this Agreement.

2.

AIVN’s Representations and Warranties.  AIVN makes the following covenants, representations and warranties all of which shall survive termination of this Agreement or Electrum’s exercise of its option to enter Mining Venture Agreement in accordance with Section 8:

2.1

AIVN represents that it is in possession of the Property, and AIVN has delivered to Electrum all information concerning title to the Property in AIVN’s possession or control.

2.2

AIVN represents and warrants that it has good and marketable title to the mill sites and the patented mining claims which are part of the Property and that AIVN owns the mill sites and the patented mining claims free and clear of any claims, encumbrances or liens.  With respect to the unpatented mining claims included in the Property which were located by AIVN, except as provided in Exhibit A and subject to the paramount title of the United States, AIVN represents as follows: (a) the unpatented mining claims were properly laid out and monumented; (b) location notices and certificates were properly recorded and filed with appropriate governmental agencies; (c) if required to have been performed under applicable law, the work believed in good faith by the AIVN to comply with the annual assessment work requirements under applicable laws and regulations has been performed; (d) all affidavits of assessment work and other filings required to maintain the claims in good standing have been properly and timely recorded or filed with appropriate governmental agencies; (e) the claims are free and clear of defects, liens and encumbrances arising by, through or under AIVN; (f) the Federal annual mining claim maintenance and rental fees necessary to assure the uninterrupted and continued validity of unpatented mining claims until September 1, 2005, have been paid timely to the Bureau of Land Management; (g) all assessment work, fees and filings required by the laws of the State of Nevada have been timely and properly paid or made to hold the unpatented mining claims through September 1, 2005; and (h) AIVN has no knowledge of conflicting mining claims, except that AIVN has disclosed to Electrum that conflicts exist among certain of the unpatented mining claims held by AIVN and unpatented mining claims held by third parties in the southeastern portion of the Property claim block.  Nothing in this Section 2.2, however, shall be deemed to be a representation or a warranty that any of the unpatented mining claims contains a discovery of minerals.  With respect to those unpatented mining claims that were not located by AIVN or an affiliate of AIVN, but which are described in Exhibit A and which are included within the Property, AIVN makes the representations and warranties in (a) and (c) (with the foregoing exceptions) to the best of its knowledge and belief.

2.3

Except for the claims for relief asserted in and the Notice of Lis Pendens dated August 19, 2004, filed in case CV04-00973 in the Second Judicial District Court of the State of Nevada, Washoe County, AIVN represents that with respect to the Property there are no pending or, to its knowledge, threatened actions, administrative investigations, suits, claims or proceedings.

2.4

AIVN has made available for inspection by Electrum all geologic, engineering and other data in its possession pertaining to the Property.  AIVN makes no representation concerning the accuracy of any such information or with respect to the nature, quality, extent or any other characteristic of the mineral resources, if any, located on the Property.

2.5

AIVN represents and warrants that it is a corporation duly incorporated and in good standing in its jurisdiction of incorporation and that it is qualified to do business and is in good standing in the states where necessary in order to carry out the purposes of this Agreement.

2.6

AIVN represents and warrants: (a) it has the capacity to enter into and to perform this Agreement and all corporate and other actions required to authorize AIVN to enter into and perform this Agreement have been properly taken; (b) that AIVN will not breach any other agreement or arrangement by entering into or performing this Agreement; and (c) that AIVN has properly executed this Agreement and that this Agreement is AIVN’s valid and binding legal obligation enforceable in accordance with its terms.

2.7

AIVN represents and warrants that it is not on the Specially Designated National & Blocked Persons List of the Office of Foreign Assets Control of the United States Treasury Department and is not otherwise blocked or banned by any foreign assets office rule or any other law or regulation, including the USA Patriot Act or Executive Order 13224.

3.

Electrum’s Representations and Warranties.

3.1

Electrum represents and warrants that it is a limited liability company duly organized and in good standing in its jurisdiction of organization and that it is qualified to do business and is in good standing in the State of Nevada and in all other states where necessary in order to carry out the purposes of this Agreement.

3.2

Electrum represents and warrants: (a) it has the capacity to enter into and to perform this Agreement and all other actions required to authorize Electrum to enter into and perform this Agreement have been properly taken; (b) that Electrum will not breach any other agreement or arrangement by entering into or performing this Agreement; and (c) that Electrum has properly executed this Agreement and that this Agreement is Electrum’s valid and binding legal obligation enforceable in accordance with its terms.

3.3

Electrum acknowledges that it has received data and information provided to it by AIVN, has made an independent determination of such data and that the data and information which it has examined are sufficient for Electrum to make an informed decision to enter this Agreement, notwithstanding that additional data and information exist which Electrum has not examined.

3.4

Electrum represents and warrants that it is not on the Specially Designated National & Blocked Persons List of the Office of Foreign Assets Control of the United States Treasury Department and is not otherwise blocked or banned by any foreign assets office rule or any other law or regulation, including the USA Patriot Act or Executive Order 13224.

4.

Grant of Exploration Right and Possession.  AIVN gives and grants to Electrum during the term of this Agreement the right to prospect and explore for minerals on the Property, subject to the terms of this Agreement.  The foregoing grant from AIVN to Electrum shall be exclusive to the extent AIVN has the contractual or legal authority to grant such an exclusive right. To the extent that AIVN has surface, access and water rights relating to the Property and to the extent permitted by law, AIVN grants such rights to Electrum.  Subject to the terms of this Agreement, during the term of this Agreement Electrum shall have the exclusive right to enter at any and all times upon the Property to undertake any and all types of mineral Exploration and Development Work.

5.

Term.  The term of this Agreement shall begin on the Effective Date and shall continue to and until the fifth anniversary of the Effective Date, unless sooner accelerated, terminated or extended as provided in this Agreement.

6.

Electrum’s Initial Exploration and Development Obligation.   Subject to Electrum’s right (a) to accelerate performance of its obligations under this Section; (b) to terminate this Agreement as provided in Section 14; and (c) Electrum’s right to extend the time for performance of its obligations as provided in Section 16, Electrum agrees to incur Expenditures for Exploration and Development Work in accordance with the following schedule:

Performance Date

      Annual Amount

      Cumulative Amount

First Anniversary of Effective Date

          $   250,000

$   250,000

Second Anniversary of Effective Date

          $   500,000

$   750,000

Third Anniversary of Effective Date

          $2,250,000

$3,000,000

Electrum’s obligation to complete the Expenditures on or before the first anniversary of the Effective Date may be deferred and extended if Electrum is unable to obtain all necessary governmental approvals, consents, licenses and permits or Electrum is unable to obtain on commercially reasonable terms exploration drilling equipment and competent crews for the operation of the drilling equipment or if a force majeure event occurs.

Expenditures incurred by Electrum during any annual period in excess of the prescribed Expenditures for the annual period shall be credited in Electrum’s favor against subsequent Expenditure obligations.  If during any year of this Agreement Electrum does not incur Expenditures in the annual amount, Electrum, at its option, exercisable in Electrum’s sole and exclusive discretion, may elect to pay AIVN an amount equal to the difference between the Expenditures actually incurred and the amount described above for the annual period.  In such cases, Electrum shall be deemed to have incurred the Expenditures for the annual period for which Electrum makes such payments.  Notwithstanding the foregoing, the obligation to incur the Expenditures due on or before the First Anniversary of the Effective Date either by performing Exploration and Development Work or by paying AIVN the difference, or both, is unconditional.  Termination of this Agreement before the First Anniversary Date or the authorized extension thereof pursuant to the immediately preceding paragraph shall not excuse Electrum from such Expenditures.  Electrum shall provide to AIVN not less frequently than quarterly a description of the Expenditures made by Electrum, and AIVN shall have the right, during business hours and on reasonable advance notice to Electrum, to audit and inspect Electrum’s records relating to such Expenditures.

Subject to AIVN’s right to advise Electrum and to comment on Electrum’s plans for operations on the Property, Electrum shall have sole discretion to determine the extent of its work on the Property and the time or times for beginning, continuing or resuming operations.  All activities carried out by Electrum under this Agreement shall be conducted in a workmanlike manner and shall conform in all respects to the laws and regulations of the United States and the State of Nevada.

7.

Payments.  On the dates described below Electrum shall pay to AIVN the following payments:

Date

Amount

Execution Date

$  15,000.00

First Anniversary of Effective Date

$  25,000.00

Second and each subsequent Anniversary

of Effective Date until Electrum

completes its Additional Contribution

pursuant to Section 8

$  25,000.00

The foregoing payments shall be considered “Expenditures” creditable against Electrum’s obligation for Expenditures for Exploration and Development work described in Section 6.

8.

Electrum’s Option to Enter Mining Joint Venture.   In consideration of Electrum’s performance of its initial Exploration and Development Work Expenditure obligations, AIVN grants to Electrum, and Electrum shall have, the option and right, exercisable in Electrum’s sole and exclusive discretion, to earn and vest an undivided sixty-five percent (65%) interest in the Property and to form a joint venture (the “Joint Venture”) for the management and ownership of the Property.  When Electrum has completed its initial Exploration and Development Work obligations and has paid the cash payments described in Section 7, Electrum shall be deemed to have exercised its right to enter into the Joint Venture with AIVN on the Property, unless Electrum informs AIVN that Electrum has elected to not exercise its option and right to enter into the Joint Venture.  Electrum shall deliver notice to AIVN of Electrum’s completion of its Exploration and Development Work Expenditure obligations within thirty (30) days after such completion.  At any time during the term of this Agreement, Electrum shall have the right to accelerate performance of its Exploration and Development Work obligations and payment of the cash payments described in Section 7.

On Electrum’s performance of its Exploration and Development Work Expenditure and payment obligations, AIVN and Electrum will execute and deliver to each other a definitive mining venture agreement based on the Rocky Mountain Mineral Law Foundation Exploration, Development and Mining LLC Model Form 5A LLC in the form of the Bruner Operating Agreement (“Operating Agreement”) marked as Exhibit B attached to this Agreement, which shall incorporate the following terms and conditions:

8.1

AIVN’s initial participating interest shall be thirty-five percent (35%) and Electrum’s initial participating interest shall be sixty-five percent (65%).

8.2

Electrum’s Initial Contribution shall be valued at Three Million Dollars ($3,000,000).  AIVN’s Initial Contribution shall be valued at One Million Six Hundred Fifteen Thousand Three Hundred Eighty-Four Dollars Fifty Cents ($1,615,385).

8.3

Following Electrum’s performance of its initial Exploration and Development Work Expenditure and payment obligations and at any time before the date which is five (5) years after Electrum’s completion of its Initial Contribution, Electrum may prepare and bear the cost of preparation of a feasibility study which must be based upon sound engineering principles and mine operating criteria generally acceptable under United States mining industry practices and standards for projects in similar operating environments and is in a form acceptable to mine lending institutions  for the purpose of financing mine construction, if warranted (the “Additional Contribution”).  During performance of the Additional Contribution, Electrum shall pay all costs of maintaining the Property and the Underlying Agreements, if any.

8.4

If Electrum does not initiate the feasibility study pursuant to Section 8.3 within five (5) years following completion by Electrum of its Initial Contribution, Electrum’s right to acquire an interest in the Property under this Agreement shall terminate, Electrum shall have no rights in the Property and Electrum shall reconvey to AIVN all of its right, title and interest in and to the Property.  If Electrum elects to initiate preparation of the feasibility study within five (5) years following completion by Electrum of its Initial Contribution, Electrum shall have five (5) additional years during which to complete the feasibility study.  If Electrum does not complete the feasibility study within such five (5) year period or if the feasibility study when completed is not a bankable, positive feasibility study, then Electrum’s right to acquire an interest in the Property under this Agreement shall terminate, Electrum shall have no rights in the Property and Electrum shall reconvey to AIVN all of its right, title and interest in and to the Property. If Electrum timely completes the feasibility study and it is a bankable, positive feasibility study, Electrum’s participating interest shall be seventy-five percent (75%) and AIVN’s participating interest shall be twenty-five percent (25%).  If Electrum prepares and bears the costs of preparation of a feasibility study, Electrum’s Initial Contribution shall be the sum of $3,000,000 plus the cost of preparation of the feasibility study and all other costs incurred by Electrum to maintain the Property during preparation of the feasibility study.  In such case, AIVN’s Initial Contribution shall be deemed to be the amount of Electrum’s Initial Contribution, as determined in accordance with this Section, multiplied by one-third (1/3).

8.5

If the Joint Venture decides to develop a mine on the Property, the parties’ rights and obligations concerning financing of the mine and the effect of financing on their participating interests shall be as prescribed in the Operating Agreement.

8.6

After Electrum has completed its Initial Contribution and has completed the bankable, positive feasibility study as prescribed in Sections 8.2 through 8.4, the parties shall contribute to future Exploration and Development Work Expenditures (“Project Costs”) in accordance with their respective participating interests as prescribed in the Operating Agreement.

8.7

If at any time a party's participating interest is diluted to a level below ten percent (10%), such diluted party shall be deemed to have withdrawn from the Joint Venture and the diluted party's participating interest shall be deemed to have accrued automatically to the non-diluted party in the manner prescribed in the Operating Agreement.  The diluted party shall be entitled to and the Joint Venture shall grant a mineral production royalty equal to ten percent (10%) of the net profits from the production of minerals from the Property, provided, however, that if there are more than two (2) members of the Joint Venture and two (2) or more of the members become diluted parties, the aggregate mineral production royalty shall never exceed ten percent (10%) of the net profits from the production of minerals from the Property and the royalty shall be allocated in proportionate shares among the diluted parties.

8.8

Electrum shall be the initial manager of the Joint Venture and shall have control of the activities and operations of the Joint Venture.

8.9

A Management Committee shall be established and each party shall have one (1) representative on the Management Committee.  The Management Committee shall meet periodically, and not less than quarterly.  Each party shall entitled to vote on matters before the Management Committee in the proportion of its participating interest.  Except as otherwise provided in the Operating Agreement, matters submitted to the Management Committee shall be determined by a vote of the majority of the participating interests.

8.10

Each party to the Joint Venture agreement shall have the right to assign its interest in the Joint Venture to any parent or subsidiary corporation or limited liability company, or any corporation or limited liability company having a common parent or subsidiary (“Affiliate”).  If a party intends to assign its interest in the Joint Venture to an unaffiliated third party, such party’s right to assign all or any portion of its participating interest to the third party shall be subject to a right of first refusal in favor of the other parties to the Joint Venture agreement as prescribed in detail in the Operating Agreement.  Any assignment to a third party shall be conditioned upon the third party's assumption of the obligations of the assigning party under the Joint Venture agreement.  For purposes of this Agreement, assignment of an interest in the Joint Venture to an Affiliate, followed by a transfer of control of the Affiliate so as to render it no longer an Affiliate, shall constitute a transfer to an unaffiliated third party at the time of transfer of control.  Each party shall be free to pledge, encumber or otherwise grant a lien or security interest in its interest in the Joint Venture for the purpose of obtaining financing for such party's contribution obligations for the development of the Joint Venture's Property, but such lien or security interest shall be subject to the other party’s rights under this Agreement and the Operating Agreement.

8.11.

The Operating Agreement shall contain provisions causing the Joint Venture to be treated as a tax partnership for Federal Income Tax purposes.  As part of the Operating Agreement, the parties have attached Exhibit C, Tax Matters, to the Operating Agreement.  The parties acknowledge that Exhibit C is a form that generally effects the parties' intent with respect to allocations and elections of the tax partnership and to achieve Internal Revenue Service requirements that special allocations have substantial economic effect.  However, the parties agree that when Electrum exercises the option to enter into the Operating Agreement they will mutually review Exhibit C and agree to make such changes, additions and deletions as are reasonably necessary to fairly allocate items of income, deductions, gain and loss and to address such other matters as will most closely reflect the parties' intent as to treatment as a tax partnership, as will minimize the parties' respective tax liabilities and as may be necessary or desirable to achieve and preserve compliance with Internal Revenue statutes and regulations regarding tax partnerships.

9.

Title.   On Electrum’s request, AIVN will make available to Electrum such abstracts of title and other title records pertaining to the Property which AIVN may have.  Electrum may investigate any defects in the title to the patented lands and the unpatented mining claims or the location, recordation or filing of the unpatented mining claims which comprise the Property.  If Electrum desires to cure any defects with respect thereto prior to the time it has completed Electrum’s Initial Contribution in full, Electrum shall obtain the prior consent of AIVN, which consent shall not be unreasonably withheld, to effect such cure, and AIVN agrees to cooperate fully with the curing of the deficiencies at Electrum’s expense.  Electrum’s authorized title curative expenses shall be Expenditures.

Prior to completion of Electrum’s Initial Contribution, Electrum shall not relocate or amend mining claims part of the Property or refile or re-record any documents or instruments for any mining claim constituting part of the Property (other than annual maintenance fees and related filings and recordings) without AIVN’s prior consent, which shall not be unreasonably withheld.  If required for the relocation of any mining claim part of the Property, AIVN agrees to execute notices of abandonment of such mining claims as Electrum reasonably requests.  This Agreement and the Mining Venture Agreement shall apply to and include any and all amendments or relocations of the unpatented mining claims and mill sites presently constituting part of the Property.

If AIVN owns an interest in the Property which is less than the entire and undivided interest in the Property, as represented in this Agreement, at Electrum’s election, the Expenditures prescribed in Section 6 and the payments prescribed in Section 7 shall be reduced proportionately in accordance with the nature and extent of AIVN’s interest such that Electrum shall be obligated to incur the Expenditures and make the payments only in the proportion that AIVN’s interest bears to the entire and undivided estate in the Property.  AIVN’s obligations under the Underlying Agreements shall not be considered a lesser interest in the Property for purposes of this Section.  Electrum acknowledges that AIVN has disclosed to Electrum and Electrum has considered to its satisfaction: (a) the pendency of the action filed and the Notice of Lis Pendens recorded as a result of the action in the Second Judicial District Court, Washoe County case CV04-00973; and (b) the conflicts among certain of the unpatented mining claims and third party mining claims in the southeastern portion of the Property claim block, and Electrum acknowledges that the foregoing shall not constitute a defect in title or a lesser interest in the Property which triggers the remedies prescribed in this Section.

The parties desire to insure that any and all interests of the parties in the lands subject to the unpatented mining claims which comprise all or part of the Property, including any rights or interests acquired in such lands under the mining laws, as amended, repealed or superseded, shall be part of the Property and shall be subject to this Agreement.  If pursuant to any amendment of the mining laws, AIVN is granted the right to convert its interest in the unpatented mining claims which comprise the Property to a lease, license, permit or other right or interest, all such rights or interests shall be deemed to be part of the Property subject to this Agreement.  In such case, provided both parties agree to the conversion, the parties shall execute and deliver an addendum to this Agreement, in recordable form, which provides that all such converted rights or interests are part of the Property and are subject to this Agreement.

If the United States or any third party attacks the validity of the mining claims which are part of the Property, Electrum shall have no obligation to defend their validity unless Electrum is required to do so by reason of its assumption of AIVN’s obligations under the Underlying Agreements or unless the attack is based on Electrum’s failure to maintain the validity of such mining claims.  If Electrum elects not to defend the validity of any of the unpatented mining claims which are part of the Property, it shall notify AIVN and AIVN, at its election, may defend any such attack on the mining claims.  If AIVN successfully defends against such an attack on the validity of the mining claims, AIVN’s expenditures shall be considered Exploration and Development Work Expenditures and Electrum shall be obligated to reimburse AIVN for the amount of the same.  Electrum shall not be required to defend any attack based upon any change in law effective after the Effective Date of this Agreement.

Title to the Property shall at all times be held in an entity qualified to located and own unpatented mining claims under United States law.

10.

 Maintenance of Property.  Electrum will provide AIVN evidence of:  (a) its payments under the Underlying Agreements; (b) its payment of taxes or mining claim maintenance fees as required by this Section; and (c) its payment of taxes as required by Section 12.  Electrum shall perform the assessment work or pay Federal annual maintenance or rental fees required to be paid for the unpatented mining claims part of the Property for the assessment year ending September 1, 2006 and for every succeeding assessment year during which Electrum continues this Agreement to within sixty (60) days before the applicable statutory or regulatory deadline for maintenance of the unpatented mining claims for the succeeding assessment year.

Electrum shall be relieved from performance of annual assessment work or other work or payment obligations under this Section for any period in which the assessment or other work or payment requirement is suspended, and Electrum shall have the benefit of subsequent laws enacted which relate to assessment work, including any laws which extend the time within which to perform assessment or other work to make payments.  For each year in which Electrum performs assessment or other work or makes payments, it shall record and file, as required by state and federal law, an affidavit of such assessment work or payment or other required recordings or filings.

Upon Electrum’s failure to provide such evidence and after AIVN’s inquiry of Electrum concerning Electrum’s intentions to perform its obligations under this Section, AIVN may make any such payment on behalf of Electrum and for the account of Electrum, although AIVN shall be under no obligation to do so.  Electrum will reimburse AIVN for the cost of any such payment within ten (10) days after Electrum’s receipt of notice from AIVN that AIVN has made such payment.

11.

Acquisitions within Area of Interest.  Any interest or right to acquire any interest in real property within the Area of Interest acquired during the term of this Agreement by or on behalf of either party hereto or any Affiliate shall be subject to the terms and provisions of this Article.

11.1

Notice to Nonacquiring Party.  Within fifteen (15) days after the acquisition of any interest or the right to acquire any interest in real property wholly or partially within the Area of Interest, the acquiring party shall notify the other party of such acquisition.  The acquiring party's notice shall describe in detail the acquisition, the lands and minerals covered thereby, the cost thereof, and the reasons why the acquiring party believes that the acquisition of the interest is in the best interests of the parties under this Agreement.  In addition to such notice, the acquiring party shall make any and all information concerning the acquired interest available for inspection by the other party.

11.2

Option Exercised.  If, within thirty (30) days after receiving the acquiring party's notice, the other party notifies the acquiring party of its election to add the property interest to the Property, the property interest shall be acquired in the name of AIVN, the cost of acquisiton will be borne by Electrum as an authorized Expenditure, and the property interest shall become part of the Property for all purposes under this Agreement.

11.3

Option Not Exercised.  If the other party does not give such notice within the 30-day period set forth in Section 13.3, it shall have no interest in the acquired interest, and the acquired interest shall not be a part of the Property or be subject to this Agreement.

12.

Communications With AIVN and Inspection.  AIVN and its agents, employees and representatives at any reasonable time and on advance notice to Electrum may enter the Property for inspection, but any such entry shall be at AIVN's own risk and AIVN shall defend, indemnify and hold Electrum harmless against and from any damage, loss or liability by reason of injury to AIVN or its agents, representatives or employees while on the Property, except damage, loss or injury arising from the negligence or misconduct of Electrum or its employees or agents.  Electrum and AIVN shall meet at regular intervals as requested by AIVN (not less frequently than quarterly) in order for Electrum to report to AIVN on the status and progress of the Exploration and Development Work and Electrum's plans for future operations on the Property.  Electrum shall quarterly provide AIVN with copies of all exploration plans and progress reports concerning Exploration and Development Work and engineering or other studies and reports developed by Electrum or its agents and consultants concerning the Property, provided, however, that Electrum shall have no obligation to deliver to AIVN Electrum’s confidential or proprietary business, financial or investment plans or reports not directly relating to the Exploration and Development Work.  Electrum shall immediately communicate to AIVN any sample assay results from exploration drilling on the Property and any extraordinary results obtained from operations upon receipt of the results.  During each month of the term of this Agreement, Electrum shall  prepare and deliver to AIVN a summary report of Electrum’s operations during the preceding month.

13.

Payment of Taxes.  Electrum shall pay all taxes assessed against any personal property which it may place on the Property and shall pay all real property taxes assessed against the Property.  Electrum may take such action as it deems proper to obtain a reduction or refund of taxes paid or payable by it.  On the parties’ formation of the Joint Venture, the foregoing obligations shall become obligations of the Joint Venture.

14.

Indemnification and Prevention of Liens.  Electrum shall keep the Property free of all liens and encumbrances arising from its operations and will defend, indemnify and save harmless AIVN against and from any damage, loss or liability by reason of injury to person or damage to property as the result of its operations, except as provided in Section 10 above.  Electrum’s obligations under this Section shall survive termination of this Agreement and exercise of its option to enter the Mining Venture Agreement.  Electrum may contest the validity of any lien on the Property, and the existence of any such lien shall not be deemed a default under this Agreement if contested by Electrum, unless the lien is finally adjudicated to be valid and not discharged by Electrum.

AIVN will defend, indemnify and save harmless Electrum against and from all damage, loss or liability by reason of injury to person, damage to property or any other third-party claim as a result of AIVN’s activities on or ownership and possession of the Property before the Effective Date.  AIVN’s obligations under this Section shall survive termination of this Agreement unless and until the Operating Agreement becomes effective.  AIVN agrees that it will not cause or allow any liens, encumbrances or adverse claims to accrue against the Property, except such as may have been expressly subordinated to this Agreement; and in the event any lien or encumbrance accrues against the Property by act or neglect of AIVN, then Electrum, at Electrum's option, may pay and discharge the same, and if Electrum elects so to do, the amounts paid by Electrum shall be deemed to be Expenditures.  AIVN may contest the validity of any lien on the Property, and the existence of any such lien shall not be deemed a default under this Agreement unless finally adjudicated to be valid and not discharged by AIVN.

Prior to completion by Electrum of its Initial Contribution, neither Electrum nor AIVN shall grant any lien or security interest in its interest in the Property.  Nothing in this Section shall preclude AIVN or Electrum from granting a lien or security interest in its respective interest in the Property or the Joint Venture for the purpose of financing such party’s capital contributions or operations on the Property after Electrum completes its Initial Contribution, subject to the rights of the other party under the Operating Agreement.

15.

Surrender of Property and Termination by Electrum.

15.1

Partial Surrender of Mining Claims.  During the term of this Agreement and subject to the terms of any Underlying Agreements, Electrum may surrender any unpatented mining claim which constitutes part of the Property.  If during the term of this Agreement, Electrum intends to surrender any unpatented mining claim, it shall give written notice to AIVN.  AIVN shall have thirty (30) days following AIVN's receipt of Electrum's notice during which to notify Electrum that AIVN requests a reconveyance to AIVN of the mining claim(s) proposed to be surrendered by Electrum.  If AIVN does not timely request a reconveyance of the mining claim(s), AIVN shall be deemed to have irrevocably waived its right to request a reconveyance of the surrendered mining claim(s).  If AIVN timely requests that Electrum reconvey the mining claim(s), Electrum shall promptly execute and deliver to AIVN a quitclaim deed of Electrum's right, title and interest in and to the mining claim(s) proposed to be surrendered.  At such time subject to the terms of this Agreement, AIVN shall assume and perform all duties, obligations and responsibilities in respect of the mining claim(s) which accrue or arise after the date of Electrum's execution of the quitclaim deed, and AIVN shall defend, indemnify and hold harmless Electrum from any claims, damages, liabilities, losses or responsibilities arising from or relating to AIVN's activities on, ownership, possession or use of the reconveyed mining claim(s), provided that AIVN shall have no obligation to Electrum to maintain the mining claim(s) in good standing under applicable law or under any Underlying Agreement.  If Electrum surrenders any unpatented mining claim within sixty (60) days of the statutory or regulatory deadline for payment of any fees or filing or recording of any instruments required to maintain the surrendered unpatented mining claims in good standing, Electrum shall pay all such fees and complete all such filings and recordings.

15.2

Termination.  Electrum may terminate this Agreement at any time.  Termination of this Agreement shall be effective on Electrum’s delivery of notice to AIVN, unless Electrum’s termination notice recites a later date.  If Electrum terminates this Agreement, except by its election to enter the Joint Venture as provided in Section 8, Electrum shall perform the following obligations:

15.2.1

Electrum shall pay all real property taxes and make all payments and take all other actions necessary to ensure that at the date of such termination and without any action by AIVN the Property and the Underlying Agreements shall be in good standing on the date of termination.  If Electrum elects to terminate this Agreement at any time within sixty (60) days of the statutory or regulatory deadline for payment of any real property taxes assessed against the Property or of any fees (including Federal annual mining claim maintenance fees) or filing or recording of any instruments required to maintain the Property, including the unpatented mining claims, in good standing, Electrum shall pay all such fees and complete all such filings and recordings notwithstanding termination of this Agreement.

15.2.2

Electrum shall deliver to AIVN copies of any and all title, geological, metallurgical, exploration, assay and engineering reports and data pertaining to the Property or related to operations (in paper or digital form), and splits of mineral samples and drill cores, which have not been previously delivered to AIVN.  Electrum shall have no obligation to deliver to AIVN any database or software which Electrum holds, owns or possesses in accordance with a license or other agreement which prohibits or restricts Electrum’s authority to deliver copies of the same to any third party.

15.2.3

Electrum shall, at Electrum's sole expense, perform or secure the performance of all reclamation and remediation relating to Electrum’s operations on the Property during the term of this Agreement as may be required by all applicable laws and regulations.

15.2.4

On Electrum’s receipt of AIVN’s request, Electrum shall remove all of its  materials, supplies and equipment from the Property; provided, however, that AIVN may retain or, at Electrum’s cost, dispose of any such materials, supplies or equipment not removed from the Property within one hundred and eighty (180) days of Electrum’s receipt of AIVN’s request.

15.2.5

Electrum shall perform all obligations of Electrum which expressly survive the termination of this Agreement.

16.

Termination by AIVN.  If Electrum defaults in any of its obligations, AIVN may give Electrum written notice and specify the default or defaults.  If within thirty (30) days Electrum has not cured such default or, with respect to defaults not capable of being cured in thirty (30) days, begun and diligently pursued efforts to cure such default, AIVN may terminate this Agreement by written notice to Electrum.  If Electrum disputes that any default has occurred, the matter shall be determined by litigation in a court of competent jurisdiction, and if the court finds Electrum is in default, Electrum shall have a reasonable time (which in any case shall not be less than thirty (30) days from receipt of notice of the judgment or order) to cure such default, and if so cured, AIVN shall have no right to terminate this Agreement by reason of such default.

17.

Force Majeure.  Notwithstanding any other provision of this Agreement, the term of this Agreement shall be extended by the duration of any event of force majeure, and the obligations of Electrum under this Agreement, except Electrum’s obligation to pay the costs of maintaining the condition of and title to the Property (including real property taxes, Federal annual mining claim maintenance fees and state and county recording and mining claim fees for the Property) and Electrum’s obligation to make payments to AIVN, shall be suspended and Electrum shall not be deemed in default or liable for damages or other remedies while Electrum is prevented from compliance with its obligations by force majeure.  For purposes of this Agreement, force majeure shall include, but not be limited to, acts of God, the elements, riots, acts or failure to act on the part of federal or state agencies or courts, inability to obtain necessary permits, inability to secure equipment, equipment crews or materials or to obtain access to the Property despite Electrum’s diligent efforts to obtain the same, strikes, lockouts, damage to, destruction or unavoidable shutdown of necessary facilities, or any other matters (whether or not similar to those above mentioned) beyond Electrum's reasonable control; provided, however, that force majeure shall not include financial inability to perform, and provided further that settlement of strikes or lockouts shall be entirely within the discretion of Electrum; and provided further, that Electrum shall promptly notify AIVN and shall exercise diligence in an effort to remove or overcome the cause of such inability to comply.

18.

Effect of Termination.  Except as otherwise provided in this Agreement, in case of termination of this Agreement under its terms or for any cause other than as a consequence of Electrum and AIVN’s execution of the Mining Venture Agreement,  Electrum shall have no further liability or obligation, except for those which have accrued at the date of termination, those specified in Section 13 concerning indemnification and those in Section 14.

19.

Change in Ownership of Property.  Changes in the ownership of the Property occurring after execution of this Agreement shall not be binding upon Electrum until it receives written notice of such change, together with a copy of the recorded document which reflects such change.  No change or division in the ownership of the Property shall operate to enlarge the obligations or diminish the rights of Electrum under this Agreement.

20.

Notice.  Any notices required or authorized to be given by this Agreement shall be in written form.  Any notices required or authorized to be given by this Agreement may be sent by registered or certified delivery, postage prepaid and return receipt requested, addressed to the proper party at the following address or such address as the party shall have designated to the other parties in accordance with this Section.  Any notice required or authorized to be delivered by this Agreement shall be deemed to have been sufficiently delivered or served in written form if:  (a) mailed in accordance with this Section; (b) personally delivered to the proper party by hand delivery, messenger or recognized courier such as FedEx or UPS; or (c) delivered by telex, telegraph, facsimile or other electronic transmission and actually received by such party.  Delivery of notice shall be effective on the first business day after the party deposits the notice for mailing or delivers the notice by the other means authorized in this Section, as applicable.

If to AIVN:

American International Ventures, Inc.

6 Glory Lane

Sussex, NJ  07461

and copy to:

Myron Goldstein

16281 Wild Plum Circle

Morrison, CO 80465

If to Electrum:

Electrum Resources LLC

720 Faith

Ashland, OR  97520

21.

Memorandum of Agreement.  Concurrently on execution of this Agreement, AIVN and Electrum will execute a memorandum of agreement, in a form reasonably acceptable to both parties, covering the Property for purposes of recording.  If any property interest is hereafter added to the Property, such memorandum shall be amended or supplemented to reflect the added interest.

22.

Assignment.  Either AIVN or Electrum may assign its rights under this Agreement to an Affiliate, as defined in Section , in whole or in part, and this Agreement shall be binding upon and enure to the benefit of the parties, and their successors and assigns.  Subject to the provisions of this Section, Electrum may assign its rights under this Agreement to any third party provided it first obtains AIVN’s consent which shall not be delayed or withheld unreasonably. If a party intends to transfer all or any part of its interest in the Property or in or under this Agreement in accordance with the terms of an agreement which such party determines is acceptable, such party shall promptly notify the other party of such party's intentions.  The notice shall state all pertinent terms and conditions of the intended transfer, and shall be accompanied by a copy of the agreement, contract, offer or other instrument governing the terms of the transfer.  If the consideration for the intended transfer is, in whole or in part, other than monetary, the notice shall describe such consideration and its monetary equivalent (based upon the fair market value of the nonmonetary consideration and stated in terms of cash or currency).  The nontransferring party shall have thirty (30) days from the date it receives such notice to notify the transferring party that the nontransferring party elects to acquire the offered interest at the same price (or its monetary equivalent in cash or currency) and on the same terms and conditions as described in the transferring party's notice.  If the nontransferring party fails to elect within the period provided for in this Section, the transferring party shall have ninety (90) days following the expiration of such period to consummate the transfer to a third party at a price upon terms no less favorable to the transferring party than those offered by the transferring party to the nontransferring party in the transferring party's notice.  If a transferring party fails to consummate the transfer to a third party within the period described in this Section, the nontransferring party's preferential right to acquire such offered interest shall be deemed to be revived.  Any subsequent proposal by a party to transfer its interest in the Property in or under this Agreement shall be conducted in accordance with all of the procedures described in this Section.

23.

Currency.  In this Agreement, dollar amounts are expressed in lawful currency of the United States of America.

24.

Relationship of the Parties.

24.1

Nothing contained in this Agreement shall be deemed to constitute either party the partner of the other, nor, except as otherwise expressly provided, to constitute either party the agent or legal representative of the other, nor to create any fiduciary relationship between them.  It is not the intention of the parties to create, nor shall this Agreement be construed to create, any mining, commercial or other partnership.  Neither party shall have any authority to act for or to assume any obligation or responsibility on behalf of the other party, except as otherwise expressly provided.  Subject to the last paragraph of Section , it is the express purpose and intention of the parties that their ownership of the Property and the rights acquired shall be as tenants in common.

24.2

Without changing the effect of this Section, for U.S. tax purposes, the parties’ relationship under this Agreement and the Mining Venture Agreement shall constitute a tax partnership within the meaning of Section 761(a) of the United States Internal Revenue Code of 1986, as amended.  The parties will execute and deliver such forms and instruments as are required under applicable law to effect Electrum’s election.  Electrum shall be the Tax Matters Partner.  Tax elections and allocations shall be made as provided in Exhibit B, subject to Section 8.11.

24.3

The parties agree that, to the extent permissible under applicable law, their relationship shall be treated for state income tax purposes in the same manner as it is for federal income tax purposes.

24.4

The Tax Matters Partner shall prepare and shall file any tax returns or other tax forms required.

24.5

Unless agreed to by all parties (or unless the transferring party indemnifies the other party from any and all increased liabilities), no party shall make a transfer which causes the termination of the tax partnership for federal income tax purposes formed pursuant to this Agreement.

25.

Confidentiality.  Subject to the provisions of this Section, the existence and terms of this Agreement and all information obtained in connection with the performance of this Agreement shall be the exclusive property of the parties and shall not be disclosed by a party to any third party or to the public without the prior written consent of the other party.  If a party is required under applicable laws or regulations or the rules of any stock exchange or stock listing association applicable to such party as measured by the standards of materiality applicable to such party to disclose the existence of this Agreement or any information obtained in connection with the performance of this Agreement, such party shall notify the other party of the disclosure.

26.

Governing Law and Dispute Resolution.  This Agreement, and the performance of the parties, shall be governed by the laws of the State of Nevada.  The parties agree and submit to jurisdiction and venue of any action concerning construction of this Agreement or enforcement of any of the rights and obligations of the parties under this Agreement in the Second Judicial District Court, Washoe County, Reno, Nevada.

Executed effective the Effective Date.

American International Ventures, Inc.

By      /s/Myron Goldstein

Myron Goldstein, Chairman

Electrum Resources LLC

By:/s/   Larry Buchanan

Larry J. Buchanan, President

Exploration and Option to Enter Joint Venture Agreement

Exhibit A

Description of Property Nye County, Nevada

A.

Mill Sites and Patented Mining Claims.

See attached list.

B.

Unpatented Mining Claims.

See attached list.

C.

Underlying Agreements.

See attachments, if any

#

#

LLC Operating Agreement

Exploration and Option to Enter Joint Venture Agreement

Exhibit B

Bruner Project LLC Operating Agreement

Bruner Project LLC Operating Agreement

This Bruner Project LLC Operating Agreement is made by and between American International Ventures, Inc., a Delaware corporation (“AIVN”), and Electrum Resources LLC, a Cayman Islands limited liability company (“Electrum”).

Recitals

A.

AIVN and Electrum are parties to the Exploration and Option to Enter Joint Venture Agreement dated effective September 1, 2005 (the “Exploration Agreement”), concerning certain patented and unpatented mining claims in Nye County, Nevada, which are described in Exhibit A and defined in Exhibit D.

B.

Electrum has completed its exploration and payment obligations under the Exploration Agreement and has elected to participate with AIVN in the exploration, evaluation and, if justified, the development and mining of mineral resources within the Properties.

C.

AIVN and Electrum wish to form and operate a limited liability company under the Nevada Limited Liability Company Act under Chapter 86 of the Nevada Revised Statutes (the “Act”), to own the Properties and conduct the operations contemplated by Recital B.

Now therefore, in consideration of their covenants and promises, AIVN and Electrum agree as follows:

1.

Definitions and Cross-references.

1.1

Definitions.  The terms defined in Exhibit D and elsewhere shall have the defined meaning wherever used in this Agreement, including in Exhibits.

1.2

Cross References.  References to “Exhibits” and “Sections” refer to Exhibits and Sections of this Agreement.

2.

Name, Purposes and Term.

2.1

Formation. The parties have organized, or will organize, the Company pursuant to the Act and the provisions of this Agreement as a Nevada limited liability company by the filing of its Articles of Organization (as defined in the Act) in the Office of the Secretary of the State of Nevada effective as of the Effective Date.

2.2

Name. The name of the Company is “Bruner Project LLC.” The Manager shall accomplish any filings or registrations required by jurisdictions in which the Company conducts its Business.

2.3

Purposes. The Company is formed for the following purposes and for no others, and shall serve as the exclusive means by which each of the Members accomplishes such purposes:

2.3.1

To conduct Exploration within the Area of Interest,

2.3.2

To acquire additional real property and other interests within the Area of Interest,

2.3.3

To evaluate the possible Development and Mining of the Properties, and, if justified, to engage in Development and Mining,

2.3.4

To engage in Operations on the Properties,

2.3.5

To engage in marketing Products,

2.3.6

To complete and satisfy all Environmental Compliance obligations and Continuing Obligations affecting the Properties, and

2.3.7

To perform any other activity necessary, appropriate, or incidental to any of the foregoing.

2.4

Limitation.  Unless the Members otherwise agree in writing, the Business of the Company shall be limited to the purposes described in Section 2.3, and nothing in this Agreement shall be construed to enlarge such purposes.

2.5

Term.  The term of the existence of the Company shall begin on the Effective Date and shall continue for twenty (20) years from the Effective Date and for so long thereafter as Products are produced from the Properties on a continuous basis, and thereafter until all materials, supplies, equipment and infrastructure have been salvaged and disposed of, and any required Environmental Compliance is completed and accepted, unless the Company is earlier dissolved in accordance with this Agreement.  Products shall be deemed to be produced from the Properties on a “continuous basis” so long as production in commercial quantities is not halted for more than two (2) consecutive years.

2.6

Resident Agent; Offices. The Manager shall select a duly qualified resident agent for the company. The registered office of the Company in the State of Nevada shall be located at Electrum’s Nevada office or at any other place within the State of Nevada which the Manager shall select.  The principal office of the Company shall be at any location which the Manager shall select.

3.

Contributions by Members.

3.1

Members’ Initial Contributions.

3.1.1

AIVN, as its Initial Contribution, contributes all of its right, title and interest in and to the Assets described in Exhibit A to the capital of the Company.  The amount of $1,615,385 shall be credited to AIVN’s Equity Account on the Effective Date with respect to AIVN’s Initial Contribution.

3.1.2

Electrum, as its Initial Contribution, contributes all of its right, title and interest in and to the Assets described in Exhibit A to the capital of the Company.  The amount of $3,000,000 shall be credited to Electrum’s Equity Account on the Effective Date with respect to Electrum’s Initial Contribution.

3.1.3

The initial Ownership Interests of the Members are set forth in Section 3.5.  At any time within five (5) years following Electrum’s complete performance of its Exploration and Development Work Expenditure and payment obligations under the Exploration Agreement, Electrum shall have the option and right to increase its Ownership Interest by an additional ten percent (10%) to a total of seventy-five percent (75%) by preparing and bearing the costs of preparation of a Feasibility Study which must be based on sound engineering principles and mine operating criteria generally acceptable under United States mining industry practices and standards for projects in similar operating environments and is in a form acceptable to mine lending institutions for the purpose of financing mine construction, if warranted (the “Additional Contribution”).  The time for Electrum’s performance of the Additional Contribution shall be extended on the occurrence of a force majeure event.

If pursuant to this Section, Electrum elects to increase its interest in the Company to seventy-five percent (75%) and performs its Additional Contribution, for purposes of calculating dilution, Electrum’s Initial Contribution shall be the sum of $3,000,000.00 plus all of Electrum’s qualified expenditures constituting the Additional Contribution, including the cost of preparation of the Feasibility Study, which Electrum incurs to and including the date on which Electrum completes, or causes the completion of, the Feasibility Study.  In such case, AIVN’s Initial Contribution, for purposes of calculating dilution, shall be deemed to be the amount of Electrum’s Initial Contribution, as determined in accordance with this Section, multiplied by .3333.  The respective Capital Accounts of the parties shall in any event be determined pursuant to the Exploration Agreement, this Agreement and Exhibit C hereto.

During Electrum’s performance of the Additional Contribution, Electrum shall be responsible for and shall pay all Exploration and Development Work Expenditures, including those required for maintenance of the Properties during Electrum’s performance of the Additional Contribution and amounts so paid shall be included in Electrum’s Additional Contribution Expenditure amount.

3.1.4

If Electrum does not complete a Feasibility Study pursuant to Section 3.1.3 or if Electrum completes the Feasibility Study pursuant to Section 3.1.3, but it is not a bankable, positive Feasibility Study, Electrum shall be deemed to have elected to withdraw from the Company, the Company shall be dissolved and the Properties shall revert to AIVN.  Electrum and the Company shall execute and deliver an instrument in recordable form conveying to AIVN all of Electrum’s and the Company’s right, title and interest in and to the Properties.

3.2

Development Funding.  If the Company decides to develop a mine on the Properties, the Ownership Interest of Electrum shall be increased to eighty percent (80%) on the occurrence of the following events:

3.2.1

Electrum provides all of the Development funding directly to the Company.

3.2.2

Electrum provides its proportionate share of the Development funding and provides or secures AIVN’s proportionate share of the Development funding by way of a loan, guaranty of AIVN’s indebtedness or provision of security for AIVN’s indebtedness or the provision of any other assurance to AIVN or AIVN’s lender.  If Electrum loans to AIVN the latter’s proportionate share of the Development funding, the loan shall be secured by AIVN’s grant of a lien and security interest against AIVN’s Ownership Interest in the Company.  Until the loan is repaid in full, Electrum shall have the right to receive ninety percent (90%) of the Company’s Net Revenues from the production of minerals from the Properties notwithstanding that AIVN’s Ownership Interest is a greater percentage.

Electrum’s Ownership Interest shall not be increased in accordance with this Section if the Company obtains the Development funding for itself or AIVN and Electrum jointly obtain Development funding for the Company.  If Electrum increases its interest in the Company to eighty percent (80%) in accordance with this Section, for purposes of calculating dilution, Electrum’s Contribution shall be the sum of its Initial Contribution in the sum of $3,000,000, its Additional Contribution under Section 3.1.3, and its actual contributions for Development of the mine.  In such case, AIVN’s Contribution, for purposes of calculating dilution, shall be deemed to be Electrum’s Contribution multiplied by .25.

3.3

Funding After Completion of Electrum’s Contributions.  Subject to the provisions of Section 3.2, after Electrum has completed the Additional Contribution the parties shall contribute to future Programs and Budgets in accordance with their respective Ownership Interests.

3.4

Record Title.  Title to the Assets shall be held by the Company.  All data, information, documents, maps, reports and studies relating to the Feasibility Study shall be part of the Company’s Assets.

3.5

Initial Ownership Interests.  The Members shall have the following Initial Ownership Interests:

AIVN

-

35%

Electrum

-

65%

If Electrum performs the Additional Contribution, the Members shall have the following initial Ownership Interests:

AIVN

-

25%

Electrum

-

75%

3.6

Changes in Ownership Interests.  The Ownership Interests shall be eliminated or changed as follows:

3.6.1

Upon Electrum’s provision of Development funding pursuant to Section 3.2;

3.6.2

Upon an election by either Member pursuant to Section 10.5 to contribute less to an adopted Program and Budget than the percentage equal to its Ownership Interest, or to contribute nothing to an adopted Program and Budget;

3.6.3

In the event of default by either Member in making its agreed-upon contribution to an adopted Program and Budget, followed by an election by the other Member to invoke any of the remedies in Section 11.5;

3.6.4

Upon Transfer by either Member of part or all of its Ownership Interest in accordance with Section 7; or

3.6.5

Upon acquisition by either Member of part or all of the Ownership Interest of the other Member, however arising.

3.7

Admission of New Members.  Except in the event of a transfer permitted pursuant to Section 7, a new member may be admitted only with the unanimous written approval of the Members.

3.8

Security Interest.  Each Member grants to the other Member a lien upon and a security interest in its Ownership Interest, including all of its right, title and interest in the Assets, whenever acquired or arising, and the proceeds from and accessions to the foregoing.

The liens and security interests shall secure every obligation or liability of the Member granting such lien or security interest to the other Member created under this Agreement, including the obligation to repay a Cover Payment in accordance with Section 11.4.  Each Member agrees to take all action necessary to perfect such lien and security interest and appoints the other Member its attorney-in-fact to execute, file and record all financing statements and other documents necessary to perfect or maintain such lien and security interest.

Each Member shall, from time to time, take all necessary actions, including execution of appropriate agreements, to pledge and subordinate its Ownership Interest, any liens it may hold which are created under this Agreement, other than those created pursuant to the foregoing paragraphs of this Section, and any other right or interest it holds with respect to the Company and the Assets (other than any statutory lien of the Manager) to any secured borrowings for Operations approved by the Management Committee, including any secured borrowings relating to Project Financing, and any modifications or renewals thereof.

4.

Elimination of Minority Interest.

4.1

Reduction of Ownership Interest to Less Than Ten Percent.  A Reduced Member whose Recalculated Ownership Interest becomes less than ten percent (10%) shall be deemed to have withdrawn from the Company and shall relinquish its entire Ownership Interest free and clear of any Encumbrances arising by, through or under the Reduced Member, except any such Encumbrances listed in Section 1.1 of Exhibit A or to which the Members have agreed. Such relinquished Ownership Interest shall be deemed to have accrued automatically to the other Member.  The Reduced Member’s Capital Account shall be transferred to the remaining Member.  The Reduced Member shall have the right to receive a production royalty from the Company equal to ten percent (10%) of the Net Profits, provided, however, that if there are more than two (2) Members of the Company and two (2) or more of the Members become Reduced Members, the aggregate production royalty shall never exceed ten percent (10%) of the Net Profits and the production royalty shall be allocated in proportionate shares among the Reduced Members.  The Reduced Member shall thereafter have no further right, title, or interest in the Assets, in the Company or under this Agreement, and the tax partnership established by Exhibit C shall dissolve pursuant to Section 4.2 of Exhibit C.  In such event, the Reduced Member shall execute and deliver an appropriate conveyance of any right, title and interest the Reduced Member may have in the Assets to the remaining Member.

4.2

Recalculation of Ownership Interests.  The relinquishment, resignation and entitlements for which this Section provides shall be effective as of the effective date of the recalculation under Sections 10.5 or 11.5. However, if the final adjustment provided under Section 10.6 for any recalculation under Section 10.5 results in a Recalculated Ownership Interest of ten percent (10%) or more:  (1) the Recalculated Ownership Interest shall be deemed, effective retroactively as of the first day of the Program Period, to have automatically revested; (2) the Reduced Member shall be reinstated as a Member, with all of a Member’s rights and obligations; (3) the right to the Net Profits royalty under Section 4.1 shall terminate; and (4) the Manager, on behalf of the Members, shall make any necessary reimbursements, reallocations of Products, contributions and other adjustments as provided in Section 10.6.4. Similarly, if such final adjustment under Section 10.6 results in a Recalculated Ownership Interest for either Member of less than ten percent (10%) for a Program Period as to which the provisional calculation under Section 10.5 had not resulted in an Ownership Interest of less than ten percent (10%), then such Member, at its election within thirty (30) days after notice of the final adjustment, may contribute an amount resulting in a revised final adjustment and resultant Recalculated Ownership Interest of ten percent (10%).  If no such election is made, such Member shall be deemed to have withdrawn under the terms of Section 4.4.1 as of the beginning of such Program Period, and the Manager, on behalf of the Members, shall make any necessary reimbursements, reallocations of Products, contributions and other adjustments as provided in Section 10.6.4, including of any Net Profits to which such Member may be entitled for such Program Period.

4.3

Documentation of Adjustments to Ownership Interests.  Each Member’s Ownership Interest and related Equity Account balance shall be shown in the accounting records of the Company, and any adjustments, including any reduction, readjustment, and restoration of Ownership Interests under Sections 4.2, 10.5, 10.6 and 11.5, shall be made monthly.  The Company’s register of Members shall be amended from time to time to reflect such changes.

4.4

Continuing Liabilities.  Any reduction or elimination of a Member’s Ownership Interest under Sections 4,  5 or 11 shall not relieve such Member of its share of any liability, including, without limitation, Continuing Obligations, Environmental Liabilities and Environmental Compliance, whether arising before or after such reduction or elimination, from acts or omissions occurring or conditions existing before the Effective Date, or from Operations conducted during the term of this Agreement, but before such reduction or elimination, regardless of when any funds may be expended to satisfy such liability.  For purposes of this Section, such Member’s share of such liability shall be equal to its Ownership Interest at the time the act or omission giving rise to the liability occurred, after first taking into account any prior reduction, readjustment or restoration of Ownership Interests (or, as to such liability arising from acts or omissions occurring or conditions existing before the Effective Date, equal to such Member’s (Initial Ownership Interest).  Should the cumulative cost of satisfying Continuing Obligations exceed the cumulative amounts accrued or otherwise charged to the Environmental Compliance Fund, each of the Members shall be liable for its proportionate share (that is, Ownership Interest at the time of the act or omission giving rise to such liability occurred), after first taking into account any reduction, readjustment and restoration of Ownership Interest, of the cost of satisfying such Continuing Obligations, notwithstanding that either Member has previously resigned from the Company or that its Ownership Interest has been reduced or converted.  On dissolution of the Company, each Member shall remain liable for its respective share of liabilities to third parties (whether such arises before or after such dissolution), including Environmental Liabilities and Continuing Obligations.  In the event of the resignation of a Member, the resigning Member’s share of such liabilities shall be equal to its Ownership Interest at the time such liability was incurred, after first taking into account any reduction, readjustment and restoration of Ownership Interests (or, as to liabilities arising before the Effective Date, its initial Ownership Interest).  The foregoing provisions are solely for the benefit of the Members and are not intended to create liability to or benefit any third party.

5.

Relationship of the Members.

5.1

Limitation on Authority of Members.  No Member is an agent of the Company solely by virtue of being a Member, and no Member has authority to act for the Company solely by virtue of being a Member.  This Section 5.1 supersedes any authority granted to the Members pursuant to the Act. Any Member that takes any action or binds the Company in violation of this Section 5.1 shall be solely responsible for any loss and expense incurred by the Company as a result of the unauthorized action and shall indemnify and hold the Company harmless with respect to the loss or expense.

5.2

Federal Tax Elections and Allocations.  The Company shall be treated as a partnership for federal income tax purposes, and no Member shall take any action to alter such treatment.

5.3

State Income Tax.  To the extent permissible under applicable law, the relationship of the Members shall be treated for state income tax purposes in the same manner as it is for federal income tax purposes.

5.4

Tax Returns.  After approval of the Management Committee, any tax returns or other required tax forms shall be filed in accordance with Exhibit C.

5.5

Other Business Opportunities.  Each Member shall have the right to engage in and receive full benefits from any independent business activities or operations, whether or not competitive with the Company, without consulting with, or obligation to, the other Member or the Company.  The doctrines of “corporate opportunity” or “business opportunity” shall not be applied to the Business or to any other activity or operation of any Member.  No Member shall have any obligation to the Company or any other Member with respect to any opportunity to acquire any property outside the Area of Interest at any time, or within the Area of Interest after the termination of the Company.  Unless otherwise agreed in writing, neither the Manager nor any Member shall have any obligation to mill, beneficiate or otherwise treat any Products in any facility owned or controlled by the Manager or such Member.

5.6

Waiver of Rights to Partition or Other Division of Assets.  The Members  waive and release all rights of partition, or of sale in lieu thereof, or other division of Assets, including any such rights provided by Law.

5.7

Bankruptcy of a Member.  A Member shall cease to have any power as a Member or Manager or any voting rights or rights of approval hereunder upon bankruptcy, insolvency, dissolution or assignment for the benefit of creditors of such Member, and its successor upon the occurrence of any such event shall have only the rights, powers and privileges of a transferee enumerated in Section 7.2, and shall be liable for all obligations of the Member under this Agreement. In no event, however, shall a personal representative or successor become a substitute Member unless the requirements of Section 7.2 are satisfied.

5.8

Implied Covenants.  There are no implied covenants contained in this Agreement, except that the covenants of good faith and fair dealing generally implied in contracts are expressly incorporated herein.

5.9

No Certificate. The Company shall not issue certificates representing Ownership Interests in the Company.

5.10

Disposition of Production.  Subject to the obligation of each Member to make timely payments of cash calls pursuant to Article 11, and subject to any liens applicable to the assets of the Company, each party is entitled to separate distribution to it or on its behalf of its share of Products produced from the Properties.  Neither Member shall have any obligation to account to the other Member for, nor have any interest or right of participation in any profits or proceeds nor have any obligation to share in any losses from, futures contracts, forward sales, trading in puts, calls, options or any similar hedging, price protection or marketing mechanism employed by a Member with respect to its proportionate share of any Products produced or to be produced from the Properties.

5.11

Limitation of Liability.  The Members shall not be required to make any contribution to the capital of the Company except as otherwise provided in this Agreement, nor shall the Members in their capacity as Members or Manager be bound by, or liable for, any debt, liability or obligation of the Company whether arising in contract, tort, or otherwise, except as expressly provided by this Agreement.  The Members shall be under no obligation to restore a deficit Capital Account upon the dissolution of the Company or the liquidation of any of their Ownership Interests.

5.12

Indemnities.  The Company may, and shall have the power to, indemnify and hold harmless any Member or Manager or other person from and against any and all claims and demands whatsoever arising from or related to the Business, the Company or a Member’s membership in the Company.

5.13

No Third Party Beneficiary Rights.  This Agreement shall be construed to benefit the Members and their respective successors and assigns only, and shall not be construed to create third party beneficiary rights in any other party or in any governmental organization or agency.

6.

Representations and Warranties.  As of the Effective Date, each Member warrants and represents to the other that:

6.1

It is an entity duly organized and in good standing in its jurisdiction of incorporation or organization and is qualified to do business and is in good standing in those states where necessary in order to carry out the purposes of this Agreement;

6.2

It has the capacity to enter into and perform this Agreement and all transactions contemplated herein and that all corporate, limited liability company, board of directors, manager, shareholder, member. surface and mineral rights owner, lessor, lessee and other actions and consents required to authorize it to enter into and perform this Agreement have been properly taken or obtained;

6.3

It will not breach any other agreement or arrangement by entering into or performing this Agreement;

6.4

It is not subject to any governmental order, judgment, decree, debarment, sanction or Laws that would preclude the permitting or implementation of Operations under this Agreement; and

6.5

This Agreement has been duly executed and delivered by it and is valid and binding upon it in accordance with its terms.

6.6

It is not on the Specially Designated National & Blocked Persons List of the Office of Foreign Assets Control of the United States Treasury Department and is not otherwise blocked or banned by any foreign assets office rule or any other law or regulation, including the USA Patriot Act or Executive Order 13224.

7.

Transfer of Interest; Preemptive Right.

7.1

General.  A Member shall have the right to Transfer to a third party its Ownership Interest, or any beneficial interest therein, solely as provided in this Section 7.

7.2

Limitations on Free Transferability.  Any Transfer by either Member under Section 7.1 shall be subject to the following limitations:

7.2.1

Neither Member shall Transfer any beneficial interest in the Company (including, but not limited to, any royalty, profits, or other interest in the Products) except in conjunction with the Transfer of part or all of its Ownership Interest;

7.2.2

No transferee of all or any part of a Member’s Ownership Interest shall have the rights of a Member unless and until the transferring Member has provided to the other Member notice of the Transfer, and, except as provided in Sections 7.2.6 and 7.2.7, the transferee, as of the effective date of the Transfer, has committed in writing to assume and be bound by this Agreement to the same extent as the transferring Member;

7.2.3

Neither Member, without the consent of the other Member, shall make a Transfer that shall violate any Law, or result in the cancellation, suspension or revocation of any permits, licenses, or other similar authorization;

7.2.4

No Transfer permitted by this Section shall relieve the transferring Member of any liability of such transferring Member under this Agreement, whether accruing before or after such Transfer;

7.2.5

Any Member that makes a Transfer that shall cause termination of the tax partnership established by Section 5.2 shall indemnify the other Member for, from and against any and all loss, cost, expense, damage, liability or claim therefore arising from the Transfer, including without limitation any increase in taxes, interest and penalties or decrease in credits caused by such termination and any tax on indemnification proceeds received by the indemnified Member;

7.2.6

In the event of a Transfer of less than all of an Ownership Interest, the transferring Member and its transferee shall act and be treated as one Member under this Agreement; provided however, that in order for such Transfer to be effective, the transferring Member and its transferee must first:

7.2.6.1

Agree, as between themselves, that one of them is authorized to act as the sole agent (“Agent”) on their behalf with respect to all matters pertaining to this Agreement and the Company; and

7.2.6.2

Notify the other Member of the designation of the Agent, and in such notice warrant and represent to the other Member that:

(a)  The Agent has the sole authority to act on behalf of, and to bind, the transferring Member and its transferee with respect to all matters pertaining to this Agreement and the Company;

(b)  The other Member may rely on all decisions of, notices and other communications from, and failures to respond by, the Agent, as if given (or not given) by the transferring Member and its transferee; and

(c)  All decisions of, notices and other communications from, and failures to respond by, the other Member to the Agent shall be deemed to have been given (or not given) to the transferring Member and its transferee.

The transferring Member and its transferee may change the Agent (but such replacement must be one of them) by giving notice to the other Member, which notice must conform to Section 7.2.6.2.

7.2.7

If the Transfer is the grant of an Encumbrance on an Ownership Interest to secure a loan or other indebtedness of either Member in a bona fide transaction, other than a transaction approved unanimously by the Management Committee or Project Financing approved by the Management Committee, such Encumbrance shall be granted only in connection with such Member’s financing payment or performance of that Member’s obligations under this Agreement and shall be subject to the terms of this Agreement and the rights and interests of the other Member hereunder.  Any such Encumbrance shall be further subject to the condition that the holder of such Encumbrance (“Chargee”) first enters into a written agreement with the other Member in form satisfactory to the other Member, acting reasonably, binding upon the Chargee, to the effect that:

7.2.7.1

The Chargee shall not enter into possession or institute any proceedings for foreclosure or partition of the encumbering Member’s Ownership Interest and that such Encumbrance shall be subject to the provisions of this Agreement;

7.2.7.2

The Chargee’s remedies under the Encumbrance shall be limited to the sale of the whole (but only of the whole) of the encumbering Member’s Ownership Interest to the other Member, or, failing such a sale, at a public auction to be held at least thirty (30) days after prior notice to the other Member, such sale to be subject to the purchaser entering into a written agreement with the other Member whereby such purchaser assumes all obligations of the encumbering Member under the terms of this Agreement.  The price of any preemptive sale to the other Member shall be the remaining principal amount of the loan plus accrued interest and related expenses, and such preemptive sale shall occur within sixty (60) days of the Chargee’s notice to the other Member of its intent to sell the encumbering Member’s Ownership Interest.  Failure of a sale to the other Member to close by the end of such period, unless failure is caused by the encumbering Member or by the Chargee, shall permit the Chargee to sell the encumbering Member’s Ownership Interest at a public sale; and

7.2.7.3

The charge shall be subordinate to any then-existing debt, including Project Financing previously approved by the Management Committee, encumbering the transferring Member’s Ownership Interest.

7.3

Preemptive Right.  Any Transfer by either Member under Section 7.1 and any Transfer by an Affiliate in Control of either Member shall be subject to a preemptive right of the other Member to the extent provided in Exhibit H. Failure of a Member’s Affiliate to comply with this Section and Exhibit H shall be a breach by such Member of this Agreement.

8.

Management Committee.

8.1

Organization and Composition.  The Members establish a Management Committee to determine overall policies, objectives, procedures, methods and actions under this Agreement.  The Management Committee shall constitute the Company’s Board of Directors.  The Management Committee shall consist of one (1) director for the Company appointed by AIVN and one (1) director for the Company appointed by Electrum.  Each Member may appoint one or more alternates to act in the absence of a regular director.  Any alternate so acting shall be deemed a director.  Appointments by a Member shall be made or changed by notice to the other Members.  So long as Electrum is the Manager, Electrum shall designate its director to serve as the chair of the Management Committee.  If Electrum is replaced as Manager, the successor Manager shall designate its director to serve as the chair of the Management Committee.

8.2

Decisions.  Each Member, acting through its appointed Company director in attendance at the meeting, shall have the votes on the Management Committee in proportion to its Ownership Interest.  Unless otherwise provided in this Agreement, the vote of the Member with an Ownership Interest over fifty (50%) shall determine the decisions of the Management Committee.  The following actions shall require the unanimous consent of the Members:

8.2.1

Termination of commercial production of Minerals from the Properties.

8.2.2

Expansion of the production capacity of any process line on the Property in excess of ten percent (10%).

8.2.3

Amendment of this Agreement.

8.2.4

Sale of all or substantially all of the Company or its assets.

8.2.5

The initiation of any litigation or the settlement of any litigation in which the amount in settlement involves payments, commitments or obligations in excess of One Hundred Thousand dollars ($100,000.00) in cash or value.

8.2.6

Payments to the Manager pursuant to Section 9.5 for its own services or equipment or for materials it supplies from its own stocks.

8.3

Meetings.

8.3.1

The Management Committee shall hold regular meetings at least four times annually in Reno, Nevada, or at other agreed places.  The Manager shall give fifteen (15) days notice to the Members of such meetings.  Additionally, either Member may call a special meeting upon seven (7) days notice to the other Member.  In case of an emergency, reasonable notice of a special meeting shall suffice.  There shall be a quorum if at least one director of the Management Committee representing each Member is present; provided, however, that if a Member fails to attend two consecutive properly called meetings, then a quorum shall exist at the second meeting if the other Member is represented by at least one appointed member, and a vote of such Member shall be considered the vote required for the purposes of the conduct of all business properly noticed even if such vote would otherwise require unanimity.

8.3.2

If business cannot be conducted at a regular or special meeting due to the lack of a quorum, either Member may call the next meeting upon five (5) days notice to the other Member.

8.3.3

Each notice of a meeting shall include an itemized agenda prepared by the Manager in the case of a regular meeting or by the Member calling the meeting in the case of a special meeting, but any matters may be considered if either Member adds the matter to the agenda at least five (5) days before the meeting or with the consent of the other Member.  The Manager shall prepare minutes of all meetings and shall distribute copies of such minutes to the other Member within five (5) days after the meeting.  Either Member may electronically record the proceedings of a meeting with the consent of the other Member.  The other Member shall sign and return or object to the minutes prepared by the Manager within thirty (30) days after receipt, and failure to do either shall be deemed acceptance of the minutes as prepared by the Manager.  The minutes, when signed or deemed accepted by both Members, shall be the official record of the decisions made by the Management Committee.  Decisions made at a Management Committee meeting shall be implemented in accordance with adopted Programs and Budgets.  If a Member timely objects to minutes proposed by the Manager, the members of the Management Committee shall seek, for a period not to exceed thirty (30) days from receipt by the Manager of notice of the objections, to agree upon minutes acceptable to both Members.  If the Management Committee does not reach agreement on the minutes of the meeting within such thirty (30) day period, the minutes of the meeting as prepared by the Manager together with the other Member’s proposed changes shall collectively constitute the record of the meeting.  If personnel employed in Operations are required to attend a Management Committee meeting, reasonable costs incurred in connection with such attendance shall be charged to the Business Account.  All other costs shall be paid by the Members individually.

8.4

Action Without Meeting in Person.  In lieu of meetings in person, the Management Committee may conduct meetings by telephone or video conference, so long as minutes of such meetings are prepared in accordance with Section 8.3.3.  The Management Committee may also take actions in writing signed by all members of the Management Committee.

8.5

Matters Requiring Approval. Except as provided in Section 3.1.3 and as otherwise delegated to the Manager in Section 9.2, management of the Company is vested in the Members, acting through the Management Committee. which shall have exclusive authority to determine all matters related to overall policies, objectives, procedures, methods and actions under this Agreement.

9.

Manager.

9.1

Appointment.  The Members appoint Electrum as the Manager with overall management responsibility for Operations.  Electrum agrees to serve until it resigns, is deemed to have resigned or is replaced as provided in Section 9.4.

9.2

Powers and Duties of Manager.  Subject to the terms and provisions of this Agreement, the Manager shall have the following powers and duties, which shall be discharged in accordance with adopted Programs and Budgets.

9.2.1

The Manager shall manage, direct and control Operations, and shall prepare and present to the Management Committee proposed Programs and Budgets as provided in Section 10.

9.2.2

The Manager shall implement the decisions of the Management Committee, shall make all expenditures necessary to carry out adopted Programs, and shall promptly advise the Management Committee if it lacks sufficient funds to carry out its responsibilities under this Agreement.

9.2.3

The Manager shall use reasonable efforts to:  (1) purchase or otherwise acquire all material, supplies, equipment, water, utility and transportation services required for Operations, such purchases and acquisitions to be made to the extent reasonably possible on the best terms available, taking into account all of the circumstances; (2) obtain such customary warranties and guarantees as are available in connection with such purchases and acquisitions; and (3) keep the Assets free and clear of all Encumbrances, except any such Encumbrances listed in Section 1.1 of Exhibit A and those existing at the time of, or created concurrent with, the acquisition of such Assets, or mechanic’s or materialmen’s liens (which shall be contested, released or discharged in a diligent matter) or Encumbrances specifically approved by the Management Committee.

9.2.4

The Manager shall conduct such title examinations of the Properties and cure such title defects pertaining to the Properties as may be advisable in its reasonable judgment.

9.2.5

The Manager shall:  (1) make or arrange for all payments required by leases, licenses, permits, contracts and other agreements related to the Assets; (2) pay all taxes, assessments and like charges on Operations and Assets except taxes determined or measured by a Member’s sales revenue or net income and taxes, including production taxes, attributable to a Member’s share of Products, and shall otherwise promptly pay and discharge expenses incurred in Operations; provided, however, that if authorized by the Management Committee, the Manager shall have the right to contest (in the courts or otherwise) the validity or amount of any taxes, assessments or charges if the Manager deems them to be unlawful, unjust, unequal or excessive, or to undertake such other steps or proceedings as the Manager may deem reasonably necessary to secure a cancellation, reduction, readjustment or equalization thereof before the Manager shall be required to pay them, but in no event shall the Manager permit or allow title to the Assets to be lost as the result of the nonpayment of any taxes, assessments or like charges; and (3) do all other acts reasonably necessary to maintain the Assets.

9.2.6

The Manager shall:  (1) apply for all necessary permits, licenses and approvals; (2) comply with all Laws; (3) notify promptly the Management Committee of any allegations of substantial violation thereof; and (4) prepare and file all reports or notices required for or as a result of Operations.  The Manager shall not be in breach of this provision if a violation has occurred in spite of the Manager’s good faith efforts to comply consistent with its standard of care under Section 9.3.  In the event of any such violation, the Manager shall timely cure or dispose of such violation on behalf of both Members through performance, payment of fines and penalties, or both, and the cost thereof shall be charged to the Business Account.

9.2.7

The Manager shall prosecute and defend, but shall not initiate without consent of the Management Committee, all litigation or administrative proceedings arising out of Operations.  The non-managing Member shall have the right to participate, at its own expense, in such litigation or administrative proceedings.  The non-managing Member shall approve in advance the commencement of any litigation or any settlement involving payments, commitments or obligations in excess of One Hundred Thousand Dollars ($100,000.00) in cash or value.

9.2.8

The Manager shall obtain insurance for the benefit of the Company as provided in Exhibit F or as may otherwise be determined from time to time by the Management Committee.

9.2.9

The Manager may dispose of Assets, whether by abandonment, surrender, or Transfer in the ordinary course of business, except that Properties may be abandoned or surrendered only as provided in Section 12.2.  Without prior authorization from the Management Committee, however, the Manager shall not:  (1) dispose of Assets in any one transaction (or in any series of related transactions) having a value in excess of Fifty Thousand Dollars ($50,000.00); (2) enter into any sales contracts or commitments for Product, except as permitted in Section 5.10; (3) begin a liquidation of the Company; or (4) dispose of all or a substantial part of the Assets necessary to achieve the purposes of the Company.

9.2.10

The Manager shall have the right to carry out its responsibilities hereunder through agents, Affiliates or independent contractors.

9.2.11

The Manager shall perform or cause to be performed all assessment and other work, and shall pay all Governmental Fees, required by Law in order to maintain the unpatented mining claims, mill sites and tunnel sites included within the Properties.  The Manager shall have the right to perform the assessment work required hereunder pursuant to a common plan of exploration and continued actual occupancy of such claims and sites shall not be required.  The Manager shall not be liable on account of any determination by any court or governmental agency that the work performed by the Manager does not constitute the required annual assessment work or occupancy for the purposes of preserving or maintaining ownership of the claims, provided that the work done is pursuant to an adopted Program and Budget and is performed in accordance with the Manager’s standard of care under Section 9.3.  The Manager shall timely record with the appropriate county and file with the appropriate United States agency any required affidavits, notices of intent to hold and other documents in proper form attesting to the payment of Governmental Fees, the performance of assessment work or intent to hold the claims and sites, in each case in sufficient detail to reflect compliance with the requirements applicable to each claim and site.  The Manager shall not be liable on account of any determination by any court or governmental agency that any such document submitted by the Manager does not comply with applicable requirements, provided that such document is prepared and recorded or filed in accordance with the Manager’s standard of care under Section 9.3.

9.2.12

If authorized by the Management Committee, the Manager may:  (1) locate, amend or relocate any unpatented mining claim or mill site or tunnel site; (2) locate any fractions resulting from such amendment or relocation; (3) apply for patents or mining leases or other forms of mineral tenure for any such unpatented claims or sites; (4) abandon any unpatented mining claims for the purpose of locating mill sites or otherwise acquiring from the United States rights to the ground covered thereby; (5) abandon any unpatented mill sites for the purpose of locating mining claims or otherwise acquiring from the United States rights to the ground covered thereby; (6) exchange with or convey to the United States any of the Properties for the purpose of acquiring rights to the ground covered thereby or other adjacent ground; and (7) convert any unpatented claims or mill sites into one or more leases or other forms of mineral tenure pursuant to any Law hereafter enacted.

9.2.13

The Manager shall keep and maintain all required accounting and financial records pursuant to the procedures described in Exhibit B and in accordance with customary cost accounting practices in the mining industry, and shall ensure appropriate separation of accounts unless otherwise agreed by the Members.

9.2.14

The Manager shall keep and maintain all required records, make elections, and prepare and file all federal and state tax returns or other required tax forms, and perform the other duties described in Exhibit C.

9.2.15

The Manager shall maintain Equity Accounts for each Member.  Each Member’s Equity Account shall be credited with the value of such Member’s contributions under Sections 3.1.1, 3.1.2, 3.1.3, 3.1.4, 3.2 or 3.3, as applicable, and shall be credited with any additional amounts contributed by such Member to the Company.  Each Member’s Equity Account shall be charged with the cash and the fair market value of property distributed to such Member (net of liabilities assumed by such Member and liabilities to which such distributed property is subject). Contributions and distributions shall include all cash contributions or distributions plus the agreed value (expressed in dollars) of all in-kind contributions or distributions.  Solely for purposes of determining the Equity Account balances of the Members, the Manager shall reasonably estimate the fair market value of all Products distributed to the Members, using published or other generally quoted prices where available, and such estimated value shall be used regardless of the actual amount received by each Member upon disposition of such Products.

9.2.16

The Manager shall keep the Management Committee advised of all Operations by submitting in writing to the members of the Management Committee:  (1) monthly progress reports that include statements of expenditures and comparisons of such expenditures to the adopted Budget; (2) periodic summaries of data acquired; (3) copies of reports concerning Operations; (4) a detailed final report within thirty (30) days after completion of each Program and Budget, which shall include comparisons between actual and budgeted expenditures and comparisons between the objectives and results of Programs; and (5) such other reports as any member of the Management Committee may reasonably request. Subject to Section 13, at all reasonable times the Manager shall provide the Management Committee, or other representative of a Member upon the request of such Member’s member of the Management Committee, access to, and the right to inspect and, at such Member’s cost and expense, copy the Existing Data and all maps, drill logs and other drilling data, core, pulps, reports, surveys, assays, analyses, production reports, operations, technical, accounting and financial records, and other Business Information, to the extent preserved or kept by the Manager. In addition, the Manager shall allow the non-managing Member, at the latter’s sole risk, cost and expense, and subject to reasonable safety regulations, to inspect the Assets and Operations at all reasonable times, so long as the non-managing Member does not unreasonably interfere with Operations.

9.2.17

The Manager shall prepare an Environmental Compliance plan for all Operations consistent with the requirements of any applicable Laws or contractual obligations and shall include in each Program and Budget sufficient funding to implement the Environmental Compliance plan and to satisfy the financial assurance requirements of any applicable Law or contractual obligation pertaining to Environmental Compliance.  To the extent practical, the Environmental Compliance plan shall incorporate concurrent reclamation of Properties disturbed by Operations.

9.2.18

The Manager shall undertake to perform Continuing Obligations when and as economic and appropriate, whether before or after termination of the Company.  The Manager shall have the right to delegate performance of Continuing Obligations to persons having demonstrated skill and experience in relevant disciplines.  As part of each Program and Budget submittal, the Manager shall specify in such Program and Budget the measures to be taken for performance of Continuing Obligations and the cost of such measures.  The Manager shall keep the other Member reasonably informed about the Manager’s efforts to discharge Continuing Obligations.   Authorized representatives of each Member shall have the right from time to time to enter the Properties to inspect work directed toward satisfaction of Continuing Obligations and audit books, records, and related accounts.

9.2.19

The funds that are to be deposited into the Environmental Compliance Fund shall be maintained by the Manager in a separate, interest bearing cash management account, which may include, but is not limited to, money market investments and money market funds, and/or in longer term investments if approved by the Management Committee. Such funds shall be used solely for Environmental Compliance and Continuing Obligations, including the committing of such funds, interests in property, insurance or bond policies, or other security to satisfy Laws regarding financial assurance for the reclamation or restoration of the Properties, and for other Environmental Compliance requirements.

9.2.20

If Ownership Interests are adjusted in accordance with this Agreement the Manager shall modify the Schedule of Members to properly reflect such adjustment and shall propose from time to time one or more methods for fairly allocating costs for Continuing Obligations.

9.2.21

The Manager shall undertake all other activities reasonably necessary to fulfill the foregoing, and to implement the policies, objectives, procedures, methods and actions determined by the Management Committee pursuant to Section 8.

9.3

Standard of Care.  The Manager shall discharge its duties under Section 9.2 and conduct all Operations in a good, workmanlike and efficient manner, in accordance with sound mining and other prevailing applicable industry standards and practices, and in accordance with Laws and with the terms and provisions of leases, licenses, permits, contracts and other agreements pertaining to the Assets.  The Manager shall not be liable to the other Member for any act or omission resulting in damage or loss except to the extent caused by or attributable to the Manager’s willful misconduct or gross negligence.  The Manager shall not be in default of any of its duties under Section 9.2 if its inability or failure to perform results from the failure of the other Member to perform acts or to contribute amounts required of it by this Agreement.

9.4

Resignation; Deemed Offer to Resign.  The Manager may resign upon not less than two (2) months’ prior notice to the other Member, in which case the other Member may elect to become the new Manager by notice to the resigning Member within ten (10) days after the notice of resignation.  If any of the following shall occur, the Manager shall be deemed to have resigned upon the occurrence of the event described in each of the following Sections, with the successor Manager to be appointed by the other Member at a subsequently called meeting of the Management Committee, at which the Manager shall not be entitled to vote.  The other Member, or if there are more than two (2) Members, the Member having the greatest aggregate Ownership Interest, may appoint itself or a third party as the Manager.

9.4.1

The aggregate Ownership Interest of the Manager and its Affiliates becomes less than fifty (50%), or, if there are more than two (2) Members, the aggregate Ownership Interest of the Manager and its Affiliates becomes less than the aggregate Ownership Interest of any other Member and its Affiliates;

9.4.2

The Manager fails to perform a material obligation imposed upon it under this Agreement, including preparation of Programs and Budgets, and such failure continues for a period of sixty (60) days after notice from the other Member demanding performance;

9.4.3

The Manager fails to pay or contest in good faith Company bills and Company debts as such obligations become due;

9.4.4

A receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for a substantial part of its assets is appointed and such appointment is neither made ineffective nor discharged within sixty (60) days after the making thereof, or such appointment is consented to, requested by, or acquiesced to by the Manager;

9.4.5

The Manager commences a voluntary case under any applicable bankruptcy, insolvency or similar law now or hereafter in effect; or consents to the entry of an order for relief in an involuntary case under any such law or to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official of any substantial part of its assets; or makes a general assignment for the benefit of creditors; or takes corporate or other action in furtherance of any of the foregoing; or

9.4.6

Entry is made against the Manager of a judgment, decree or order for relief affecting its ability to serve as Manager or a substantial part of its Ownership Interest or its other assets by a court of competent jurisdiction in an involuntary case commenced under any applicable bankruptcy, insolvency or other similar law of any jurisdiction now or hereafter in effect.

Under Sections 9.4.4, 9.4.5 or 9.4.6 above, the appointment of a successor Manager shall be deemed to pre-date the event causing a deemed resignation.

9.5

Payments To Manager. The Manager shall be compensated for its services and reimbursed for its costs hereunder in accordance with Exhibit B.

9.6

Transactions With Affiliates.  If the Manager engages Affiliates to provide services, it shall do so on terms no less favorable than would be the case in arm’s-length, competitively priced  transactions with unrelated parties.

9.7

Activities During Deadlock.  If the Management Committee for any reason fails to adopt an Exploration, Feasibility Study or Development Program and Budget, the Manager shall continue Operations at levels sufficient to maintain the Properties.  If the Management Committee for any reason fails to adopt an initial Mining Program and Budget or any Expansion or Modification Programs and Budgets, the Manager shall continue Operations at levels sufficient to maintain the then current Operations and Properties.  If the Management Committee for any reason fails to adopt Mining Programs and Budgets subsequent to the initial Mining Program and Budget, subject to the contrary direction of the Management Committee and receipt of necessary funds, the Manager shall continue Operations at levels comparable with the last adopted Mining Program and Budget.  All of the foregoing shall be subject to the contrary direction of the Management Committee and the receipt of necessary funds.

10.

Programs And Budgets.

10.1

Initial Program and Budget.  The Initial Program and Budget to which both Members have agreed is  adopted and is attached as Exhibit G.

10.2

Operations Pursuant to Programs and Budgets.  Except as otherwise provided in Section 3.1.3 and Section 10.10, Operations shall be conducted, expenses shall be incurred, and Assets shall be acquired only pursuant to adopted Programs and Budgets.  Every Program and Budget adopted pursuant to this Agreement shall provide for accrual of reasonably anticipated Environmental Compliance expenses for all Operations contemplated under the Program and Budget.

10.3

Presentation of Programs and Budgets.  Proposed Programs and Budgets shall be prepared by the Manager for a period of one (1) year or any other period as approved by the Management Committee, and shall be submitted to the Management Committee for review and consideration.  All proposed Programs and Budgets may include Exploration, Feasibility Study, Development, Mining and Expansion or Modification Operations components, or any combination thereof, and shall be reviewed and adopted upon a vote of the Management Committee in accordance with Sections 8.2 and 10.4.  Each Program and Budget adopted by the Management Committee, regardless of length, shall be reviewed at least once a year at a meeting of the Management Committee.  During the period encompassed by any Program and Budget, and at least two (2) months prior to its expiration, a proposed Program and Budget for the succeeding period shall be prepared by the Manager and submitted to the Management Committee for review and consideration.

10.4

Review and Adoption of Proposed Programs and Budgets.  Within thirty (30) days after submission of a proposed Program and Budget, each Member shall submit in writing to the Management Committee:

10.4.1

Notice that the Member approves any or all of the components of the proposed Program and Budget; or

10.4.2

Modifications proposed by the Member to the components of the proposed Program and Budget; or

10.4.3

Notice that the Member rejects any or all of the components of the proposed Program and Budget.

If a Member fails to give any of the foregoing responses within the allotted time, the failure shall be deemed to be a vote by the Member for adoption of the Manager’s proposed Program and Budget.  If a Member makes a timely submission to the Management Committee pursuant to Sections 10.4.1, 10.4.2, or 10.4.3, then the Manager working with the other Member shall seek for a period of time not to exceed twenty (20) days to develop a complete Program and Budget acceptable to both Members.  The Manager shall then call a Management Committee meeting in accordance with Section 8.3 for purposes of reviewing and voting upon the proposed Program and Budget, as it may have been modified pursuant to this paragraph.

10.5

Election to Participate.

10.5.1

By notice to the Management Committee within twenty (20) calendar days after the final vote adopting a Program and Budget, and notwithstanding its vote concerning adoption of a Program and Budget, a Member may elect to participate in the approved Program and Budget:  (1) in proportion to its respective Ownership Interest; (2) in some lesser amount than its respective Ownership Interest; or (3) not at all. In case of an election under Section 10.5.1(2) or 10.5.1(3), its Ownership Interest shall be recalculated as provided in Section 10.5.2 below, with dilution effective as of the first day of the Program Period for the adopted Program and Budget.  If a Member fails to so notify the Management Committee of the extent to which it elects to participate, the Member shall be deemed to have elected to contribute to such Program and Budget in proportion to its respective Ownership Interest as of the beginning of the Program Period.

10.5.2

If a Member elects to contribute to an adopted Program and Budget some lesser amount than in proportion to its respective Ownership Interest, or not at all, and the other Member elects to fund all or any portion of the deficiency, the Ownership Interest of the Reduced Member shall be provisionally recalculated by dividing:  (1) the sum of (a) the amount credited to the Reduced Member’s Equity Account with respect to its Initial Contribution under Section 3.1 or 3.2, as applicable; (b) the total of all of the Reduced Member’s contributions to the Company under Section 10.5.1 or otherwise pursuant to this Agreement; and (c) the amount, if any, the Reduced Member elects to contribute to the adopted current Program and Budget; by (2) the sum of (a), (b) and (c) above for both Members; and then multiplying the result by one hundred; or

The Ownership Interest of the other Member shall be increased by the amount of the reduction in the Ownership Interest of the Reduced Member, and if the other Member elects not to fund the entire deficiency, the Manager shall adjust the Program and Budget to reflect the funds available.

10.5.3

Whenever the Ownership Interests are recalculated pursuant to this Section, (1) the Equity Accounts of both Members shall be revised to bear the same ratio to each other as their recalculated Ownership Interests; (2) the Schedule of Members shall be amended to reflect the recalculated Ownership Interests; and (3) the portion of Capital Account attributable to the reduced Ownership Interest of the Reduced Member shall be transferred to the other Member.

10.6

Recalculation or Restoration of Reduced Interest Based on Actual Expenditures.  If a Member makes an election under Section 10.5.1.2 or 10.5.1.3, then:

10.6.1

Within thirty (30) days after the conclusion of such Program and Budget, the Manager shall report the total amount of money expended plus the total obligations incurred by the Manager for such Budget.

10.6.2

If the Manager expended or incurred obligations that were more or less than the adopted Budget, the Ownership Interests shall be recalculated pursuant to Section 10.5.2 by substituting each Member’s actual contribution to the adopted Budget for that Member’s estimated contribution at the time of the Reduced Member’s election under Section 10.5.1.

10.6.3

If the Manager expended or incurred obligations of less than eighty percent (80%) of the adopted Budget, within thirty (30) days of receiving the Manager’s report on expenditures, the Reduced Member may notify the other Member of its election to reimburse the other Member for the difference between any amount contributed by the Reduced Member to such adopted Program and Budget and the Reduced Member’s proportionate share (at the Reduced Member’s former Ownership Interest) of the actual amount expended or incurred for the Program, plus interest on the difference accruing at the rate described in Section 11.3 plus two (2) percentage points.  The Reduced Member shall deliver the appropriate amount (including interest) to the other Member with such notice.  Failure of the Reduced Member to so notify and tender such amount shall result in dilution occurring in accordance with this Section 10 and shall bar the Reduced Member from its rights under this Section 10.6.3 concerning the relevant adopted Program and Budget.

10.6.4

All recalculations under this Section shall be effective as of the first day of the Program Period for the Program and Budget.  The Manager, on behalf of both Members, shall make such reimbursements, reallocations of Products, contributions and other adjustments as are necessary so that, to the extent possible, each Member will be placed in the position it would have been in had its Ownership Interests as recalculated under this Section been in effect throughout the Program Period for such Program and Budget.

10.6.5

Whenever the Ownership Interests are recalculated pursuant to this Section, (1) the Members’ Equity Accounts shall be revised to bear the same ratio to each other as their Recalculated Ownership Interests; (2) the Schedule of Members shall be amended to reflect the recalculated Ownership Interests; and (3) the Capital Accounts of the Members shall be determined without regard to Section 10.5.3, provided, that the portion of Capital Account attributable to the reduced Ownership Interest of the Reduced Member, if any, after taking into account the adjustments required by this Section 10.6 shall be transferred to the other Member.

10.7

Programs and Budgets for Feasibility Study.  Within thirty (30) days following the Management Committee’s approval of the performance of a Feasibility Study, the Manager shall submit to the Management Committee a Program and a Budget, which shall include necessary Operations, for the preparation of a Feasibility Study.  A Feasibility Study may be prepared by the Manager, Feasibility Contractors, or both, or may be prepared by the Manager and audited by Feasibility Contractors, as the Management Committee determines.

10.8

Development Programs and Budgets; Project Financing.

10.8.1

Unless otherwise determined by the Management Committee, the Manager shall not submit to the Management Committee a Program and Budget including Development of the mine described in a completed Feasibility Study until thirty (30) days following the receipt by Manager of the Feasibility Study.  The Program and Budget, which includes Development of the mine described in the completed Feasibility Study, shall be based on the estimated cost of Development described in the Feasibility Study for the Approved Alternative, unless otherwise directed by the Management Committee.

10.8.2

Promptly following adoption of the Program and Budget, which includes Development as described in a completed Feasibility Study, but in no event more than sixty (60) days thereafter, the Manager shall submit to the Management Committee a report on material bids received for Development work (“Bid Report”).  If bids described in the Bid Report result in the aggregate cost of Development work exceeding the Development cost estimates that formed the basis of the Development component of the adopted Program and Budget by twenty percent (20%) or more, the Program and Budget, which includes relevant Development, shall be deemed to have been re-submitted to the Management Committee based on the aggregate costs as described in the Bid Report on the date of receipt of the Bid Report and shall be reviewed and adopted in accordance with Sections 8.2 and 10.4.

10.8.3

If the Management Committee approves the Development of the mine described in a Feasibility Study and also decides to seek Project Financing for such mine, each Member shall, at its own cost, cooperate in seeking to obtain Project Financing for such mine; provided, however, that all fees, charges and costs (including attorneys and technical consultants fees) paid to the Project Financing lenders shall be borne by the Members in proportion to their Ownership Interests, unless such fees are capitalized as a part of the Project Financing.

10.9

Expansion or Modification Programs and Budgets.  Any Program and Budget proposed by the Manager involving Expansion or Modification shall be based on a Feasibility Study prepared by the Manager, Feasibility Contractors, or both, or prepared by the Manager and audited by Feasibility Contractors, as the Management Committee determines.  The Program and Budget, which include Expansion or Modification, shall be submitted for review and approval by the Management Committee within thirty (30) days following receipt by the Manager of such Feasibility Study.

10.10

Budget Overruns; Program Changes.  For Programs and Budgets adopted after completion of Electrum’s Initial Contribution, the Manager shall immediately notify the Management Committee of any material departure from an adopted Program and Budget.  If the Manager exceeds an adopted Budget by more than ten percent (10%) in the aggregate, then the excess over ten percent (10%), unless authorized or ratified by the Management Committee, shall be for the sole account of the Manager and such excess shall not be included in the calculations of the Ownership Interests nor deemed a contribution under this Agreement.  Budget overruns of ten percent (10%) or less in the aggregate shall be borne by the Members in proportion to their respective Ownership Interests.

11.

Accounts and Settlements.

11.1

Monthly Statements.  The Manager shall promptly submit to the Management Committee monthly statements of account reflecting in reasonable detail the charges and credits to the Business Account during the preceding month.

11.2

Cash Calls.  On the basis of each adopted Program and Budget, the Manager shall submit prior to the last day of each month a billing for estimated cash requirements for the next month.  Within ten (10) days after receipt of each billing, each Member shall advance its proportionate share of such cash requirements.  The Manager shall record all funds received in the Business Account.  The Manager shall at all times maintain a cash balance approximately equal to the rate of disbursement for up to thirty (30) days.  All funds in excess of immediate cash requirements shall be invested by the Manager for the benefit of the Company in cash management accounts and investments selected at the discretion of the Manager, which accounts may include, but are not limited to, money market investments and money market funds.

11.3

Failure to Meet Cash Calls.  A Member that fails to meet cash calls in the amount and at the times specified in Section 11.2 shall be in default, and the amounts of the defaulted cash call shall bear interest from the date due at an annual rate equal to two (2) percentage points over the Prime Rate, but in no event shall the rate of interest exceed the maximum permitted by Law.  Such interest shall accrue to the benefit of and be payable to the non-defaulting Member, but shall not be deemed as amounts contributed by the defaulting Member in the event dilution occurs in accordance with Section 4.2.3.  In addition to any other rights and remedies available to it by Law, the non-defaulting Member shall have those other rights, remedies, and elections specified in Sections 11.4 and 11.5.

11.4

Cover Payment.  If a Member defaults in making a contribution or cash call required by an adopted Program and Budget, the non-defaulting Member may, but shall not be obligated to, advance some portion or all of the amount in default on behalf of the defaulting Member (a “Cover Payment”).  Each and every Cover Payment shall constitute a demand loan bearing interest from the date of the advance at the rate provided in Section 11.3.  If more than one Cover Payment is made, the Cover Payments shall be aggregated and the rights and remedies pertaining to an individual Cover Payment shall apply to the aggregated Cover Payments.  The failure to repay such loan upon demand shall be a default.

11.5

Remedies.  The Members acknowledge that if either Member defaults in making a contribution required by Section 3 or a cash call, or in repaying a loan, as required under Sections 11.2, 11.3 or 11.4, whether or not a Cover Payment is made, it will be difficult to measure the damages resulting from such default (it being  understood and agreed that the Members have attempted to determine such damages in advance and determined that the calculation of such damages cannot be ascertained with reasonable certainty).  Both Members acknowledge and recognize that the damage to the non-defaulting Member could be significant. In the event of such default, as reasonable liquidated damages, the non-defaulting Member may, with respect to any such default not cured within thirty (30) days after notice to the defaulting Member of such default, elect any of the following remedies by giving notice to the defaulting Member.  Such election may be made with respect to each failure to meet a cash call relating to a Program and Budget, regardless of the frequency of such cash calls, provided such cash calls are made in accordance with Section 11.2.

11.5.1

The defaulting Member grants to the non-defaulting Member a power of sale as to all or any portion of its Ownership Interest or of its interest in any Assets, upon a default under Sections 11.3 or 11.4.  Such power shall be exercised in the manner provided by applicable Law or otherwise in a commercially reasonable manner and upon reasonable notice.  If the non-defaulting Member elects to enforce the lien or security interest pursuant to the terms of this Section, the defaulting Member shall be deemed to have waived any available right of redemption, any required valuation or appraisal of the secured property prior to sale, any available right to stay execution or to require a marshaling of assets, and any required bond in the event a receiver is appointed, and the defaulting Member shall be liable for any deficiency.

11.5.2

The non-defaulting Member may elect to have the defaulting Member’s Ownership Interest diluted or eliminated as follows:

11.5.2.1

The Reduced Member’s Ownership Interest shall be recalculated by dividing:  (X) the sum of (1) the value of the Reduced Member’s Initial Contribution under Section 3.1 or 3.2, as applicable; (2) the total of all of the Reduced Member’s contributions to the Company under Section 10.5.1 or otherwise pursuant to this Agreement; and (3) the amount, if any, the Reduced Member contributed to the adopted current Program and Budget with respect to which the default occurred; by (Y) the sum of (1), (2) and (3) above for both Members; and then multiplying the result by one and one-quarter (1.25).  The Ownership Interest of the other Member shall be increased by the amount of the reduction in the Ownership Interest of the Reduced Member, including the further reduction under this Section 11.5.2.

11.5.2.2

For a default relating to a Program and Budget covering in whole or in part Development or Mining, at the non-defaulting Member’s election, the defaulting Member shall be deemed to have withdrawn and to have automatically relinquished its interest in the Assets to the non-defaulting Member; provided, however, the defaulting Member shall have the right to receive only from one percent (1%) of Net Profits, if any, and not from any other source, an amount equal to ninety percent (90%) of the defaulting Member’s Equity Account balance at the time of such default.  Upon receipt of such amount the defaulting Member shall thereafter have no further right, title or interest in the Assets.

11.5.2.3

Dilution under this Section 11.5.2 shall be effective as of the date of the original default, and Section 10.6 shall not apply.  The amount of any Cover Payment under Section 11.4 and interest, or any interest accrued in accordance with Section 11.3, shall be deemed to be amounts contributed by the non-defaulting Member, and not as amounts contributed by the defaulting Member.

11.5.2.4

Whenever the Ownership Interests are recalculated pursuant to this Section 11.5.2, (1) the Equity Accounts of both Members shall be adjusted to bear the same ratio to each other as their recalculated Ownership Interests; and (2) the portion of Capital Account attributable to the reduced Ownership Interest of the Reduced Member shall be transferred to the other Member.

11.6

Audits.

11.6.1

Within one hundred eighty (180) days after the end of each calendar year, at the request of a Member, an audit shall be completed by certified public accountants selected by, and independent of, the Manager.  The audit shall be conducted in accordance with generally accepted auditing standards and shall cover all books and records maintained by the Manager pursuant to this Agreement, all Assets and Encumbrances, and all transactions and Operations conducted during such calendar year, including production and inventory records and all costs for which the Manager sought reimbursement under this Agreement, together with all other matters customarily included in such audits.  All written exceptions to and claims upon the Manager for discrepancies disclosed by such audit shall be made not more than three (3) months after receipt of the audit report, unless either Member elects to conduct an independent audit pursuant to Section 11.6.2 which is ongoing at the end of such three (3) month period, in which case such exceptions and claims may be made within the period provided in Section 11.6.2. Failure to make any such exception or claim within such period shall mean the audit is deemed to be correct and binding upon the Members.  The cost of all audits under this Section shall be charged to the Business Account.

11.6.2

Notwithstanding the annual audit conducted by certified public accountants selected by the Manager, each Member shall have the right to have an independent audit of all Company books, records and accounts, including all charges to the Business Account.  This audit shall review all issues raised by the requesting Member, with all costs borne by the requesting Member.  The requesting Member shall give the other Member ten (10) days prior notice of such audit.  Any audit conducted on behalf of either Member shall be made during the Manager’s normal business hours and shall not interfere with Operations.  Neither Member shall have the right to audit records and accounts of the Company relating to transactions or Operations more than twenty-four (24) months after the calendar year during which such transactions, or transactions related to such Operations, were charged to the Business Account. All written exceptions to and claims upon the Manager for discrepancies disclosed by such audit shall be made not more than three (3) months after completion and delivery of such audit, or they shall be deemed waived.

12.

Properties.

12.1

Royalties, Production Taxes and Other Payments Based on Production.  All required payments of production royalties, taxes based on production of Products, and other payments out of production to private parties and governmental entities (herein, a “”third party”), shall be determined and made by the Company in a timely manner and otherwise in accordance with applicable laws and agreements.  The Manager shall furnish to the Members evidence of timely payment for all such required payments.  In the event the Company fails to make any such required payment, any Member shall have the right to make such payment and shall thereby become subrogated to the rights of such third party; provided, however, that the making of any such payment on behalf of the Company shall not constitute acceptance by the paying Member of any liability to such third party for the underlying obligation.

12.2

Abandonment and Surrender.  Either Member may request the Management Committee to authorize the Manager to surrender or abandon part or all of the Properties.  At the option of the other Member, the Company shall assign to the objecting Member or such other Person as the objecting Member specifies, by special warranty deed and without cost to the objecting Member, all of the Company’s interest in the Properties sought to be abandoned or surrendered, free and clear of all Encumbrances created by, through or under the Company other than those to which both Members have agreed. Upon the assignment, such properties shall cease to be part of the Properties, and shall also be excluded from the Area of Interest.

13.

Confidentiality, Ownership, Use and Disclosure of Information.

13.1

Business Information.  All Business Information shall be owned jointly by the Members as their Ownership Interests are determined pursuant to this Agreement.  Both before and after the termination of the Company, all Business Information may be used by either Member for any purpose, whether or not competitive with the Business, without consulting with, or obligation to, the other Member.  Except as provided in Sections 13.3 and 13.4, or with the prior written consent of the other Member, each Member shall keep confidential and not disclose to any third party or the public any portion of the Business Information that constitutes Confidential Information.

13.2

Member Information.  In performing its obligations under this Agreement, neither Member shall be obligated to disclose any Member Information.  If a Member elects to disclose Member Information in performing its obligations under this Agreement, such Member Information, together with all improvements, enhancements, refinements and incremental additions to such Member Information that are developed, conceived, originated or obtained by either Member in performing its obligation under this Agreement (“Enhancements”), shall be owned exclusively by the Member that originally developed, conceived, originated or obtained such Member Information.  Each Member may use and enjoy the benefits of such Member Information and Enhancements in the conduct of the Business hereunder, but the Member that did not originally develop, conceive, originate or obtain such Member Information may not use such Member Information and Enhancements for any other purpose.  Except as provided in Section 13.4, or with the prior written consent of the other Member, which consent may be withheld in such Member’s sole discretion, each Member shall keep confidential and not disclose to any third party or the public any portion of Member Information and Enhancements owned by the other Member that constitutes Confidential Information.

13.3

Permitted Disclosure of Confidential Business Information.  Either Member may disclose Business Information that is Confidential Information:  (1) to a Member’s officers, directors, partners, members, employees, Affiliates, shareholders, agents, attorneys, accountants, consultants, contractors, subcontractors or advisors, for the sole purpose of such Member’s performance of its obligations under this Agreement; (2) to any party to whom the disclosing Member contemplates a Transfer of all or any part of its Ownership Interest, for the sole purpose of evaluating the proposed Transfer; (3) to any actual or potential lender, underwriter or investor for the sole purpose of evaluating whether to make a loan to or investment in the disclosing Member; or (4) to a third party with whom the disclosing Member contemplates any independent business activity or operation.

The Member disclosing Confidential Information pursuant to this Section 13.3, shall disclose such Confidential Information to only those parties that have a bona fide need to have access to such Confidential Information for the purpose for which disclosure to such parties is permitted under this Section 13.3 and that have agreed in writing supplied to, and enforceable by, the other Member to protect the Confidential Information from further disclosure, to use such Confidential Information solely for such purpose and to otherwise be bound by the provisions of this Section 13.  Such writing shall not preclude parties described in Section 13.3.2 from discussing and completing a Transfer with the other Member.  The Member disclosing Confidential Information shall be responsible and liable for any use or disclosure of the Confidential Information by such parties in violation of this Agreement and such other writing.

13.4

Disclosure Required By Law.  Notwithstanding anything contained in this Section, a Member may disclose any Confidential Information if, in the opinion of the disclosing Member’s legal counsel:  (1) such disclosure is legally required to be made in a judicial, administrative or governmental proceeding pursuant to a valid subpoena or other applicable order; or (2) such disclosure is legally required to be made pursuant to the rules or regulations of any regulatory agency or body or a stock exchange or similar trading market applicable to the disclosing Member.

Prior to any disclosure of Confidential Information under this Section 13.4, the disclosing Member shall give the other Member at least twenty-four (24) hours prior written notice of the contemplated disclosure and, if time permits, the opportunity to comment upon the disclosure and to make its own disclosure.  In making any such disclosure, the disclosing Member shall disclose only that portion of Confidential Information required to be disclosed and shall take all reasonable efforts to preserve the confidentiality thereof, including, without limitation, obtaining protective orders and supporting the other Member in intervention in any such proceeding.

13.5

Public Announcements.  Prior to making or issuing any press release or other public announcement or disclosure of Business Information that is not Confidential Information, a Member shall first consult with the other Member as to the content and timing of such announcement or disclosure, unless in the good faith judgment of such Member, there is not sufficient time to consult with the other Member before such announcement or disclosure must be made under applicable Laws; but in such event, the disclosing Member shall notify the other Member, as soon as possible, of the pendency of such announcement or disclosure, and it shall notify the other Member before such announcement or disclosure is made if at all reasonably possible.  Any press release or other public announcement or disclosure to be issued by either Member relating to this Business shall also identify the other Member.

14.

Resignation and Dissolution.

14.1

Events of Dissolution.  The Company shall be dissolved upon the occurrence of any of the following:

14.1.1

Upon expiration of term of this Agreement in accordance with Section 2.5;

14.1.2

Upon the unanimous written agreement of the Members;

14.1.3

At the election of either Member upon sixty (60) days notice of termination to the other Member, if the Management Committee fails to adopt a Program and Budget for six (6) months after the expiration of the latest adopted Program and Budget;

14.1.4

Upon the resignation of a Member and the election of the non-resigning Member to resign pursuant to Section 14.2 or upon the bankruptcy, insolvency, dissolution or assignment for the benefit of creditors of a Member; or

14.1.5

As otherwise provided by the Act.

14.2

Resignation.  A Member may elect to resign from the Company by giving notice to the other Member of the effective date of resignation, which shall be the later of the end of the then current Program Period or thirty (30) days after the date of the notice.  Upon resignation by a Member, the resigning Member shall be deemed to have transferred to the remaining Member all of its Ownership Interest, including all of its interest in the Assets and its Capital Account, without cost and free and clear of all Encumbrances arising by, through or under such resigning Member, except those described in Section 1.1 of Exhibit A and those to which both Members have agreed.  The resigning Member shall execute and deliver all instruments as may be necessary in the reasonable judgment of the other Member to effect the transfer of its interests in the Company and the Assets to the other Member.  A resigning Member shall have no right to receive the fair value of his Ownership Interest pursuant to the Act.  If within a sixty (60) day period both Members elect to withdraw, then the Company shall instead be deemed to have been dissolved by the written agreement of the Members pursuant to Section 14.1.2.

14.3

Disposition of Assets on Dissolution.  Promptly after dissolution under Section 14.1, the Manager shall take all action necessary to wind up the activities of the Company, in accordance with Exhibit C.  All costs and expenses incurred in connection with the dissolution of the Company shall be expenses chargeable to the Business Account.

14.4

Filing of Articles of Dissolution.  Upon completion of the winding up of the affairs of the Company, the Manager shall promptly file Articles of Dissolution with the Office of the Secretary of State of the State of Nevada.  If the Manager has caused the dissolution of the Company, whether voluntarily or involuntarily, then a person selected by a majority vote of the Members to wind up the affairs of the Company shall file the Articles of Dissolution.

14.5

Right to Data After Dissolution.  After dissolution of the Company pursuant to Sections 14.1.1, 14.1.2, 14.1.3, or 14.1.5, each Member shall be entitled to make copies of all applicable information acquired hereunder before the effective date of termination not previously furnished to it, but a bankrupt or resigning Member causing a dissolution of the Company pursuant to Section 14.1.4 shall not be entitled to any such copies.

14.6

Continuing Authority.  On dissolution of the Company under Section 14.1, or the deemed resignation of either Member pursuant to Sections 4.1 or 11.5, the Member that was the Manager prior to such dissolution (or the other Member in the event of a resignation by the Manager) shall have the power and authority to do all things on behalf of both Members that are reasonably necessary or convenient to:  (1) wind up Operations and (2) complete any transaction and satisfy any obligation, unfinished or unsatisfied, at the time of such termination or resignation, if the transaction or obligation arises out of Operations prior to such termination or resignation.  The Manager shall have the power and authority to grant or receive extensions of time or change the method of payment of an already existing liability or obligation, prosecute and defend actions on behalf of the Company and either or both Members, encumber Assets, and take any other reasonable action in any matter with respect to which the former Members continue to have, or appear or are alleged to have, a common interest or a common liability.

15.

Acquisitions Within Area of Interest

15.1

General.  Any interest or right to acquire any interest in real property within the Area of Interest acquired during the term of this Agreement by or on behalf of a Member or any Affiliate of a Member shall be subject to the terms and provisions of this Agreement.  Either the Company or the non-acquiring Member shall have the right to enforce this Article 15.

15.2

Notice to Nonacquiring Member.  Within 15 days after the acquisition of any interest or the right to acquire any interest in real property wholly or partially within the Area of Interest (except real property acquired by the Manager pursuant to a Program), the acquiring Member shall notify the other Member of such acquisition.  The acquiring Member's notice shall describe in detail the acquisition, the lands and minerals covered thereby, the cost thereof, and the reasons why the acquiring Member believes that the acquisition of the interest is in the best interests of the Members and the Company under this Agreement.  In addition to such notice, the acquiring Member shall make any and all information concerning the acquired interest available for inspection by the other Member.

15.3

Option Exercised.  If, within 30 days after receiving the acquiring Member's notice, the other Member notifies the acquiring Member of its election to accept a proportionate interest in the acquired interest equal to its Ownership Interest, the acquiring Member shall convey to the other Member, by special warranty deed, such a proportionate undivided interest therein and all Members shall thereupon contribute the interest by special warranty deed to the Company.  The acquired interest shall become a part of the Properties for all purposes of this Agreement immediately upon the notice of such other Member's election to accept the proportionate interest therein.  Such other Member shall promptly pay to the acquiring Member its proportionate share of the latter's actual out of pocket acquisition costs.

15.4

15.5

Option Not Exercised.  If the other Member does not give such notice within the 30-day period set forth in Section 15.3, it shall have no interest in the acquired interest, and the acquired interest shall not be a part of the Properties or be subject to this Agreement.

16.

Disputes.

16.1

Governing Law.  This Agreement shall be governed by and interpreted in accordance with the laws of the State of Nevada, without regard for any conflict of laws or choice of laws principles that would permit or require the application of the laws of any other jurisdiction.

16.2

Forum Selection.  Subject to Section 16.3, any action or proceeding concerning the construction, enforcement or interpretation of the terms of this Agreement or any claim or dispute between the parties shall be commenced and heard in the Second Judicial District Court of the State of Nevada, in and for the County of Washoe, Reno, Nevada.  Each Member agrees and submits to the jurisdiction of and venue in the Second Judicial District Court.

16.3

Dispute Resolution.  If a dispute arises from this Agreement or the performance or breach of this Agreement, the parties agree to use the procedures prescribed in this Section.  A meeting shall be held promptly between the parties, attended by individuals with decision-making authority regarding the dispute, to attempt in good faith to negotiate a resolution of the dispute.  If the parties do not meet within ten (10) days following a party’s delivery of notice of the dispute or if following the parties’ timely meeting the dispute is not resolved, the parties may agree at that time to submit the dispute to mediation in accordance with the Commercial Mediation Rules of the American Arbitration Association, in which case the parties will jointly appoint a mutually acceptable mediator and, if the parties are unable to agree upon an appointment within ten (10) days from the conclusion of the negotiations, to seek the assistance of the American Arbitration Association for the appointment of a mediator.  If all parties do not agree to mediate or if the parties are not successful in resolving the dispute through mediation, the dispute shall be settled by arbitration in accordance with this Section.  Either party may initiate the arbitration procedure by delivering a demand for arbitration to the other party.  The arbitration shall be conducted in accordance with Chapter 38 of the Nevada Revised Statutes and, as applicable, the Commercial Arbitration Rules of the American Arbitration Association.  If any arbitration, legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or substantially prevailing Member shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action, arbitration or proceeding (excluding any attorneys’ fees or costs incurred in mediation), in addition to any other relief to which it or they may be entitled.

17.

General Provisions.

17.1

Notices.  All notices, payments and other required or permitted communications (“Notices”) to either Member shall be in writing, and shall be addressed respectively as follows:

If to AIVN:

American International Ventures, Inc.

[insert current address]

and copy to:

[insert current address]

If to Electrum:

Electrum Resources LLC

[insert current address]

and copy to:

[insert current address]

All Notices shall be given (1) by personal delivery to the Member; (2) by electronic communication, capable of producing a printed transmission and evidence of its successful transmission to the recipient; (3) by registered or certified mail return receipt requested; or (4) by overnight or other express courier service.  All Notices shall be effective and shall be deemed given on the date of receipt at the principal address if received during normal business hours, and, if not received during normal business hours, on the next business day following receipt, or if by electronic communication, on the date of such communication.  Either Member may change its address by Notice to the other Member.

17.2

Gender.  The singular shall include the plural, and the plural the singular wherever the context so requires, and the masculine, the feminine, and the neuter genders shall be mutually inclusive.

17.3

Currency.  All references to “dollars” or “$” shall mean lawful currency of the United States of America.

17.4

Headings.  The subject headings of the Sections and Sections of this Agreement and Exhibits to this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

17.5

Waiver. The failure of either Member to insist on the strict performance of any provision of this Agreement or to exercise any right, power or remedy upon a breach hereof shall not constitute a waiver of any provision of this Agreement or limit such Member’s right thereafter to enforce any provision or exercise any right.

17.6

Modification.  No modification of this Agreement shall be valid unless made in writing and duly executed by both Members.

17.7

Force Majeure.  Except for the obligation to make payments when due hereunder, the obligations of a Member shall be suspended to the extent and for the period that performance is prevented by any cause, whether foreseeable or unforeseeable, beyond its reasonable control, including, without limitation, labor disputes (however arising and whether or not employee demands are reasonable or within the power of the Member to grant); acts of God; Laws, instructions or requests of any government or governmental entity; judgments or orders of any court; inability to obtain on reasonably acceptable terms any public or private license, permit or other authorization; curtailment or suspension of activities to remedy or avoid an actual or alleged, present or prospective violation of Environmental Laws; action or inaction by any federal, state or local agency that delays or prevents the issuance or granting of any approval or authorization required to conduct Operations beyond the reasonable expectations of the Member seeking the approval or authorization (including, without limitation, a failure to complete any review and analysis required by the National Environmental Policy Act or any similar state law within six (6) months of initiation of that process); acts of war or conditions arising out of or attributable to war, whether declared or undeclared; terrorism, riot, civil strife, insurrection or rebellion; fire, explosion, earthquake, storm, flood, sink holes, drought or other adverse weather condition not normally encountered in the vicinity of the Properties; delay or failure by suppliers or transporters of materials, parts, supplies, services or equipment or by contractors’ or subcontractors’ shortage of, or inability to obtain, labor, transportation, materials, machinery, equipment, supplies, utilities or services; accidents; breakdown of equipment, machinery or facilities; actions by native rights groups, environmental groups, or other similar special interest groups; or any other cause whether similar or dissimilar to the foregoing.  The affected Member shall promptly give notice to the other Member of the suspension of performance, stating therein the nature of the suspension, the reasons therefor, and the expected duration thereof.  The affected Member shall resume performance as soon as reasonably possible.  During the period of suspension the obligations of both Members to advance funds pursuant to Section 11.2 shall be reduced to levels consistent with then current Operations.

17.8

Rule Against Perpetuities.  The Members do not intend that there shall be any violation of the Rule Against Perpetuities, the Rule Against Unreasonable Restraints on the Alienation of Property, or any similar rule.  Accordingly, if any right or option to acquire any interest in the Properties, in an Ownership Interest, in the Assets, or in any real property exists under this Agreement, such right or option must be exercised, if at all, so as to vest such interest within time periods permitted by applicable rules.  If, however, any such violation should inadvertently occur, the Members agree that a court shall reform that provision in such a way as to approximate most closely the intent of the Members within the limits permissible under such rules.

17.9

Further Assurances.  Each of the Members shall take, from time to time and without additional consideration, such further actions and execute such additional instruments as may be reasonably necessary or convenient to implement and carry out the intent and purpose of this Agreement or as may be reasonably required by lenders in connection with Project Financing.

17.10

Entire Agreement; Successors and Assigns.  This Agreement contains the entire understanding of the Members and supersedes all prior agreements and understandings between the Members relating to the subject matter hereof.  This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the Members.

17.11

Counterparts.  This Agreement may be executed in any number of counterparts, and it shall not be necessary that the signatures of both Members be contained on any counterpart.  Each counterpart shall be deemed an original, but all counterparts together shall constitute one and the same instrument.

The parties hereto have executed this Agreement as of the Effective Date.

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LLC Operating Agreement

American International Ventures, Inc.

By

Title:

Electrum Resources LLC

By

Title:

Exhibit A

Bruner Project LLC

Operating Agreement

Assets and Area of Interest

1.1

Properties and Title Exceptions.

a.

Unpatented mining claims.  See attached list.

b.

Underlying agreements.  See attachments

1.2

Data.  See attached list.

1.3

Area of Interest.  See attached map

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